The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, ISSUED MAY ___, 2003
PROSPECTUS SUPPLEMENT DATED MAY __, 2003      (TO PROSPECTUS DATED MAY 12, 2003)

                           DVI RECEIVABLES XIX, L.L.C.
                                    (ISSUER)
     DVI FINANCIAL SERVICES INC.                      DVI RECEIVABLES CORP. VIII
             (SERVICER)                                    (OWNER OF ISSUER)

     OUR PUBLICLY OFFERED NOTES
The underwriters will publicly offer the notes at the following prices:

------------------------------------------------------------------------------------------------------------------------------------
                   CLASS        CLASS       CLASS     CLASS      CLASS     CLASS    CLASS      CLASS     CLASS      CLASS      CLASS
                    A-1          A-2A       A-2B       A-3A      A-3B       B-1      B-2        C-1       C-2       D-1         D-2
                   NOTES        NOTES       NOTES     NOTES      NOTES     NOTES    NOTES      NOTES     NOTES      NOTES      NOTES
                -----------   -------------------    -----------------    ----------------    ----------------     -----------------
Principal       $71,810,000       $52,200,000          $259,500,000         $16,920,000         $14,660,000           $11,280,000
Amount*

Interest Rate                 one-month              one-month            one-month           one-month             one-month
                              LIBOR                  LIBOR                LIBOR               LIBOR                 LIBOR
                  _____%      plus ___%     _____%   plus ___%   ____%    plus ___%  ____%    plus ___%   ____%     plus ___%  ____%

Price to public

Underwriting
discount and
placement fee

Proceeds to
issuer
------------------------------------------------------------------------------------------------------------------------------------

  * Estimated using a discount rate of 4.70%. Depending upon investor demand, up to the entire principal amount of a class of notes may be allocated to either the fixed of floating interest rate subclass of those notes.

We will pay $[   ] as a commission and placement fee to all of the underwriters
and placement agent. We will receive $[   ] as our total proceeds before
deducting our expenses (that we estimate to be $500,000).

The underwriters will offer the class A-1 notes, the class A-2 notes, the class A-3 notes, the class B notes, the class C notes and the class D notes to the public at the offering price listed on this cover page. You should read "PLAN OF DISTRIBUTION" on page S-138 of this prospectus supplement for further information.

________________________________    THE CREDIT ENHANCEMENT FOR THE NOTES

CONSIDER CAREFULLY THE RISK         o      THE RETAINED INTEREST
FACTORS BEGINNING ON PAGE S 8 OF
THIS PROSPECTUS SUPPLEMENT AND      Each note must receive its full payment of
PAGE 1 OF THE PROSPECTUS.           all principal and interest before we receive
                                    and retain any principal from the decline in
The notes will represent debt       the aggregate discounted contract balance.
obligations of the issuer only.
                                    o      THE SUBORDINATED NOTES
This prospectus supplement may
be used to offer and sell the       We pay no interest on any subordinated note
publicly offered notes only if      unless and until payments, (including swap
accompanied by the prospectus.      termination payments) due to the swap
________________________________    counterparty and the interest, on each
                                    senior class of notes are paid first.
                                    Typically, we pay no principal on any
                                    subordinated note unless and until payments
                                    (including swap termination payments) due to the swap counterparty and the principal on each senior class of notes is paid in full.

                                    o      THE RESERVE ACCOUNT

                                    We will fund a reserve fund that can be used to pay certain shortfalls in payments on all of the notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              _____________________
MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
                                                   [NOMURA LOGO GRAPHIC OMITTED]
                       (underwriters of the class A notes)
MERRILL LYNCH & CO.                               BANC OF AMERICA SECURITIES LLC
  (underwriters of the class B notes, the class C notes and the class D notes)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary of Prospectus Supplement...............................................1
Risk Factors...................................................................8
Location of Glossary..........................................................20
DVI Financial Services Inc....................................................21
General.......................................................................21
Underwriting Criteria.........................................................22
Portfolio Monitoring and Credit Collections...................................26
Delinquency Experience........................................................26
Loss Experience...............................................................27
Summary of Significant Accounting Policies....................................28
The Servicer..................................................................29
Servicing Obligations and Procedures..........................................29
Servicing Compensation and Payment of Expenses................................32
Evidence of Compliance by Servicer............................................34
Other Servicing Procedures....................................................34
Resignation/Removal of the Servicer...........................................35
Voluntary Termination of Servicer Duties......................................35
DVI Receivables Corp. VIII....................................................35
DVI Receivables Corp. XIX.....................................................37
Other Intermediate Special Purpose Companies..................................37
Warehouse Issuers.............................................................38
The Issuer....................................................................38
The Trustee...................................................................39
The Initial Interest Rate Swap Counterparty...................................40
The Contracts.................................................................42
Statistical Information for the Contracts.....................................47
Substitute Contracts..........................................................59
Description of the Notes and Principal Transaction Documents..................61
General Provisions of the Notes...............................................61
Interest Rate Swap Agreements.................................................67
Conveyance of Trust Property..................................................70
DVI Financial Services Inc. Repurchase Obligation
for Contract Misrepresentations...............................................72
Indemnification...............................................................72
Indenture Accounts; Investment of Funds.......................................73
Reserve Account...............................................................74
Successor Servicer Reserve Account............................................76
Flow of Funds to and from the Collection Account..............................77
Payment of Amounts From Distribution Sub-Accounts.............................85
Reports to Noteholders........................................................88
Optional Redemption...........................................................88
Indenture Events of Default and Acceleration..................................89
Remedies......................................................................90
Servicer Events of Default....................................................94
Termination of the Servicer...................................................96
Duties and Immunities of the Trustee..........................................97
Book-Entry Registration of the Notes..........................................98
Prepayment and Yield Considerations..........................................104
Certain Legal Matters Affecting an Obligor's Rights and Obligations .........114
General......................................................................114
The Equipment................................................................115
Material Federal Income Tax Consequences.....................................119
Certain State, Local and Other Tax Considerations............................130
Considerations for Benefit Plan Investors....................................130
Investors Affected...........................................................130
Fiduciary Standards for ERISA Plans and Related Investment Vehicles..........131
Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs
and Related Investment Vehicles..............................................131
Possible Exemptive Relief....................................................133
Government Plans.............................................................135
Required Representations of Investors........................................135
Legal Investment.............................................................137
Ratings......................................................................137
Use of Proceeds..............................................................137
Ratings......................................................................138
Legal Matters................................................................141
Where You Can Find More Information..........................................141
Reports to Noteholders.......................................................142
Glossary.....................................................................142

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          THE FOLLOWING IS JUST A SUMMARY ABOUT OUR PUBLICLY OFFERED NOTES IN THIS SERIES. YOU NEED TO READ THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT FOR A MORE COMPLETE UNDERSTANDING OF THESE CLASSES OF SECURITIES, OUR TRUST PROPERTY AND OTHER ASPECTS OF PURCHASING ANY OF THESE NOTES.

CLOSING DATE................  On or about May 22, 2003.
CUT-OFF DATE................  April 30, 2003.
PAYMENT DATES...............  The twelfth day of each month.
STATED MATURITY DATE........  For the class A-1 notes, June 14, 2004, for the class A-2 notes, June 13, 2005 and for all other notes, March 14, 2011.
ISSUER......................  DVI Receivables XIX, L.L.C., a Delaware limited liability company.
OWNER OF THE ISSUER.........  We, DVI Receivables Corp. VIII, a Delaware
                              corporation, are the sole owner of the issuer.
INITIAL INTEREST RATE SWAP
COUNTERPARTY ...............  Bank of America, N.A.
CONTRIBUTOR AND SERVICER....  DVI Financial Services Inc., a Delaware
                              corporation.
TRUSTEE/BACKUP SERVICER.....  U.S. Bank National Association (as successor to
                              U.S. Bank Trust National Association).
TRUST PROPERTY..............  Non-cancelable contracts (such as leases and loans) owned by the issuer, the rights to certain payments on those contracts that are due after the cut-off date and other property related to those contracts, such as a security interest in equipment owned, pledged or leased under those contracts and rights under the interest rate swaps. For more information about the trust property, you should read the sections titled "THE CONTRACTS" on page S-42 of this prospectus supplement, "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS" on page S-61 of this prospectus supplement and "CONVEYANCE OF TRUST PROPERTY" on pages S-70 of this prospectus supplement.
MINIMUM DENOMINATIONS.......  $5,000.
FORM OF NOTES...............  All the publicly offered notes will be book-entry.

THE CONTRACTS

We select our contracts from DVI Financial Services Inc.'s portfolio based on the criteria that we describe in the section of this prospectus supplement titled "THE CONTRACTS" on page S-42 of this prospectus supplement.

THE AGGREGATE DISCOUNTED CONTRACT BALANCE. The aggregate outstanding principal balance, discounted at an assumed rate of 4.70% per year, of all of the contracts in the statistical pool described in this prospectus supplement is $451,190,912.36 as of the initial cut-off date. We discount the outstanding payments to show their value in present-day dollars.

CONTRACT POOL DATA.  As of April 30, 2003

o the weighted average remaining term to maturity of the statistical pool of contracts existing at that time was approximately 58 months,

o the final scheduled payment date of the contracts in the statistical pool with the latest scheduled maturity was April 1, 2010, and

o the average outstanding principal balance of the contracts in the statistical pool discounted at an assumed rate of 4.70% per year on that date was approximately $204,900.51.

The section at page S-42 of this prospectus supplement titled "THE CONTRACTS" contains much more data about the contracts in the statistical pool as of April 30, 2003.

POOL A CONTRACTS AND POOL B CONTRACTS. The contracts in the trust property are divided into two pools. A schedule to the transaction documents identifies each contract as either a pool A contract or a pool B contract. The servicer's rights to substitute and to repurchase contracts differ between the pool A contracts and the pool B contracts. Except for the servicer's rights and our accounting reports, we treat all of our contracts in the trust property as if they compose a single collateral pool. If you want to know more about the differences between pool A contracts and the pool B contracts, read the section titled "THE CONTRACTS -- SUBSTITUTE CONTRACTS" on page S-59 of this prospectus supplement.

CONTRACT MODIFICATIONS. The person servicing and administrating the contracts, whom we refer to as the servicer of the contracts, may modify or adjust the terms of a contract for administrative reasons.

DISTRIBUTIONS ON THE OFFERED NOTES.

The trustee will pay to investors:

INTEREST. The trustee will pay you interest on the notes on the twelfth day of each month unless that day is not a business day. If that day is not a business day, the trustee will pay you on the next day that is a business day.

The issuer will accumulate the aggregate amount of any monthly interest collected in between payment dates that was not previously paid to any noteholders as scheduled. After the issuer deposits those amounts in the collection account, on the next payment date the trustee will pay them out as overdue interest payments to the noteholders. The amount may not be sufficient to pay all overdue interest. Conversely, the trustee will only pay to the noteholders from these collected funds, to the extent those funds are sufficient, an amount equal to all interest overdue on that payment date. In either case, this overdue interest will not itself bear interest.

INTEREST RATE SWAP AGREEMENTS.

On the closing date, we will enter into interest rate swap agreements with Bank of America, N.A., as swap counterparty, to hedge the floating interest rate on the class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes. Each interest rate swap will have an initial notional amount equal to the aggregate principal amount of the class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes on the closing date. The notional amount of the interest rate swaps will decrease by the amount of any related principal payments on the class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes.

In general, under the interest rate swap agreements, for each interest period, the swap counterparty's payments will be calculated based on one-month LIBOR plus a specified fixed margin, and the trust's payments will be calculated based on the related fixed swap rate.

The related interest rate swap agreement will terminate on the final scheduled maturity date for class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes or earlier as described in "The Interest

Rate Swap Agreements" on page S-67 of this prospectus supplement.

To the extent that interest calculated on any payment date based on one-month LIBOR plus the applicable specified fixed margin exceeds interest calculated based on the related stated fixed swap rate:

o the swap counterparty will be obligated to pay an amount equal to the excess to the trust; and

o    that payment will constitute a portion of available collections.

Likewise, to the extent that interest calculated based on the applicable stated fixed swap rate exceeds interest calculated based on the related one-month LIBOR plus the applicable specified fixed margin, the trust will be obligated to pay an amount equal to the excess to the swap counterparty.

Our obligations under the interest rate swap agreements are secured under the indenture. Net swap payments rank higher in priority than interest payments on the notes, and swap termination payments are with the same priority and ratably with interest on the related class of notes and senior to other payments on the notes. The obligations of the swap counterparty will be unsecured except under the circumstances described below.

For more information about the interest rate swaps, the swap counterparty and the interest rate swap agreements, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- INTEREST RATE SWAP AGREEMENTS" on page S-67 of this prospectus supplement and "THE INITIAL INTEREST RATE SWAP COUNTERPARTY" on page S-40 of this prospectus supplement.

PRINCIPAL. We pay as principal an amount related to the decline in the aggregate discounted contract balance during the prior collection period. The term collection period denotes that period of time during which the issuer collects and holds contract payments for distribution on the next payment date.

PRIORITY OF DISTRIBUTIONS

     On each payment date, under most circumstances, the trustee will disburse funds deposited in the collection account as follows:



                          [DIAGRAM - GRAPHIC OMITTED]



     For a more detailed description of how the trustee distributes funds collected from the trust property and how payments are prioritized, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" on page S-77 of this prospectus supplement.

CREDIT ENHANCEMENT

We have provided three forms of credit enhancement.

FIRST, we deferred the issuer's right to receive any principal related to the decline in the aggregate discounted contract balance, which we refer to as the issuer's retained interest, withdrawn from the collection account to all other payments on the notes that the trustee will make from those funds until the outstanding principal balance of each class of notes has been repaid.

NEXT, we required that, if the amounts deposited by the servicer in the collection account are insufficient to fully pay all classes of notes and payments (including swap termination payments) due to the swap counterparty, funds for notes of each relatively latter-alphabetized class be made available first to pay the noteholders of each earlier-alphabetized class and payments (including swap termination payments) due to the swap counterparty. We refer to this concept as the subordination of one class of notes to another. We also subordinate interest on our privately placed class E notes to all of the interest on our publicly offered classes and payments (including swap termination payments) due to the swap counterparty and principal on our privately placed class E notes to all of the principal on our publicly offered classes and payments (including swap termination payments) due to the swap counterparty.

FINALLY, we made amounts in a reserve account available to pay many, but not all, of the shortfalls that can occur in payments on the notes. For more information about the reserve account, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- RESERVE ACCOUNT" on page S-74 of this prospectus supplement.

OPTIONAL REDEMPTION. The issuer may choose to buy back all, but not some of, the notes on any payment date. To exercise this option:

o    the issuer must first pay the redemption price and

o the aggregate outstanding discounted contract balance of all of the contracts must be less than 10% of the aggregate outstanding discounted contract balance of all of the contracts on the closing date.

For further information about the issuer's rights to buy back the notes, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- OPTIONAL REDEMPTION" on page S-88 of this prospectus supplement.

LIMITED SUBSTITUTION AND REPURCHASE OBLIGATION

Ninety days after DVI Financial Services Inc. either discovers or receives notice that a material breach of the contribution and servicing agreement has occurred and is continuing, DVI Financial Services Inc. must either substitute for or repurchase the contract causing that breach from the issuer.

For more information about these obligations, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- DVI FINANCIAL SERVICES INC. REPURCHASE OBLIGATION FOR CONTRACT MISREPRESENTATIONS" on page S-72 of this prospectus supplement.

RATINGS

We have asked a few rating agencies that are nationally recognized for their ability to rate the creditworthiness of securities to rate these notes. The issuer will not sell any of the notes unless each of the following classes receive each of the ratings set forth next to that class.


                   MOODY'S                  STANDARD &
                  INVESTORS                   POOR'S
                   SERVICE,     FITCH,       RATINGS
CLASS                INC.         INC.       SERVICES
----------        ---------    --------    ------------
Class  A-1          P-1          F1+           A-1+

Class A-2           Aaa          AAA           AAA

Class A-3           Aaa          AAA           AAA

Class B             Aa2          AA            AA

Class C             A1           A             A

Class D             Baa2         BBB           BBB


No rating on a security is a recommendation to buy, sell or hold that security. Moreover, each rating is subject to the rating agency's revision or even withdrawal of that rating. For further information about ratings, you should read the sections of this prospectus supplement entitled "PREPAYMENT AND YIELD CONSIDERATIONS" on page S-104 of this prospectus supplement, and "RATINGS" on page S-137 of this prospectus supplement.

PERMITTED PURCHASERS

The class A-1 notes are eligible for purchase by money market funds under the Investment Company Act of 1940, as amended.

TAX CONSEQUENCES

Special tax counsel to the underwriters is of the opinion that, under existing law, and assuming compliance in all material respects with all provisions of the indenture, the contribution and servicing agreement and the other transaction documents relating to the issuance of the notes, and based, in part, on the facts described in this prospectus supplement and additional information and representations, including financial calculations relating to the contracts provided or reviewed and verified by DVI Financial Services Inc. or the underwriters, the class A-1 notes, the class A-2 notes, the class A-3 notes, the class B notes, the class C notes and the class D notes will be treated as indebtedness to a Noteholder other than a Class F instrumentholder for federal income tax purposes. If you want to know more about likely tax treatment of the notes, you should read the section titled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" on page S-119 of this prospectus supplement.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

If you are buying notes on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. Various exemptions may be available for investors. You must make certain representations when you acquire your notes, and you should read "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" on page S-130 of this prospectus supplement for a description of the rules and these exemptions and purchaser representations.

                                  RISK FACTORS

THE RETURN ON YOUR                   Prospective noteholders should consider,
NOTES MAY BE AFFECTED           among other things, the following factors in
BY LOSSES ON THE                connection with the purchase of the notes.
CONTRACTS, WHICH                Losses on the contracts may occur due to a wide
COULD OCCUR DUE TO              variety of causes, including adverse changes in
A VARIETY OF CAUSES.            the obligors' financial condition. A decline in
                                economic conditions nationally or in the regions where the obligors are located may increase such risk of losses.

                  EVENTS THAT DIMINISH THE RETURN ON YOUR NOTE

THE RETURN ON YOUR NOTE              Your investment is secured by your
DIMINISHES IF THE CONTRACTS     trustee's security interest in the trust
ARE DELIVERED TO SOMEONE        property, which enables the trustee to foreclose
OTHER THAN THE TRUSTEE.         upon the trust property and to pay you from it
                                if an event of default occurs. The trustee's security interest in the contracts is shown under law by the trustee's possession of the contracts. If DVI Financial Services Inc., DVI
                                Receivables Corp. XIX, any warehouse issuer or its related intermediate special purpose company, the issuer or the servicer sells, pledges or causes the delivery of a contract in the trust property to a person other than the trustee, then that other person would probably acquire an interest in that contract.

                                     The interest of that other person may have
                                priority over the trustee's security interest. The trustee holds that security interest in the contracts on your behalf. Any unpaid creditor of the owner of a contract can foreclose upon and sell the contract. Thus, if a person delivers a contract in the trust property to someone other than the trustee, the trustee may not be in control of the decision concerning whether or not to foreclose on that part of the collateral or the ability to realize any proceeds from selling it.

                                     In addition, the person with the
                                highest-priority security interest is the first to receive any payments made under, or any proceeds of sale of, a contract. Thus, if the person other than the trustee has a security interest with a higher priority than the trustee's, that person's security interest in the contract will be paid before the trustee can collect money for you. In addition, not only would your trustee have to wait for the higher-priority lien to be paid first, but then the trustee only receives money to the extent that there still are sufficient funds available after the first lienholder got paid.

YOUR NOTE PAYMENTS MAY BE            In addition to the considerations mentioned
DIMINISHED IF THE TRUSTEE       above, other factors that can hinder the
IS IMPEDED FROM REALIZING       trustee's ability to realize amounts from
THE FULL AMOUNT DUE FROM        contracts that it foreclosed upon include:
A CONTRACT.
                                o    a failure to file UCC financing statements
                                     to perfect a security interest,

                                o depreciation, obsolescence, damage or loss of any item of equipment,

                                o    the application of Federal and state
                                     bankruptcy and insolvency laws, and

                                o the expense of legal proceedings to enforce a defaulted contract.

THE RETURN ON YOUR                   An obligor under one of the contracts in
NOTES DIMINISHES IF             the trust property might assert claims and
ENOUGH OBLIGORS ASSERT          defenses against DVI Financial Services Inc.,
DEFENSES TO THEIR PAYMENT       DVI Receivables Corp. XIX, DVI Receivables Corp.
OBLIGATIONS.                    VIII, any warehouse issuer or its related
                                intermediate special purpose company, the issuer or the trustee for the contracts or the related equipment. DVI Financial Services Inc. warrants that, on the closing date, no such claims or defenses have been asserted or threatened with respect to the contracts. However, if enough of these claims are asserted, your note payments may be interrupted, delayed or even permanently reduced.

YOUR TRUSTEE MAY BE BARRED           When applied to the trust property, federal
FROM RECEIVING THE              and state insolvency, bankruptcy or other laws
ANTICIPATED CONTRACT            may restrict the trustee's ability to collect
PAYMENTS.                       contract payments for you. State laws impose
                                requirements and restrictions relating to foreclosure sales of collateral. Such laws may also restrict the trustee's ability to go to court and obtain a judgment that the issuer is deficient in the payments it must make to you following such a foreclosure sale. The trustee may not realize the full amount due on a contract, or may not realize the full amount on a timely basis, because of the application of those requirements and restrictions. The expense of all of the above legal proceedings will also be deducted from your note payments.

YOUR NOTE PAYMENTS MAY BE            The trustee's security interest in the
DIMINISHED BY A FAILURE TO      trust property, except for equipment that has an
FILE FINANCING STATEMENTS.      original equipment cost of less than $25,000,
                                should be evidenced by filing a financing statement. If these statements are not executed in a timely manner by either DVI Financial
                                Services Inc., DVI Receivables Corp. XIX, each warehouse issuer and its related intermediate special purpose company, the issuer or the trustee, the trustee may not have a first priority security interest in the trust property. Similarly, the trustee's security interest could be adversely affected if the servicer or any other person fails to file and maintain any of the executed financing statements in the appropriate governmental offices on a timely basis as required by law. If the trustee's security interest in the trust property is adversely affected by any of these events, its ability to pay you money from the proceeds of any foreclosure sale of the collateral may be curtailed or even terminated.
                                To give you greater comfort that none of these events will happen, DVI Financial Services Inc.,
                                DVI Receivables Corp. XIX and
                                the issuer will agree in the transaction documents to take reasonable action required to facilitate proper filing and maintenance of financing statements.

YOUR NOTE PAYMENTS COULD BE          If an obligor defaults on a contract, the
REDUCED BY OBSOLESCENCE OF      only source of payment for amounts due on the
THE EQUIPMENT.                  contract will be the income and proceeds from
                                the related equipment. However, the market value of our equipment declines with age. In addition, some of our equipment may be subject to sudden and significant declines in value because of technological advances. Because of these factors, if either the servicer or the trustee forecloses upon and sells the equipment securing a defaulted contract, the servicer or trustee may not recover the entire amount due on such contract.

THE RETURN ON YOUR NOTES             One risk of investing in asset-backed
MAY BE PARTICULARLY             securities like the notes is the possibility
SENSITIVE TO CHANGES IN         that there might be concentration of the related
ECONOMIC CONDITIONS.            equipment or contract obligors in one or more
                                geographic regions. Approximately 13.62% of the initial aggregate discounted contract balance of the contracts have equipment located in Texas.
                                If the regional economy or healthcare market weakens in Texas, or in any other region having a significant concentration of obligors under the contracts, those contracts may experience high rates of loss and delinquency, resulting in losses to noteholders. A region's economic condition and healthcare market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots and acts of war such as terrorist attacks. The economic impact of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Concentration may result in greater losses to noteholders than those generally present for similar asset-backed securities without such concentration.

               RISKS RELATING TO THE STRUCTURE OF THE TRANSACTION

YOUR NOTE PAYMENTS COULD BE          DVI Financial Services Inc. believes that
INTERRUPTED, DELAYED OR         the transfer of the contracts and the security
TERMINATED IF DVI FINANCIAL     interest in the related equipment to an
SERVICES INC. GOES BANKRUPT.    intermediate special purpose company, and the
                                subsequent transfer to the issuer or to a warehouse issuer, as the case may be, and the subsequent transfer by any such warehouse issuer to the issuer should be treated as an absolute and unconditional transfer -- that is, as a sale. However, if DVI Financial Services Inc.
                                goes bankrupt, a bankruptcy court could
                                nonetheless attempt to recharacterize those transfers as a borrowing. Such an attempt, even if unsuccessful, could result in delays in payments on the notes. For example, in the bankruptcy of LTV Steel Company, Inc., the bankruptcy court temporarily permitted that company to use for its own benefit the inventory and receivables which had been sold to special purpose companies such as the issuer. However, a settlement was reached in which LTV admitted and the bankruptcy court found that those transactions were "true sales" of those assets.


                                     If a bankruptcy court successfully
                                recharacterizes the sale as a borrowing, the court could then decide to accelerate payment of the notes and liquidate the contracts. If an acceleration occurs, the trustee's recovery on behalf of noteholders could be limited to the then-current value of the contracts or the underlying equipment. In addition, if the court does recharacterize the sale as a borrowing, bankruptcy law allows the bankruptcy trustee for the owner of the contracts to reject leases that it considers to be "true" leases. We think that some of the contracts in the trust property are "true" leases. The same law allows the bankruptcy trustee to reject any other contract if the court believes that any signatory to that contract has yet to finish performing its duties under the contract. If a contract is rejected by a bankruptcy trustee for whichever reason, the contract is terminated. An obligor would not owe any future payments under a terminated contract. If the trust property contains a contract that is terminated, you would then lose the right to some future payments of interest and principal on the notes. If many contracts in the trust property are terminated, your losses could be sizeable.

YOUR NOTE PAYMENTS COULD             LEVERAGED LEASE LOANS. Some contracts
BE ADVERSELY AFFECTED BY A      represent leveraged lease loans from DVI
LESSOR'S DECISION TO REJECT     Financial Services Inc. to various lessors.
A LEASE IN BANKRUPTCY.          Leveraged lease loans are secured by the
                                lessor's pledge of its rights in a lease and, usually, the related equipment. As we explained in the section above, a trustee in bankruptcy can reject a lease, thus terminating the lessee's duties to pay. Thus, if the lessor goes bankrupt, even if DVI Financial Services Inc.
                                continues to operate, the trustee of the lessor's bankruptcy estate could reject the lease. Depending upon how much of the trust property is rejected leases, you might then lose the right to some or all future payments of interest and principal on your notes.


                                     FAIR MARKET VALUE LEASES. Other contracts
                                are "true" leases from DVI Financial Services Inc. to various lessees. We often call true leases "fair market value" leases, because they contain an option for the lessee to purchase the equipment at the end of the lease term for its fair market value at that time. When DVI Financial Services Inc. transferred these leases to an intermediate special purpose company, it also granted an ownership interest in the leased equipment to such intermediate special purpose company, which, in turn, granted a security interest to the issuer or its related warehouse issuer, as the case may be, along with a first priority security interest in the lease between DVI Financial Services Inc. and the lessee, which, in the case of a warehouse issuer, in turn transferred all of its interest in such leased equipment and such leases to the issuer. If a lessor under a fair market value lease were to seek protection under federal bankruptcy law, then that lessor, as debtor-in-possession (or its bankruptcy trustee) would have the option of rejecting, assuming or assigning the underlying lease.

YOUR RISK OF NONPAYMENT              If you purchase subordinated notes, then
INCREASES IF YOUR CLASS         you will not receive distributions of interest
OF NOTE IS TO BE PAID           or principal on any given payment date until
AFTER ANOTHER CLASS.            after payments (including swap termination
                                payments) due to the swap counterparty have been made and the class A-1 notes and any other classes of notes senior to yours receive their respective distributions of interest or principal. Therefore, the more subordinated the priority of payment that your class of note is with respect to the swap counterparty and other, higher-priority classes of notes, the greater the risk is that the swap counterparty and these other notes will consume all funds then available to be paid, thus leaving insufficient amounts on that payment date to pay your class of notes. Each class of notes bears losses and delinquencies in reverse order of its priority.
                                Depending upon the timing of defaults and severity of losses, investors in subordinated notes are more likely to realize less on their investment than they originally anticipated. It may also take longer for investors holding subordinated notes to earn the expected return on their investment than it would for investors of relatively senior classes. For more information about subordinated notes, you should read the section titled "DESCRIPTION OF THE
                                NOTES AND PRINCIPAL TRANSACTION DOCUMENTS --
                                FLOW OF FUNDS TO AND FROM THE COLLECTION
                                ACCOUNT" on page S-77 of this prospectus supplement.

                                   OTHER RISKS

THE RATE THAT YOU                    The rate of payment of principal on the
RECEIVE ON YOUR NOTE            notes will depend, among other things, on the
PAYMENTS DEPENDS UPON           rate of prepayments on the contracts. We do not
THE UNPREDICTABLE RATE          know when obligors will choose to prepay their
OF PREPAYMENTS ON THE           contracts, so we cannot predict the rate of
CONTRACTS.                      payment of principal on any notes. There are
                                different means of prepaying contracts, as well as different types of prepayments. Prepayments on the contracts include:

                                o partial and full prepayments (to the extent not replaced with substitute contracts) by the obligor on the contract,

                                o payments upon the liquidation of defaulted contracts,

                                o payments upon acquisitions by DVI Financial Services Inc. of contracts from the related trust property on account of a breach of representations and warranties in the contribution and servicing agreement, and

                                o payments upon an optional acquisition by DVI Financial Services Inc. of contracts in the trust property.

                                     The rate of early terminations of contracts
                                due to prepayments and defaults may be
                                influenced by a variety of economic and other factors which are unknown at this time. You will bear the risk of reinvesting distributions of the principal of your note that you receive earlier than you anticipated. No one can assure you as to the level of prepayments that the contracts will experience.

THE RATE OF YOUR NOTE                The servicer and the issuer have the right
PAYMENTS CAN BE CHANGED         occasionally to replace prepaid or some
BY THE SERVICER'S OR THE        non-performing contracts. These rights differ as
ISSUER'S SUBSTITUTION OF        between the pool A contracts and the pool B
CONTRACTS IN THE TRUST          contracts. For further information about the
PROPERTY.                       servicer's rights of substitution, you should
                                read the section titled "THE CONTRACTS --
                                SUBSTITUTE CONTRACTS" on page S-59 of this prospectus supplement. The payment flow on your notes will be different if the servicer substitutes one contract for another, rather than if the issuer pays the proceeds of the defaulted or prepaid contract through to you, because the substituted contract may not have a payment schedule identical to the removed contracts. The performance of any substitute contracts could also be different than the performance of the original contracts.

YOUR NOTE PAYMENTS MAY               A large amount of delinquent, or late,
BE AFFECTED BY AN               contract payments will affect what the trustee
UNEXPECTED DELINQUENCY          can pay to you on a payment date as a payment on
RATE OF CONTRACTS.              your note. The rate of delinquencies of DVI
                                Financial Services Inc.'s portfolio of contracts is not an assurance of the performance of the contracts in the trust property. We cannot assure you that the levels of delinquencies and losses experienced in recent years by DVI
                                Financial Services Inc. on its entire equipment finance portfolio are indicative of the contracts in the trust property. Delinquencies and losses on contracts could increase significantly for various reasons, including changes in the federal income tax law, changes in the local, regional or national economies or other events. You should not assume that data from DVI Financial Services Inc.'s entire portfolio of contracts is or will be indicative of the performance of the trust property.

YOUR NOTE PAYMENTS MAY BE            In recent years, the administration and
AFFECTED IF CONTRACT            Congress have considered various changes in
OBLIGORS ARE IMPAIRED BY        federal regulations and reimbursement policies
POSSIBLE CHANGES IN FEDERAL     relating to health care delivery in the United
HEALTH CARE REGULATIONS.        States. Legislation adopted this year or
                                thereafter may affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their contract payments.


                                     Financing services provided by DVI
                                Financial Services Inc. may also need to change. Such regulations could affect the financial well-being of several obligors or of DVI Financial Services Inc. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the servicer or on the ability of an obligor to satisfy its payment obligations.

THE RATINGS OF THE NOTES             None of the ratings of the notes by any
ARE NOT RECOMMENDATIONS         rating agency are recommendations to purchase,
AND MAY BE WITHDRAWN AT         hold or sell the notes. Ratings do not comment
A LATER DATE.                   as to market price or suitability for you.
                                Moreover, the rating agencies do not assure that the ratings will remain for any given period of time. Indeed, whenever a rating agency that rates the notes believes that circumstances justify negative action that rating agency may lower or withdraw its rating. A rating agency may lower the rating it assigns to any class of notes at any time. A ratings downgrade will probably reduce the value of those notes. No one has any obligation to take any action to maintain the ratings assigned the notes on the closing date.

                                 LIQUIDITY RISKS


YOU MAY HAVE TO HOLD YOUR            After the initial issuance of the notes on
NOTES TO MATURITY IF THEIR      the closing date, the underwriters intend to
MARKETABILITY IS LIMITED.       make a secondary market for the purchase of the
                                notes. A secondary market is one in which a noteholder sells its note to another person.
                                However, the underwriters have no obligation to make a secondary market. No one can assure you that such a secondary market will develop or, if it develops, that it will continue.


                                     The secondary markets for asset-backed
                                securities have experienced periods of
                                illiquidity in the past and can be expected to do so in the future. Illiquidity means that you may not easily find another investor to buy your note. Consequently, you may not be able to sell your note readily or at prices that will enable you to realize the yield that you desire on your note.

                                     The market values of the notes are also
                                likely to fluctuate. These fluctuations could be significant and result in sizable losses to you, depending on where or when you resell your note.

YOUR INVESTMENT MAY BE               We will enter into interest rate swaps
ADVERSELY AFFECTED BY           because the class A-2a notes, the class A-3a
INTEREST RATE FLUCTUATIONS      notes, the class B-1 notes, the class C-1 notes,
IF THE INTEREST RATE SWAPS      the class D-1 notes, and the class E-1 notes
TERMINATE.                      will bear interest at a floating rate based on
                                LIBOR. We will use payments made by the swap counterparty to help make interest payments on the notes.

                                     If an interest rate swap is terminated or
                                an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the class A-2a notes, the class A-3a notes, the class

                                B-1 notes, the class C-1 notes, the class D-1 notes, and the class E-1 notes (as the case may be) will be greater than the fixed rate payable by the issuer under the related interest rate swap agreement, which could leave the issuer without sufficient funds to make all required payments on the notes.

                                     The swap counterparty's claim for payments
                                (other than termination payments) will be higher in priority than payments on the notes. A swap counterparty's claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

                                     The interest rate swaps generally may not
                                be terminated except upon (a) failure of either party to make payments when due, (b) insolvency of either party, (c) illegality (d) an acceleration of any class A notes subject to an interest rate swap resulting from a payment default relating to the related class A notes under the indenture, (e) the liquidation of the trust's assets by the indenture trustee, (f) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty, which consent will not be unreasonably withheld, or (g) certain tax consequences arising from (i) administrative or judicial procedures, (ii) changes in tax law or
                                (iii) certain mergers and asset transfers.
                                Depending on market interest rates prevailing at the time of the termination, a termination payment may be due to the issuer or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap which may be positive or negative for the issuer.

                                Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. A payment due to the swap counterparty would be made by the issuer out of available funds that would otherwise be available to make payments on the notes. To the extent not paid by a replacement swap counterparty, any swap termination payments would be paid from available funds on the same priority level with payments of interest on the related class of notes and will reduce the amount of available funds for payments of interest and principal on the notes.

                                     If the swap counterparty fails to make a
                                termination payment owed to the issuer, the issuer may not be able to enter into a replacement interest rate swap and to the extent the interest rate on the related class of notes exceeds the fixed swap rate the issuer would have been required to pay the swap counterparty under such interest rate swap, the amount available to pay principal of and interest on the notes will be reduced.


                                     If an interest rate swap is terminated and
                                no replacement swap is entered into, you may experience delays and/or reductions in the interest and principal payments on your notes.

                              LOCATION OF GLOSSARY

          A glossary of the capitalized terms that we use can be found beginning on page S-142 of this prospectus supplement.

                           DVI FINANCIAL SERVICES INC.

GENERAL

          DVI Financial Services Inc. is a Delaware corporation with its national headquarters located at 2500 York Road, Jamison, Pennsylvania 18929. Its telephone number is (215) 488-5000. DVI Financial Services Inc. comprises the majority of the assets of DVI, Inc., which owns all the stock of DVI Financial Services Inc. DVI, Inc. is headquartered in Jamison, PA, and its stock is traded on the New York Stock Exchange as symbol "DVI". At March 31, 2003, DVI Financial Services Inc. handled billing and collection of approximately 14,126 equipment finance contracts either owned by it or by companies affiliated with it.

          DVI Financial Services Inc. provides financing for users of diagnostic imaging, therapeutic and other medical equipment. DVI Financial Services Inc. focuses primarily on financing technologically advanced medical equipment such as computerized tomography, magnetic resonance imaging, nuclear medicine and radiation therapy systems, as well as lower cost medical devices. DVI Financial Services Inc.'s customer base consists principally of outpatient healthcare providers, physicians and physician groups, hospitals and shared service providers.

          DVI Financial Services Inc. either originates or acquires the contracts from others in its ordinary course of financing activities. Some or all of the contracts in the trust property were previously and may have been indirectly sold by DVI Financial Services Inc. to a special-purpose, bankruptcy-remote entity that was wholly and directly or indirectly owned by DVI Financial Services Inc.

          DVI Financial Services Inc.'s policy is to provide financing to its customers in transactions which, with very limited exceptions, take the form of direct financing leases and loans. Most of DVI Financial Services Inc.'s equipment financing transactions have a term of approximately 60 months. In most cases, these transactions are so-called "full payout" transactions that allow DVI Financial Services Inc. to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term.

          DVI Financial Services Inc.'s Equipment Finance Group will finance equipment ranging in cost from $250,000 to $3,000,000. The DVI Strategic Partner Group of DVI

Financial Services Inc., formerly known as the Vendor Finance Group, finances small-ticket equipment ranging in cost from $5,000 to $250,000.

UNDERWRITING CRITERIA

          GENERAL GUIDELINES. DVI Financial Services Inc. has underwriting guidelines in place to analyze the creditworthiness and investment desirability of individuals, partnerships, limited liability companies and corporations. These guidelines identify certain financial performance requirements and criteria for potential borrowers, which reflect DVI Financial Services Inc.'s willingness to accept prudent levels of risk. However, these standards remain flexible and individual credits are evaluated in a manner which permits mitigating factors to be considered in the overall evaluation process.

          DVI Financial Services Inc. focuses much of its lending activity in the out-patient healthcare sector, which is characterized by emerging companies that have a limited history and lack strong balance sheets and income performance. This sector requires a rigorous credit analysis and structuring discipline. Most out-patient diagnostic facilities operate high cost equipment, such as magnetic resonance imaging systems. They have a high proportion of fixed costs to total costs and, as a result, are dependent upon a steady flow of revenues. In these transactions, DVI Financial Services Inc. places significant reliance on expected future cash flow projections and the underlying assumptions about the state of the applicant's business upon which those projections are made. Determining the validity of financial projections requires a detailed analysis of the expense levels and their reasonableness, as well as the projected patient volume for the particular types of equipment or forms of procedures being used. In each case, DVI Financial Services Inc. management's detailed knowledge of the industry is critical to understanding the financial projections and their reasonableness.

          TRANSACTION ANALYSIS STANDARDS. DVI Financial Services Inc. completes an in-depth analysis of all transactions, including a detailed write-up outlining the proposed transaction's strengths and weaknesses, which support a recommendation to approve or decline a transaction.

          DVI Financial Services Inc. requires a detailed assessment of financial performance for at least two years plus an interim period for transactions involving an existing hospital, partnership or corporation. DVI Financial Services Inc. requires a business plan and a cash flow projection to determine the capacity of start-ups, individuals, sole proprietorships, and all physician controlled entities to service their financial obligations. DVI Financial Services Inc. requires an individual to provide at least two prior years of tax returns and a current personal financial statement.

          DVI Financial Services Inc. will conduct a full analysis of the demographics of an area, the management team that will operate the center, any contracts that are in place (such as those with a reputable radiology group), and the adequacy of capitalization for start-ups or relatively new operations. For transactions with new entities, DVI Financial Services Inc. also relies heavily upon market surveys which project patient volumes, reference checks to verify the reputation of the principals, and an evaluation of the anticipated composition of the receivables, as well as an evaluation of the billing and collecting capabilities of the borrower.

          An important part of the due diligence performed on a new project is the source of referrals. Each applicant, for financing, is required to submit a list of referral sources. The credit staff and sales staff of DVI Financial Services Inc. contact these physicians or hospitals to determine that the referral base is realistic and will provide sufficient cash flow to service the debt.

          The general guidelines used by DVI Financial Services Inc. in evaluating a transaction are:

     o Cash Flow: Measures cash available from operations to service financial obligations. It must more than adequately meet the additional debt service requirements of the new financial obligation as well as existing liabilities. A benchmark of 1.5 times debt service requirements is generally acceptable.

     o Leverage: Debt to tangible net worth measures ability to withstand adversity. Leverage of 5:1 or lower is usually considered acceptable. This reflects a moderate level of financial obligations to net worth.

     o Current Ratio: Measures the ability of current assets to meet short-term obligations. A ratio of 1.25 provides an acceptable measure of liquidity.

     o Balance Sheet and Income Statement Trends: Recent financial performance ideally shows an upward trend in performance, but should at least evidence profitability for the last two years and the most recent interim period. Nominal losses, with reasonable explanation, and which do not affect the "going concern" status of business will be considered, given a fundamental strength in other balance sheet and income components and performance measures. Tax returns should reflect similar income and expense figures as the financial statements for the fiscal year. Cash flow derived should support existing short term obligations and new financial obligations.

     o Individual Tax Returns: Should validate stated sources of income on the personal financial statement and support the ability to service personal financial obligations. For a sole proprietor, cash flow should provide an adequate cushion for living expenses after debt service requirements, including any proposed financial obligations.

     o Hospital Analysis: If a hospital is the lessee or will be the primary referral for a lessee, a comparative analysis of key hospital operating ratios and other measures should be completed. The hospital's occupancy rate, payor mix and competitive features also should be addressed.

          In cases where a transaction does not conform to all of the underwriting criteria, DVI Financial Services Inc. identifies methods to support the transaction without compromising credit or quality and risk. These methods include:

     o use of covenants and restrictions which identify performance goals or limit certain activities which could diminish financial strength and affect repayment ability,

     o requesting additional collateral to support transactions. This could take the form of cash deposit, letters of credit, other assets of the principal obligor or third parties (subject to appraisal), and guaranties, and

     o conditioning credit approval on the completion of certain terms, documentation or other events before formal approval is granted.

          APPROVAL PROCESS. Due to the large size of DVI Financial Services Inc.'s transactions, DVI Financial Services Inc. analyzes and reviews each transaction on its own merits. Pursuant to DVI Financial Services Inc. policy, the Director of Credit has approval authority for all transactions up to $500,000. The Vice President of Credit has approval authority for all transactions up to $750,000. The Chief Credit Officer-- U.S. has approval authority up to $1 million. The credit committee, which includes the above credit managers, the Chief Credit Officer of DVI, Inc. and a member of its board of directors, has approval authority for all transactions greater than $1 million. If a transaction causes aggregate customer exposure to exceed $3 million, it must receive credit committee approval, regardless of size.

          DVI STRATEGIC PARTNER GROUP. The underwriting criteria of DVI Financial Services Inc.'s DVI Strategic Partner Group, where the equipment cost is below $250,000, are significantly different from those of the rest of DVI Financial Services Inc. An applicant completes a simple credit application. The credit applications are analyzed for approval based upon a combination of the financial condition of the applicant as well as the credit score of the applicant, which is obtained from a national credit reporting organization. If the application is approved and the conditions of approval are met, a signed purchase order is issued.

          The DVI Strategic Partner Group has established specific credit guidelines for hospitals, group practices and sole practitioners. These guidelines include, but are not restricted to, the following benchmarks for the applicant to meet:

     o has an established business for a minimum of one year to over two years, depending upon business type,

     o provides acceptable financial statements, corporate resolutions and appropriate purchase documents,

     o    provides personal guarantees under certain circumstances,

     o    provides proof of professional license, and

     o    meets a certain minimum TRW credit score.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

          Key members of DVI Financial Services Inc.'s credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent obligors. With guidance from management, the collection and/or sales departments immediately contact delinquent obligors. Due to the relatively small number of contracts in DVI Financial Services Inc.'s portfolio, the management of DVI Financial Services Inc. possesses a high degree of familiarity with virtually the entire obligor base. The Director of Portfolio Management personally administers the collection of large-balance delinquent accounts and severely delinquent accounts. Once it suspects that an obligor may experience problems in meeting its obligations, DVI Financial Services Inc. acts quickly to identify a new operator of the equipment in the event that the obligor defaults. Any repossessions are handled on an individual basis.

          The DVI Strategic Partner Group handles collections and other servicing of contracts which it has originated. Its collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. For the accounts that are ten to thirty days past due, the DVI Strategic Partner Group begins an active collection process. The process is initiated by telephone contact with the obligor, and a reminder notice is sent when the contract payment becomes fifteen days past due. When the payments are thirty-one days past due, the DVI Strategic Partner Group sends a final notice letter. The DVI Strategic Partner Group sends a demand letter for possession of the equipment when the payment is sixty-one days past due. Contracts that are more than ninety-one days past due are included on a watch list which is reviewed by senior management each month.

DELINQUENCY EXPERIENCE

          The following table sets forth information with respect to delinquencies for the contracts originated or acquired by DVI Financial Services Inc. These assets are of the same type as those being included in this securitization. The data is derived from total managed domestic net financed assets, which consist of all contracts held by DVI Financial Services Inc. on balance sheet and serviced. The delinquency figures represent the entire outstanding balances of those delinquent contracts. When reporting delinquencies, management takes into consideration cash that is received 15 days subsequent to the end of the period, as well as a customer's compliance with forbearance agreements. The following information does not include any data relating to Third Coast Capital contracts.



              DELINQUENCY EXPERIENCE - DOMESTIC SERVICING PORTFOLIO

                                    AS OF MARCH 31,          AS OF JUNE 30,
                                ----------------------    ----------------------
                                          2003                    2002
                                ----------------------    ----------------------
                                              % OF                      % OF
                                   AMOUNT     TOTAL         AMOUNT       TOTAL
                                ----------   ---------    -----------   --------
                                       (In thousands, except for percentage)

Managed Net Financed Assets     $2,030,454               $1,952,200
31-60 days....................  $    8,564     0.4%      $    21,776    1.1%
61-90 days....................       2,975     0.1%           11,424    0.6%
91-120 days...................       8,191     0.4%            4,826    0.2%
121-150 days..................       2,678     0.1%           10,231    0.5%
151-180 days..................       6,465     0.3%            8,844    0.5%
181+ days.....................      81,449     4.0%           49,270    2.5%
                                ----------     ---       -----------    ---
TOTAL DELINQUENCIES...........  $  110,321     5.4%      $   106,369    5.4%
                                ==========     ===       ===========    ===



                                                          AS OF JUNE 30,
                                --------------------------------------------------------------------
                                        2001                    2000                    1999
                                --------------------   ----------------------   --------------------
                                             % OF                     % OF                    % OF
                                 AMOUNT      TOTAL      AMOUNT        TOTAL      AMOUNT       TOTAL
                                 ------      -----      ------        -----      ------       -----
                                                (In thousands, except for percentage)
Managed Net Financed Assets    $1,642,499             $1,417,490               $1,242,576
31-60 days..................   $    7,928    0.5%     $    9,985     0.7%      $   12,208    1.0%
61-90 days..................       15,199    0.9%          8,630     0.6%           5,288    0.4%
91-120 days.................        2,951    0.2%          3,848     0.3%           7,763    0.6%
121-150 days................        4,263    0.3%          8,894     0.6%           5,168    0.4%
151-180 days................        5,730    0.3%          5,402     0.4%           7,492    0.6%
181+ days...................       42,588    2.6%         42,470     3.0%          25,599    2.1%
                               ----------    ---      ----------     ---       ----------    ---
Total Delinquencies.........   $   78,659    4.8%     $   79,229     5.6%      $   63,518    5.1%
                               ==========    ===      ==========     ===       ==========    ===


LOSS EXPERIENCE

          The following table sets forth information with respect to losses for contracts originated or acquired by DVI Financial Services Inc., including those held by DVI Financial Services Inc. on balance sheet and serviced. These assets are of the same type as those being included in this securitization. Average managed net financed assets are based on quarterly period average balances for the entire domestic servicing portfolio. The following information does not include any data relating to Third Coast Capital contracts.

                 LOSS EXPERIENCE - DOMESTIC SERVICING PORTFOLIO

                          NINE MONTHS
                         ENDING AS OF
                           MARCH 31,                   YEAR ENDING JUNE 30,
                         -------------  ---------------------------------------------------
                             2003          2002         2001          2000         1999
                         -------------  ----------  -----------  -------------  -----------
                            AMOUNT        AMOUNT       AMOUNT        AMOUNT        AMOUNT
                         -------------  ----------  -----------  -------------  -----------
AVERAGE MANAGED
  NET FINANCED
  ASSETS................. $1,965,399    $1,768,607   $1,508,320    $1,324,362    $1,072,392
NET CHARGE-OFFS.......... $    6,452    $    9,388   $    5,842    $    6,380    $    5,258
NET CHARGE-OFFS AS A
   PERCENTAGE OF
   AVERAGE MANAGED
   NET FINANCED ASSETS...     0.44%*         0.53%        0.39%         0.48%         0.49%
                          ==========    ==========   ==========    ==========    ==========
* Annualized


          DVI Financial Services Inc.'s historical levels of allowances and delinquencies are not necessarily predictive of future results. Various factors, including changes in the way obligors are paid for their services, other developments in the healthcare industry and new technological developments affecting the resale value of financed equipment, could cause future delinquency and loss rates to be worse than those experienced historically.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          ALLOWANCE FOR LOSSES ON RECEIVABLES. Management regularly estimates potential loan and lease receivable losses. An amount based on this estimate is set aside on the company's books to be available to absorb credit losses in our managed asset portfolio. We evaluate the allowance each quarter to determine that it is adequate to cover possible losses. Our evaluation is based on a continuing assessment of delinquencies, historical loss experience, asset valuations, assessment of collateral and strength of guarantors, and legal options to enforce management changes or sustain legal positions. That evaluation includes estimates that may be significantly affected by changes in economic conditions or discrete events adversely affecting specific obligors. We believe that the allowance is adequate to provide for possible credit losses.

          We generally place contracts in a category in which the company has no further expectation of receiving payments, when they become greater than 90 days delinquent. At that time we consider the range of remedies available to mitigate a potential loss. Remedies include the pursuit of underlying collateral and guarantors (including recourse to dealers and manufacturers), draws on letters of credit, and protecting our investment by taking control of a medical facility's operations and replacing the existing management. Contracts are charged-off when a loss is considered probable and all reasonable remedies have been pursued. The smaller delinquent contracts arising from our vendor programs are normally charged off when they become greater than 180 days delinquent.



                                  THE SERVICER

SERVICING OBLIGATIONS AND PROCEDURES

          DVI Financial Services Inc. will be appointed as servicer under the contribution and servicing agreement to handle billing and collection of all contracts constituting trust property for the notes. It will do so in the same manner as it handles billing and collection for contracts which it owns itself. DVI Financial Services Inc. will service the trust property consistent with customary practices of other servicers in the medical equipment finance industry.

          In performing its duties as servicer, DVI Financial Services Inc. will act for the benefit of the transferor, the issuer, the trustee and the holders of the notes, without regard to any relationship which the servicer or any Affiliate of the servicer may otherwise have with an obligor under a contract. The servicer will always act consistently with the provisions of the indenture, as amended, and each contract, and will comply with all applicable requirements of law. Except as allowed by the terms of any contract following a default under that contract, the servicer will not take any action which would result in the interference with the obligor's right to quiet enjoyment of the equipment during the term of the contract.

          The contracts contain provisions which require the obligor to make the scheduled payment of rent or other payments under that contract on a periodic basis. These payments may be in arrears or in advance. If an obligor defaults under its contract, the servicer, on behalf of the trustee, can either repossess and re-lease or sell the related equipment to cover the remaining unpaid payments under such contract.

          Following each monthly determination date for determining payments on the notes, the servicer will remit a Servicer Advance to the trustee so that the trustee will have immediately available funds by 11:00 a.m. New York time on the second business day prior to the next payment date for the notes. Each Servicer Advance must be sufficient to cover all amounts which were due and unpaid on any delinquent contract on that determination date. The servicer will not be obligated to make a Servicer Advance for:

     o    any defaulted contract,

     o any contract that was finally liquidated on or prior to that determination date, or

     o any other contract if the servicer, in its good faith judgment, believes that Servicer Advance would be a Nonrecoverable Advance.

If the servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the servicer will deliver to the trustee an officer's certificate stating the basis for that determination. An officer's certificate must be signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the relevant entity.

          The servicer, for the benefit of the noteholders and the issuer, will be responsible for:

     o    managing, servicing and administering the trust property,

     o    enforcing and making collections on the contracts, and

     o enforcing the rights of the noteholders and issuer in any item of equipment.

The servicer will be responsible, among other duties, for:

     o invoicing each obligor for all contract payments required to be paid by it under the contracts, in the same manner as the servicer does with respect to similar contracts owned by it,

     o maintaining for each contract, each item of equipment, each payment and each obligor, complete and accurate records in the same manner and to the same extent as the servicer does with respect to similar contracts held for its own account,

     o on behalf of DVI Receivables Corp. XIX, each of the other intermediate special purpose companies and its related warehouse issuer, the issuer and the trustee, seeing to it that all tax returns for sales, use, personal property and other taxes, but not corporate income tax returns, are signed and filed, and

     o on behalf of DVI Receivables Corp. XIX, each of the other intermediate special purpose companies and its related warehouse issuer, the issuer and the trustee, seeing to it that there are signed and filed any and all reports or licensing applications required to be filed in any jurisdiction for any contract or any item of equipment and UCC financing statements necessary to perfect, or to maintain the perfection of, the interest of the trustee in the trust property (except for equipment that has an original equipment cost of less than $25,000).

          The terms of a contract may be modified or adjusted by the servicer at the request of an obligor. These modifications or adjustments may include changes to the components of the equipment or corrections of information that occur when a contract enters the servicer's administrative servicing system. These modifications and adjustments may result in changes to the amount of monthly payment under that contract, the monthly payment date of the contract or changes to the equipment. However, none of these changes will:

     o    extend the stated maturity date of the notes,

     o extend by more than 24 months the scheduled termination date of the contract,

     o materially shorten or lengthen the weighted average life of any class of notes,

     o be done for contracts representing more than twenty percent of the Initial Aggregate Discounted Contract Balance of the contracts,

     o    be done for any contract that is ninety days or more delinquent,

     o decrease the Discounted Contract Balance of any contract which is modified in this way, unless the issuer deposits an amount equal to that decrease in the collection account,

     o be inconsistent with the servicing standards set forth in Section 4.01 of the contribution and servicing agreement,

     o reduce or adversely affect the obligor's obligation to maintain, service, insure and care for the equipment or permit the alteration or any item of equipment in any way which could adversely affect its present or future value, or

     o otherwise adversely affect, individually or in the aggregate, the interests of any of DVI Receivables Corp. XIX, the issuer, the trustee or the noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          As compensation to the servicer for its servicing of the contracts, the servicer will be entitled to receive on each payment date a servicing fee from amounts on deposit in the collection account. This fee will equal the product of (i) one-twelfth, (ii) .75% and (iii) the Aggregate Discounted Contract Balance at the beginning of the preceding collection period, except that for the first collection period, the servicing fee shall equal the product of (i) the fraction of which the numerator is the actual number of days elapsed during the first collection period and the denominator is 360 days, (ii) .75% and (iii) the Aggregate Discounted Contract Balance at the closing date. The collection period is, for a particular payment date, the entire calendar month immediately preceding that payment date. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid prior to distribution of any amounts to the noteholders.

          In addition, the servicer will be entitled to receive additional compensation in the form of servicing charges, which are:

     o    any late payment fees,

     o    the penalty portion of interest paid on past due amounts,

     o    origination fees,

     o    documentation fees,

     o other administrative fees or similar charges allowed by applicable law for the contracts, and

     o    other similar fees paid by the obligors.

          The servicer also is entitled to receive all earnings from any eligible investments in the collection account. The servicer will allocate payments by or on behalf of obligors between amounts then payable as scheduled payments, late fees and other charges in accordance with the servicer's normal practices and procedures.

          The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of contracts, including collecting and posting all payments, responding to inquiries of obligors on the contracts, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collection and disposition of defaults and policing the collateral for that contract. The servicing fee also will compensate the servicer for administering the contracts, accounting for collections and furnishing statements to the trustee. The servicing fee also will reimburse the servicer for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the contracts.

          The servicer will bear all costs of servicing the contracts under the contribution and servicing agreement. The servicer will be entitled to retain out of amounts recovered by the servicer its actual out-of-pocket expenses paid to third parties reasonably incurred. These retained amounts will only come from amounts actually recovered for any contract or the related equipment. In addition, the servicer is entitled to receive on each payment date any amounts previously paid by it as Servicer Advances, where the servicer has not been reimbursed and either the contract has become a defaulted contract or the amount has been determined to be a Nonrecoverable Advance.

EVIDENCE OF COMPLIANCE BY SERVICER

          The contribution and servicing agreement requires that with each set of financial statements delivered under the contribution and servicing agreement, the servicer will deliver an officer's certificate stating:

     o that the officer signing the certificate has reviewed the activities of the servicer during the period covered by those financial statements,

     o that the review has not disclosed the existence of any servicer event of default or, if the servicer defaults under certain sections of the contribution and servicing agreement, describing its nature and what action the servicer has taken and is taking to cure the event, and

     o that the officer has concluded that during that period the servicer has serviced the contracts in compliance with the required procedures. If not, the officer will state what were the instances of noncompliance.

OTHER SERVICING PROCEDURES

          The third business day immediately preceding each payment date is called a determination date. On each determination date, the servicer shall deliver a written report, called the monthly servicer report, to each rating agency and to the trustee.

          The issuer, trustee or any noteholder is entitled to notify the servicer that an obligor is in default under its contract. If it receives that notice, or if the servicer otherwise learns that the obligor is in default under its contract, the servicer will take action as is customary to cause the obligor to cure its default. If the default can not be cured, the servicer will use its best efforts to sell or re-lease any equipment under the defaulted contract. It will do so in a timely manner and consistent with the servicer's procedures for equipment owned by it, in order to maximize the net proceeds from that equipment, to the extent possible under then prevailing market conditions. The servicer will act in the same way as it does for its own contracts and consistent with the customary practices of servicers in the medical equipment finance industry.

          The servicer will grant to the trustee the power, in the event an indenture or servicer event of default occurs, to act as its attorney-in-fact, to file Uniform Commercial Code financing statements in the appropriate offices showing the transfer of the contracts to the issuer and to do any and all other acts as may be necessary or appropriate. The servicer will promptly execute any document or instrument deemed necessary by the issuer or the trustee to effect or to evidence this power of attorney. All costs associated with such filings or instructions will be paid by the contributor.

RESIGNATION/REMOVAL OF THE SERVICER

          The contribution and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except in connection with an assignment permitted by the contribution and servicing agreement or upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the contribution and servicing agreement. The servicer can only be removed if there has occurred a servicer event of default. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- SERVICER EVENTS OF DEFAULT" on page S-94 of this prospectus supplement and "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- TERMINATION OF THE SERVICER" on page S-96 on this prospectus supplement.

VOLUNTARY TERMINATION OF SERVICER DUTIES

          At the option of the servicer, on any payment date on which the Aggregate Discounted Contract Balance is less than 10% of the Initial Aggregate Discounted Contract Balance, the servicer can have the Repurchase Amount deposited into the collection account for each remaining contract. In this case, the servicer will have purchased all remaining trust property and the obligations and responsibilities of the servicer shall terminate.



                           DVI RECEIVABLES CORP. VIII

          DVI Receivables Corp. VIII is a limited purpose Delaware corporation formed in December, 1998. DVI Receivables Corp. VIII is the sole owner of all of the membership units and sole member and managing member of the issuer.

          DVI Receivables Corp. VIII is also the sole owner of all of the membership units and sole member and managing member of DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C. and DVI Receivables XVIII, L.L.C., each a limited purpose, limited liability company formed in Delaware. In July 1999, DVI Receivables VIII, L.L.C. issued its Asset-Backed Series 1999-1 Notes in five classes, four of which were offered in a public sale and the fifth offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In October 1999, DVI Receivables X, L.L.C. issued its Asset-Backed Series 1999-2 Notes in five classes, four of which were offered in a public sale and the fifth offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In May 2000, DVI Receivables XI, L.L.C. issued its Asset-Backed Series 2000-1 Notes in eight classes, seven of which were offered in a public sale and the eighth offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In November 2000, DVI Receivables XII, L.L.C. issued its Asset-Backed Series 2000-2 Notes in eight classes, seven of which were offered in a public sale and the eighth offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In May 2001, DVI Receivables XIV, L.L.C. issued its Asset-Backed Series 2001-1 Notes in eight classes, six of which were offered in a public sale and two of which were offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In November 2001, DVI Receivables XVI, L.L.C. issued its Asset-Backed Series 2001-2 Notes in eight classes, seven of which were offered in a public sale and the eighth of which was offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In May 2002, DVI Receivables XVII, L.L.C. issued its Asset-Backed Series 2002-1 Notes in eight classes, seven of which were offered in a public sale and the eighth of which was offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In November 2002, DVI Receivables XVIII, L.L.C. issued its Asset-Backed Series 2002-2 Notes in nine classes, eight of which were offered in a public sale and the ninth of which was offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended.

          All of the outstanding capital stock of DVI Receivables Corp. VIII is owned by DVI Financial Services Inc. DVI Receivables Corp. VIII's principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.


                            DVI RECEIVABLES CORP. XIX

          DVI Receivables Corp. XIX is a limited purpose Delaware corporation formed in April, 2003 to facilitate the financing of a portion of the contracts by the issuer. All of the outstanding capital stock of DVI Receivables Corp. XIX is owned by DVI Financial Services Inc. DVI Receivables Corp. XIX's principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000. Counsel for the underwriters will render its opinion that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, the possibility that a court would order the consolidation of DVI Receivables Corp. XIX with DVI Financial Services Inc. is extremely remote.


                  OTHER INTERMEDIATE SPECIAL PURPOSE COMPANIES

          DVI Receivables Corp. XV is a limited purpose Delaware corporation formed in May, 2001 to facilitate the interim financing of a portion of the contracts by DVI Receivables XV, L.L.C., a warehouse issuer. All of the outstanding capital stock of DVI Receivables Corp. XV is owned by DVI Financial Services Inc. DVI Receivables Corp. XV's principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.

          DVI Funding Corp. is a limited purpose Delaware corporation formed in June, 2001 to facilitate the interim financing of a portion of the contracts by DVI Funding, L.L.C., a warehouse issuer. All of the outstanding capital stock of DVI Funding Corp. is owned by DVI Financial Services Inc. DVI Funding Corp.'s principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.

          Counsel for the underwriters has rendered its opinions that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, the possibility that a court would order the consolidation of either DVI Receivables Corp. XV or DVI Funding Corp. with DVI Financial Services Inc. is extremely remote.

                                WAREHOUSE ISSUERS

          DVI Receivables XV, L.L.C., is a limited purpose limited liability company organized under the laws of the State of Delaware in May, 2001 to own and finance contracts, on a temporary basis, originated by DVI Financial Services Inc. DVI Receivables Corp. VIII is the sole member of DVI Receivables XV, L.L.C. DVI Receivables XV, L.L.C.'s principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.

          DVI Funding, L.L.C. is a limited purpose limited liability company organized under the laws of the State of Delaware in June, 2001 to own and finance contracts, on a temporary basis, originated by DVI Financial Services Inc. DVI Receivables Corp. VIII is the sole member of DVI Funding, L.L.C. DVI Funding L.L.C.'s principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.

          Counsel for the underwriters has rendered its opinions that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, the possibility that a court would order the consolidation of either DVI Receivables XV, L.L.C. or DVI Funding, L.L.C. with DVI Financial Services Inc. is extremely remote.


                                   THE ISSUER

          The issuer, DVI Receivables XIX, L.L.C., is a limited purpose limited liability company organized under the laws of the State of Delaware in April, 2003. DVI Receivables Corp. VIII is the sole member of the issuer. DVI Receivables XIX, L.L.C.'s principal executive office is located at 2500 York Road, Jamison, Pennsylvania 18929. Its telephone number is (215) 488-5000.

          The issuer will not engage in any business or investment activities other than acquiring, owning, financing, transferring, receiving or pledging the assets transferred to the issuer and related activities described in its organizational documents. The issuer has been organized so that, to the extent possible, neither it nor the trust property will be involved in any bankruptcy proceedings. For example:

     o the managing member of the issuer, DVI Receivables Corp. VIII, has at least two independent directors who are not affiliated with DVI Financial Services Inc. The independent directors are charged with acting in the best interests of shareholders and creditors of DVI Receivables Corp. VIII and the wholly-owned subsidiaries of DVI Receivables Corp. VIII, and the unanimous vote of all directors, including the independent directors, is necessary before DVI Receivables Corp. VIII can commence voluntary proceedings in a bankruptcy action as to either itself or the issuer, or direct the issuer to commence any voluntary bankruptcy proceedings,

     o DVI Receivables Corp. VIII, the transferor, the servicer and the trustee all will agree not to file, or join in the filing of, any legal action to force the issuer into bankruptcy proceedings, and

     o counsel for the underwriters will render its opinion that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, then the issuer and the trust property would not be consolidated in these proceedings.

The issuer owns DVI Financial Services Inc.'s rights under any property insurance policies relating to the equipment financed under the contracts. The issuer owns DVI Receivables Corp. XIX's rights and remedies under the contribution and servicing agreement.


                                   THE TRUSTEE

          The trustee, U.S. Bank National Association (as successor to U.S. Bank Trust National Association), has its principal corporate trust office at 180 Fifth Street, St. Paul, Minnesota 55101.

          The trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the trustee listed in the indenture.

          No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the successor trustee has accepted appointment. The trustee may resign at any time by giving written notice of resignation to the issuer and the noteholders. Any successor trustee must meet the financial and other standards for qualifying as a successor trustee under the indenture. The trustee may be removed at any time by written notice from the holders of notes holding more than 50% of the Voting Rights. The issuer may remove the trustee under the limited circumstances set forth in Section 7.08 of the indenture.

          If the trustee resigns or is removed, the issuer, with the consent of the holders of notes of the majority of the Voting Rights, shall promptly appoint a successor trustee. If a successor trustee has not been appointed and accepted appointment within 30 days after notice of resignation or removal, the trustee or any noteholder may petition any court of competent jurisdiction for the appointment of a successor trustee.


                   THE INITIAL INTEREST RATE SWAP COUNTERPARTY

          Bank of America, N.A., as the initial interest rate swap counterparty to the class A-2a, the class A-3a, the class B-1, the class C-1, the class D-1 and the class E-1 notes interest rate swap agreements, is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America, N.A. is a wholly-owned, indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

          As of December 31, 2002, based upon information reported by Bank of America, N.A., Bank of America, N.A. had consolidated assets of $565 billion, consolidated deposits of $400 billion and shareholder's equity of $51 billion based on regulatory accounting principles.

          Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, together with any subsequent documents it files with the Securities and Exchange Commission pursuant to the Exchange Act.

          Moody's currently rates Bank of America, N.A.'s long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1." Standard & Poor's currently rates Bank of America, N.A.'s long-term certificates of deposit as "AA-" and short-term certificates of deposit as "A-1+". Fitch rates Bank of America, N.A.'s long-term certificates of deposit as "AA" and its short-term certificates of deposit as "F-1+." Further information with respect to such ratings may be obtained from Fitch, Moody's and Standard & Poor's, respectively. No assurances can be given that the current ratings of Bank of America, N.A.'s instruments will be maintained.

          Bank of America, N.A. will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K and the publicly available portion of the most recent quarterly Call Report of Bank of America, N.A. delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

          Bank of America Corporate Communications
          Bank of America Corporate Center, 18th floor
          Charlotte, North Carolina 28255
          Attention: Corporate Communications

          The information contained in this section relates to and has been obtained from Bank of America, N.A. The information concerning Bank of America Corporation and Bank of America, N.A. contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and Bank of America, N.A. and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

          The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of Bank of America Corporation or Bank of America, N.A. since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date. We have not made any independent investigation of the information relating to Bank of America Corporation or Bank of America, N.A. in this section and do not make any representation as to the accuracy or completeness of such information.

          THE INFORMATION IN THIS SUBSECTION HAS BEEN PROVIDED BY BANK OF AMERICA, N.A. FOR USE IN THIS PROSPECTUS SUPPLEMENT. EXCEPT FOR THIS SUBSECTION, BANK OF AMERICA, N.A. HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND DOES NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT. NO REPRESENTATION IS MADE BY DVI FINANCIAL SERVICES INC., DVI RECEIVABLES CORP.

XIX, THE ISSUER OR ANY OF THEIR AFFILIATES AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THIS SUBSECTION.


                                  THE CONTRACTS

          The contracts consist of non-cancelable finance leases, fair market value leases, leveraged lease loans, lease receivable purchases and secured equipment notes. The obligors under the contracts are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals who utilize the equipment under those contracts for commercial use throughout the United States. No Affiliates of DVI Financial Services Inc. are or will be obligors under the contracts. The equipment is principally non-invasive medical diagnostic and therapeutic equipment. It is described on the table on page S-52 of this prospectus supplement. The issuer will acquire the contracts, called the initial contracts, and most of the contract payments on the closing date. The contract payments will include certain approved final payment obligations of the obligors, such as the obligation to extend the contract, obtain a replacement lessee for any extension period, or purchase the equipment. In each case, the rating agencies will have approval inclusion of such approved final payments. On the closing date, the notes will be secured by the initial contracts, the other trust property and the amounts on deposit in the reserve account.

          The initial contracts will be purchased by the issuer from (i) DVI Receivables Corp. XIX under a subsequent contract transfer agreement, dated as of May 1, 2003, between the issuer and DVI Receivables Corp. XIX or (ii) the warehouse issuers, pursuant to the sale agreement, dated as of May 1, 2003, among the issuer, DVI Receivables Corp. XIX, DVI Funding, L.L.C., and DVI Funding Corp., or the sale agreement, dated as of May 1, 2003, among the issuer, DVI Receivables Corp. XIX, DVI Receivables XV, L.L.C., and DVI Receivables Corp. XV, as the case may be. DVI Receivables Corp. XVIII will have acquired the initial contracts from DVI Financial Services Inc. under the contribution and servicing agreement, dated as of May 1, 2003, between DVI Financial Services Inc. and DVI Receivables Corp. XIX. Each of the intermediate special purpose companies will have acquired the initial contracts from DVI Financial Services Inc. pursuant a contribution and servicing agreement, between DVI Financial Services Inc. and such intermediate special purpose company. The initial contracts will be selected from all contracts owned by DVI Financial Services Inc. based on the selection criteria for Eligible Contracts specified in each contribution and servicing agreement and described in the glossary to this prospectus supplement.

          DVI Financial Services Inc. believes that the contracts are representative of all contracts owned by DVI Financial Services Inc. The contracts have been selected by DVI Financial Services Inc. and will meet all the criteria specified in this prospectus supplement.

          DVI Financial Services Inc. believes that the contracts are representative of all contracts owned by DVI Financial Services Inc. The contracts have been selected by DVI Financial Services Inc. and will meet all the criteria specified in this prospectus supplement.

          DVI Financial Services Inc. shall deliver to the trustee the original counterpart of each contract as well as copies of documents and instruments relating to each contract and evidencing the security interest in the equipment securing each contract. All of these counterparts, documents and instruments are called the contract file. Each of DVI Receivables Corp. XIX and the issuer will cause its accounting records to be clearly and unambiguously marked to show that each contract has been transferred by DVI Financial Services Inc. to an intermediate special purpose company, by such an intermediate special purpose company to the issuer or its related warehouse issuer, as the case may be, by the warehouse issuers to the issuer, and pledged by the issuer to the trustee for the benefit of the noteholders pursuant to the indenture.

          Some of the contracts were originated by third parties known as brokers and acquired by DVI Financial Services Inc. through purchases in its usual course of business from various entities to those entities. These purchases are called brokered transactions. Contracts acquired by DVI Financial Services Inc. in brokered transactions are purchased by it using the same credit and equipment criteria that DVI Financial Services Inc. applies to contracts which it writes in its own name. Contracts acquired from brokers are serviced by DVI Financial Services Inc. See "DVI Financial Services Inc. -- Underwriting Criteria" on page S-22 of this prospectus supplement and "DVI Financial Services Inc.'s Credit Underwriting and Review Process" on page 20 of the prospectus, for a description of DVI Financial Services Inc.'s underwriting and credit and collection policies. It is the policy of DVI Financial Services Inc. to ensure that UCC financing statements covering the underlying equipment for contracts acquired by DVI Financial Services Inc. in brokered transactions are filed against the applicable obligors to the same extent as those financing statements would be filed if the contracts were originated by DVI Financial Services Inc. DVI Financial Services Inc. also arranges for those financing statements to be assigned to DVI Financial Services Inc. In addition, DVI Financial Services Inc. files financing statements against the applicable broker, to protect its interest in the contracts and the other assets transferred to it in brokered transactions. DVI Financial Services Inc. does not file any financing statements with respect to any equipment that has an original equipment cost of less than $25,000.

          The contracts, other than the leveraged leased loans, and the equipment leases pledged as collateral for leveraged leased loans are exclusively on a "net basis", that is, the obligor is responsible for all operating expenses, including taxes and insurance premiums; except that some equipment leases pledged as collateral for leveraged leased loans may require the lessor to maintain and service the equipment. All obligors are obligated to:

     o    remit all contract payments due,

     o operate the equipment in compliance with the manufacturers' instructions,

     o except for the contracts described in the immediately preceding sentence, maintain and service the equipment, and

     o insure the equipment against casualty losses, liability for bodily injury and against property damage.

          Contract documentation also typically specifies that the obligor is responsible for compliance with all applicable laws and regulations applicable to operation of the equipment. Although in most cases the contracts provide that the obligor must maintain the equipment, in some transactions the obligor's rental or debt service payments include fees for supplies and other transaction costs. These fees are collected by DVI Financial Services Inc. and remitted to the appropriate broker or service provider. These fees, as well as any other amounts included in an obligor's payments for which DVI Financial Services Inc. is not the ultimate beneficiary, such as property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs, do not constitute part of the trust property. Also not included in the trust property are any purchase option payments (including final contract payments that are more than six and a half times larger than the average contract payment under the related contract other than approved final payments) and any rights of DVI Financial Services Inc. in any accounts receivable of the obligor which have been pledged to DVI Financial Services Inc. as collateral for that obligor's contract.

          The contracts, other than the leveraged leased loans, and the equipment leases pledged as collateral for a leveraged lease loan, in most cases do not provide for a right of the obligor to prepay. However, under the contribution and servicing agreement, the servicer is permitted to allow prepayment, in part or in full, in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer, after paying the Prepayment Amount or substituting an Eligible Contract, may remove the equipment and related contract from the trust property. The servicer historically has permitted obligors to terminate contracts early either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated payoff amount, or both. Any Prepayment Amounts or Partial Prepayment Amounts paid by the servicer shall be deposited into the collection account and shall be applied as a prepayment of the notes.

          The servicer may only permit a full prepayment if the obligor pays an amount at least equal to the sum of:

               (1) the discounted contract balance of the contract as of the first day of the calendar month immediately preceding such prepayment, together with one month of interest thereon at the actual Discount Rate of [ %];

               (2) any unreimbursed amounts that the servicer advanced to that obligor for that contract as permitted in the contribution and servicing agreement, as described in "The Contracts" on page S-42 and "The Servicer" on page S-29 of this prospectus supplement; and

               (3) any payments due and outstanding under the contract that constitute trust property but were not the subject of a Servicer Advance.

          The servicer may only permit an obligor to partially prepay a contract if the obligor pays an amount equal to the difference between the following (1) and (2):

               (1) the difference between (A) the discounted contract balance of the contract on the first day of the collection period before the prepayment is made together with one month's interest thereon at the discount rate and (B) the discounted contract balance of the contract after the prepayment is made, less

               (2) an amount equal to any of the contract payments actually received by the servicer with respect to the prepaid portion of the contract for the current calendar month on or before the date of the partial prepayment.

          The servicer will make reasonable efforts to collect all payments under the contracts. It will use the same collection procedures as the servicer follows for the particular type of contract it services for itself and others. Some of these other arrangements may result in the servicer acquiring a defaulted contract. The servicer may sell the equipment securing a defaulted contract at a public or private sale, or take any other action permitted by applicable law.

          A contract is a defaulted contract when either:

     o any contract payment or portion of contract payment is delinquent for more than 180 days as of the last day of the calendar month,

     o the servicer has not made a Servicer Advance to cover any delinquent amounts, on the grounds that the advance would not be recoverable,

     o the contract has been rejected in a bankruptcy proceeding involving the obligor under that contract, or

     o the lessor for any leveraged lease loan has rejected the related lease in a bankruptcy proceeding involving that lessor.

          For purposes of determining the length of time that a contract is delinquent, the delinquency of a contract payment is measured using the contract payments required to be made during the term of the contract as it was written on the date that the contract became part of the trust property. This does not take into account any modifications, waivers or extensions granted by the servicer after that date, although modifications permitted under Section 4.02 of the contribution and servicing agreement will be taken into account.

          In contrast with a defaulted contract, a delinquent contract is, as of any determination date, any contract under which the obligor has not paid all contract payments which were due at the end of the prior calendar month. However, a delinquent contract does not include a contract which became a defaulted contract prior to that determination date. DVI Financial Services Inc. will have the right, but not the obligation, to repurchase a delinquent contract in order to more effectively service a delinquent contract and to enforce the obligations of the obligor under the delinquent contract, but DVI Financial Services Inc. will not repurchase a delinquent contract until it is at least 90 days delinquent and in no event will DVI Financial Services, Inc. repurchase more than fifteen percent of the Initial Aggregate Discounted Contract Balance of the contracts.

STATISTICAL INFORMATION FOR THE CONTRACTS

          The statistical information presented in this prospectus supplement concerning the contracts is referred to as the statistical contracts. The information in this prospectus supplement regarding the statistical contracts has been calculated using an assumed Discount Rate of 4.70% per annum. The Aggregate Discounted Contract Balance, after subtracting the Retained Interest, of the initial contracts as of the cut-off date is $437,650,000.00 using the assumed Discount Rate. The Aggregate Discounted Contract Balance, after subtracting the Retained Interest, of the initial contracts as of the cut-off
date is $[   ] using the actual Discount Rate of [   %]. The composition of the
initial contracts as of the cut-off date will vary somewhat from the composition of the statistical contracts as presented in this prospectus supplement. DVI Financial Services Inc. does not expect that any resulting difference will be material. We did not include purchase option payments (including final contract payments that are more than six and a half times larger than the average contract payment under the related contract other than the approved final payments), the Retained Interest or miscellaneous payments in our calculations of Discounted Contract Balances. For the purposes of future calculations, except when calculating a repurchase price of a contract, we assumed that the Discounted Contract Balance of any defaulted contract is zero. In addition, some statistical contracts included in the statistical information included in this prospectus supplement may not meet the eligibility requirements as of the cut-off date and will be removed from the initial contracts. Also, there may be some initial contracts that are not included as statistical contracts. As a result, the composition as of the closing date for the final pool of initial contracts will vary somewhat from the composition as presented in this prospectus supplement. DVI Financial Services Inc. does not expect that any resulting variance will be material.

          Detailed information for the statistical contracts is given below. References in this prospectus supplement to percentages refer in each case to the percentage of the Aggregate Discounted Contract Balance calculated based on the assumed Discount Rate of the statistical contracts as of the cut-off date. As of the cut-off date, the statistical contracts had remaining terms to maturity of 1 to 84 months. The final scheduled payment date of the statistical contract with the latest maturity will be in April 1, 2010. As of the cut-off date, the Discounted Contract Balances of the statistical contracts range from $136.69 to $6,251,286.59. No more than 1.70% of the Aggregate Discounted Contract Balance of the statistical contracts is attributable to any one obligor. The average Discounted Contract Balance of the statistical contracts is approximately $204,900.51.

          Information regarding the statistical contracts is given in the tables below. Figures may not add up exactly to the stated totals because of rounding. All information has been calculated on the basis of the assumed Discount Rate.

          The statistical information in this prospectus supplement does not reflect any information regarding any contracts that are included in the trust property but were not included in the statistical contracts. Although the addition of these contracts may change relative data given in the tables below, all initial contracts must satisfy particular conditions, including that they are Eligible Contracts. See "The Contracts -- Substitute Contracts" at page S-59 of this prospectus supplement.

          Any references in the tables below to

     o "Number of contracts" treat separate equipment schedules to the same master contract as separate contracts,

     o "Original Equipment Cost" means, with respect to contracts acquired by DVI Financial Services Inc. from others, the amount recorded on DVI Financial Services Inc.'s records as paid by DVI Financial Services Inc. to acquire that contract and the broker's interest in the related equipment, and

     o "Discounted Contract Balance" means the present value of the statistical contracts, calculated based on an assumed Discount Rate of 4.70%. We believe that the use of the assumed Discount Rate does not materially alter the resulting information in a way that would mislead prospective noteholders.

                                     GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL
                                         CONTRACT POOL BY EQUIPMENT LOCATION
                                         -----------------------------------

                                                                         PERCENTAGE OF
                                       PERCENTAGE OF                        AGGREGATE                      PERCENTAGE OF
                                         AGGREGATE         DISCOUNTED      DISCOUNTED        ORIGINAL        AGGREGATE
                          NUMBER OF      NUMBER OF          CONTRACT        CONTRACT        EQUIPMENT        ORIGINAL
   EQUIPMENT LOCATION*    CONTRACTS      CONTRACTS          BALANCE          BALANCE           COST        EQUIPMENT COST
-----------------------   ---------   ---------------  ---------------   --------------  ---------------   --------------
Alabama................        36            1.63%     $  1,436,142.63         0.32%     $  1,604,722.16        0.34%
Alaska.................         9            0.41         1,699,016.12         0.38         1,573,156.61        0.33
Arizona................        54            2.45        15,216,048.97         3.37        18,825,823.77        3.98
Arkansas...............        13            0.59           818,237.77         0.18           786,135.93        0.17
California.............       316           14.35        59,827,530.66        13.26        68,908,824.57       14.56
Colorado...............        45            2.04         6,863,619.40         1.52         6,344,114.02        1.34
Connecticut............        28            1.27         1,598,861.54         0.35         3,123,120.84        0.66
Delaware...............         2            0.09           100,857.24         0.02            96,955.28        0.02
District of Columbia...         3            0.14            32,989.67         0.01           162,463.74        0.03
Florida................       214            9.72        52,952,612.93        11.74        55,537,628.03       11.74
Georgia................        62            2.82         9,923,510.12         2.20         9,809,835.87        2.07
Hawaii.................         5            0.23           887,587.38         0.20           911,206.52        0.19
Idaho..................         7            0.32           280,190.11         0.06           278,961.83        0.06
Illinois...............        89            4.04        20,255,614.52         4.49        21,198,221.66        4.48
Indiana................        25            1.14         2,593,891.65         0.57         2,383,999.92        0.50
Iowa...................        10            0.45           339,474.06         0.08           353,204.66        0.07
Kansas.................        18            0.82         3,545,200.05         0.79         3,311,472.40        0.70
Kentucky...............        21            0.95         5,538,964.99         1.23         5,040,217.39        1.07
Louisiana..............        33            1.50         5,464,966.40         1.21         6,156,530.70        1.30
Maine..................         6            0.27           100,927.98         0.02           109,907.61        0.02
Maryland...............        45            2.04        13,295,101.11         2.95        11,896,916.92        2.51
Massachusetts..........        47            2.13         6,005,784.26         1.33         6,209,169.56        1.31
Michigan...............        55            2.50        12,765,421.67         2.83        12,325,666.75        2.60
Minnesota..............        26            1.18         5,300,640.29         1.17         5,729,064.49        1.21
Mississippi............        11            0.50         1,653,426.96         0.37         1,622,267.66        0.34
Missouri...............        28            1.27         5,064,890.40         1.12         4,558,323.29        0.96
Montana................         5            0.23         1,722,403.95         0.38         1,566,029.19        0.33
Nebraska...............         6            0.27           222,626.21         0.05           301,192.75        0.06
Nevada.................        17            0.77         3,581,783.42         0.79         3,859,789.35        0.82
New Hampshire..........         7            0.32           243,307.03         0.05           260,110.44        0.05
New Jersey.............        85            3.86        28,302,379.81         6.27        27,613,018.56        5.83
New Mexico.............        11            0.50         2,004,052.73         0.44         1,845,470.91        0.39
New York...............       201            9.13        48,245,653.10        10.69        53,980,480.86       11.41
North Carolina.........        39            1.77         1,706,786.45         0.38         1,756,775.39        0.37
North Dakota...........         2            0.09            79,535.58         0.02            78,620.20        0.02
Ohio...................        48            2.18        10,925,154.05         2.42        10,619,843.65        2.24
Oklahoma...............        21            0.95         4,582,634.11         1.02         4,100,774.27        0.87
Oregon.................        25            1.14         7,787,502.70         1.73         6,910,033.46        1.46
Pennsylvania...........       103            4.68        31,817,633.81         7.05        33,150,969.08        7.01
Puerto Rico............        16            0.73           799,948.58         0.18           810,466.26        0.17
Rhode Island...........        10            0.45           727,340.81         0.16           802,000.78        0.17
South Carolina.........         9            0.41         1,416,491.01         0.31         1,375,831.88        0.29
South Dakota...........         5            0.23           161,050.21         0.04           155,054.00        0.03
Tennessee..............        29            1.32         2,000,923.70         0.44         2,301,073.33        0.49
Texas..................       235           10.67        61,446,722.93        13.62        60,728,413.90       12.83
Utah...................        26            1.18         1,103,499.25         0.24         1,610,379.77        0.34
Vermont................         1            0.05            59,163.26         0.01            54,608.15        0.01
Virginia...............        39            1.77         2,513,393.11         0.56         3,296,575.58        0.70
Washington.............        28            1.27         2,928,088.52         0.65         4,141,838.97        0.88
West Virginia..........         7            0.32           300,721.92         0.07           330,564.11        0.07
Wisconsin..............        18            0.82         2,950,132.26         0.65         2,717,470.36        0.57
Wyoming................         1            0.05               474.94         0.00            21,700.00        0.00
                            -----          ------      ---------------       ------      ---------------      ------
Total..................     2,202          100.00%     $451,190,912.36       100.00%     $473,246,997.38      100.00%
                            =====          ======      ===============       ======      ===============      ======

* Based upon equipment addresses as reflected on the Servicer's records.

                               DISTRIBUTION OF THE STATISTICAL
                           CONTRACT POOL BY REMAINING CONTRACT TERM

                                                                                  PERCENTAGE OF
                                                  PERCENTAGE OF                     AGGREGATE       PERCENTAGE OF
    RANGE OF                                       AGGREGATE                        DISCOUNTED        AGGREGATE
REMAINING TERMS   NUMBER OF       NUMBER OF        DISCOUNTED         CONTRACT      ORIGINAL          ORIGINAL
  (IN MONTHS)     CONTRACTS       CONTRACTS     CONTRACT BALANCE      BALANCE     EQUIPMENT COST    EQUIPMENT COST
----------------  ---------     -------------   ----------------   -------------  ---------------   --------------
 1 - 12.........     322           14.62%       $  9,732,257.28         2.16%     $ 51,966,052.15      10.98%
13 - 24.........     124            5.63          12,530,059.45         2.78        21,470,436.31       4.54
25 - 36.........     602           27.34          31,867,190.83         7.06        37,321,988.30       7.89
37 - 48.........     219            9.95          42,058,049.08         9.32        42,363,224.67       8.95
49 - 60.........     713           32.38         146,613,904.05        32.49       136,793,996.00      28.91
61 - 72.........     177            8.04         141,395,183.81        31.34       124,885,342.79      26.39
73 - 84.........      45            2.04          66,994,267.87        14.85        58,445,957.16      12.35
                   -----          ------        ---------------       ------      ---------------     ------
Total...........   2,202          100.00%       $451,190,912.36       100.00%     $473,246,997.38     100.00%
                   =====          ======        ===============       ======      ===============     ======



                                     DISTRIBUTION OF THE STATISTICAL
                                 CONTRACT POOL BY ORIGINAL CONTRACT TERM

                                                                  PERCENTAGE OF                   PERCENTAGE OF
                                 PERCENTAGE OF                      AGGREGATE                       AGGREGATE
RANGE OF ORIGINAL                  AGGREGATE                       DISCOUNTED                       ORIGINAL
      TERMS         NUMBER OF      NUMBER OF       DISCOUNTED       CONTRACT         ORIGINAL       EQUIPMENT
   (IN MONTHS)      CONTRACTS      CONTRACTS    CONTRACT BALANCE     BALANCE      EQUIPMENT COST      COST
-----------------   ---------    -------------  ----------------  -------------  ---------------  -------------
 1-12............        74            3.36%     $  2,070,154.95      0.46%      $  3,111,471.98      0.66%
13-24............       111            5.04         7,469,757.35      1.66          8,595,518.97      1.82
25-36............       434           19.71        19,543,592.64      4.33         20,843,191.36      4.40
37-48............       345           15.67        38,703,492.88      8.58         39,984,159.75      8.45
49-60............       716           32.52       113,618,934.02     25.18        125,227,539.32     26.46
61-72............       444           20.16       166,330,282.40     36.86        175,913,881.98     37.17
73-84............        61            2.77        84,466,615.87     18.72         83,001,792.37     17.54
85-96............        17            0.77        18,988,082.26      4.21         16,569,441.65      3.50
                      -----          ------      ---------------    ------       ---------------    ------
Total............     2,202          100.00%     $451,190,912.36    100.00%      $473,246,997.38    100.00%
                      =====          ======      ===============    ======       ===============    ======

                                          DISTRIBUTION OF THE STATISTICAL
                                         CONTRACT POOL BY TYPE OF EQUIPMENT

                                                                          PERCENTAGE OF
                                         PERCENTAGE                         AGGREGATE                       PERCENTAGE
                                        OF AGGREGATE      DISCOUNTED        DISCOUNTED       ORIGINAL       OF AGGREGATE
                            NUMBER OF     NUMBER OF        CONTRACT          CONTRACT       EQUIPMENT         ORIGINAL
EQUIPMENT TYPE              CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST        EQUIPMENT COST
----------------------      ---------   ------------      ----------      -------------   --------------   --------------
Computer and
Peripherals...........        202            9.17%     $ 10,537,886.01        2.34%      $ 10,962,919.29        2.32%
Computerized
Tomography ...........         35            1.59        24,119,542.42        5.35         23,469,450.21        4.96
Dental Equipment......         44            2.00         1,357,526.66        0.30          1,411,917.50        0.30
Diagnostic Equipment..        180            8.17         4,389,951.04        0.97          4,542,816.29        0.96
Dialysis..............          4            0.18           106,604.30        0.02            105,869.03        0.02
Facilities............        125            5.68        35,982,503.98        7.98         37,830,602.45        7.99
Imaging System........         40            1.82        23,199,261.47        5.14         22,100,692.34        4.67
Laboratory............         20            0.91         1,232,245.91        0.27          1,578,776.01        0.33
Magnetic Resonance
Imaging...............        150            6.81       137,482,661.07       30.47        151,959,312.48       32.11
Mammography...........         11            0.50         1,719,428.74        0.38          1,650,020.77        0.35
Medical Devices.......         34            1.54         1,376,141.35        0.31          2,642,771.24        0.56
Medical Equipment.....        584           26.52        89,328,981.94       19.80         90,570,512.13       19.14
Medical Vehicles......         10            0.45         1,284,444.46        0.28          1,140,498.77        0.24
Optometry.............         60            2.72         2,957,656.67        0.66          3,434,565.43        0.73
Patient Monitoring....        110            5.00         2,509,626.84        0.56          3,295,583.39        0.70
Physical Therapy......         90            4.09         4,953,373.09        1.10          4,892,871.96        1.03
Positron Emission
Tomography............         15            0.68        29,032,470.10        6.43         25,199,343.12        5.32
Radiation Therapy.....          5            0.23         2,469,436.47        0.55          7,220,952.27        1.53
Radiology.............         12            0.54         2,618,702.72        0.58          2,857,368.62        0.60
Surgical Equipment....        276           12.53        66,128,924.90       14.66         66,476,798.58       14.05
Telecommunication.....         19            0.86           315,112.69        0.07            356,847.30        0.08
Ultrasound............         88            4.00         4,975,560.32        1.10          5,702,754.55        1.21
Urology...............          8            0.36           750,939.38        0.17            714,518.88        0.15
Veterinary Equipment..         39            1.77           566,804.45        0.13            574,278.59        0.12
X-Ray.................         41            1.86         1,795,125.40        0.40          2,554,956.18        0.54
                            -- --          ------      ---------------      ------       ---------------      ------
Total.................      2,202          100.00%     $451,190,912.36      100.00%      $473,246,997.38      100.00%
                            =====          ======      ===============      ======       ===============      ======

By way of explanation for some of the equipment types listed on the table on this page:

     o Magnetic resonance imaging equipment provides high resolution images of soft tissues and is particularly useful for diagnosis of neurological disorders of the spine, head and neck that would otherwise require risky exploratory surgeries. More recently, MRI systems have become widely known for the diagnosis of musculoskeletal injuries, most notably, knee and shoulder problems related to sports injuries. MRI is based on the principle that body tissues behave differently in response to the application of strong but harmless magnetic fields which produce differentiated and contrasting images of healthy versus diseased organs and tissues. MRI systems range in selling price from $750,000 to $2,200,000.

     o Medical equipment represents all equipment located in a medical facility or laboratory including, but not limited to, hyperbaric chambers, IV pumps, teleradiology/telecardiology systems, blood gas analyzers, endoscopy systems, and medical beds.

     o Surgical equipment is patient treatment equipment used in surgical procedures. Prices range from $5,000 to $1,000,000.

     o Facilities are primarily specific improvements used to house MRI, computerized tomography and radiation therapy units. The prices range from $50,000 to $500,000.

     o Radiation therapy equipment includes linear accelerators, radiation therapy simulators and planning systems. These are used to provide radiation for the treatment of patients diagnosed with cancer. Prices range from $100,000 to $1,500,000.

     o Computers and peripherals are hardware and software used in practice management, accounting, billing, patient management and research and development within medical facilities. The cost of the computer systems range from $5,000 to $2,000,000.

     o Imaging systems, excluding MRIs and computerized tomography systems, are nuclear medicine systems that generate metabolic or functional images to determine whether organs or tissues function properly. Images are generated through the use of short-lived radioactive isotopes which are ingested by or injected into patients to study metabolic functions. As the isotopes decay, they emit small doses of radioactivity which are detected by the nuclear medicine camera to produce two-dimensional images. These systems range in selling price from $50,000 to $500,000.

     o Computerized tomography is used to image tumors and for motion sensitive, yet high contrast, diagnostic studies. It produces higher contrast images than conventional X-ray. Computerized tomography scanners range in selling price from $300,000 to $800,000.

     o Ultrasound is the preferred imaging modality for obstetrics, as well as certain vascular and cardiac studies. Ultrasound systems emit ultrasonic sound waves which are reflected by body tissues, then recorded and processed into images by a computer. Selling prices for ultrasound systems range from $50,000 to $750,000.

     o Physical therapy equipment is used in patient rehabilitation including treadmill machines, fitness equipment and therapy simulators. Prices range from $5,000 to $400,000.

     o Mammography equipment is special equipment used in the detection of breast cancer. Selling prices range from $30,000 to $500,000.

     o Radiology equipment is used to determine the functional state of organs. Prices range from $50,000 to $500,000.

     o Conventional X-ray equipment uses ionizing radiation to produce single-dimension images on a sheet of transparent film. Other X-ray systems are used in diagnostic imaging studies such as peripheral and coronary angiography. Selling prices range from $5,000 to $500,000.

                                       DISTRIBUTION OF THE STATISTICAL
                                CONTRACT POOL BY DISCOUNTED CONTRACT BALANCE
                                --------------------------------------------

                                                                              PERCENTAGE                     PERCENTAGE
                                              PERCENTAGE                          OF                             OF
                                                  OF                           AGGREGATE                     AGGREGATE
                                               AGGREGATE                      DISCOUNTED      ORIGINAL        ORIGINAL
       RANGE OF DISCOUNTED        NUMBER OF    NUMBER OF      DISCOUNTED       CONTRACT       EQUIPMENT      EQUIPMENT
        CONTRACT BALANCES         CONTRACTS    CONTRACTS   CONTRACT BALANCE     BALANCE         COST            COST
-----------------------------     ---------   ----------   ----------------   ----------  ---------------    ----------
$        0.01 - $   25,000.00        906        41.14%     $ 10,707,287.21        2.37%   $ 21,816,898.33       4.61%
$   25,000.01 - $   50,000.00        349        15.85        12,771,494.56        2.83      17,649,476.24       3.73
$   50,000.01 - $   75,000.00        257        11.67        15,977,095.03        3.54      20,189,928.04       4.27
$   75,000.01 - $  100,000.00        142         6.45        12,168,472.82        2.70      14,453,573.46       3.05
$  100,000.01 - $  150,000.00        147         6.68        17,715,130.33        3.93      21,298,627.12       4.50
$  150,000.01 - $  200,000.00         61         2.77        10,560,406.83        2.34      11,680,781.89       2.47
$  200,000.01 - $  250,000.00         32         1.45         7,027,850.97        1.56      10,385,719.54       2.19
$  250,000.01 - $  300,000.00         31         1.41         8,478,066.39        1.88      12,107,632.20       2.56
$  300,000.01 - $  350.000.00         24         1.09         7,760,008.48        1.72      10,888,480.41       2.30
$  350,000.01 - $  400,000.00         16         0.73         6,045,587.42        1.34       7,703,069.92       1.63
$  400,000.01 - $  450,000.00         14         0.64         5,945,689.03        1.32       5,706,304.04       1.21
$  450,000.01 - $  500,000.00         12         0.54         5,650,794.28        1.25       7,057,043.95       1.49
$  500,000.01 - $  550,000.00         12         0.54         6,307,808.11        1.40       6,328,192.17       1.34
$  550,000.01 - $  600,000.00          6         0.27         3,491,392.11        0.77       3,501,302.57       0.74
$  600,000.01 - $  650,000.00          3         0.14         1,839,955.85        0.41       1,731,534.56       0.37
$  650,000.01 - $  700,000.00         11         0.50         7,458,059.78        1.65       7,270,439.72       1.54
$  700,000.01 - $  750,000.00          6         0.27         4,323,851.46        0.96       3,818,133.55       0.81
$  750,000.01 - $  800,000.00          2         0.09         1,570,278.41        0.35       1,392,986.84       0.29
$  800,000.01 - $  850,000.00          3         0.14         2,511,090.93        0.56       5,462,959.80       1.15
$  850,000.01 - $  900,000.00          8         0.36         7,079,909.10        1.57       6,688,495.70       1.41
$  900,000.01 - $  950,000.00          7         0.32         6,457,041.05        1.43       5,646,592.96       1.19
$  950,000.01 - $1,000,000.00          6         0.27         5,855,681.51        1.30       8,496,714.41       1.80
$1,000,000.01 - $2,000,000.00         96         4.36       136,531,421.64       30.26     129,177,411.36      27.30
$2,000,000.01 - $3,000,000.00         33         1.50        79,720,390.84       17.67      73,501,510.02      15.53
$3,000,000.01 - $4,000,000.00         13         0.59        44,136,313.59        9.78      39,637,902.26       8.38
$4,000,000.01 - $5,000,000.00          4         0.18        16,848,548.06        3.73      14,061,814.32       2.97
$6,000,000.01 - $7,000,000.00          1         0.05         6,251,286.59        1.39       5,593,472.00       1.18
                                    -----      ------      ---------------      ------    ---------------     ------
Total........................       2,202      100.00%     $451,190,912.36      100.00%   $473,246,997.38     100.00%
                                    =====      ======      ===============      ======    ===============     ======

                                     DISTRIBUTION OF THE STATISTICAL
                                 CONTRACT POOL BY ORIGINAL EQUIPMENT COST

                                                                             PERCENTAGE                    PERCENTAGE
                                             PERCENTAGE                          OF                            OF
                                                 OF                          AGGREGATE                     AGGREGATE
                                              AGGREGATE      DISCOUNTED      DISCOUNTED      ORIGINAL       ORIGINAL
         RANGE OF ORIGINAL       NUMBER OF    NUMBER OF       CONTRACT        CONTRACT      EQUIPMENT      EQUIPMENT
          EQUIPMENT COSTS        CONTRACTS    CONTRACTS       BALANCE         BALANCE          COST           COST
------------------------------   ---------   ----------  ---------------     ----------  ---------------   ----------
$         0.01 - $   25,000.00     799         36.29%    $  9,685,224.73       2.15%     $ 11,389,260.43      2.41%
$    25,000.01 - $   50,000.00     398         18.07       13,331,226.87       2.95        14,422,544.08      3.05
$    50,000.01 - $   75,000.00     253         11.49       15,313,763.68       3.39        15,676,215.07      3.31
$    75,000.01 - $  100,000.00     147          6.68       12,280,170.35       2.72        12,699,447.28      2.68
$   100,000.01 - $  150,000.00     150          6.81       16,516,173.64       3.66        17,988,408.92      3.80
$   150,000.01 - $  200,000.00      71          3.22       11,025,069.78       2.44        12,228,210.77      2.58
$   200,000.01 - $  250,000.00      38          1.73        6,359,307.79       1.41         8,405,812.91      1.78
$   250,000.01 - $  300,000.00      36          1.63        8,630,985.77       1.91         9,877,187.61      2.09
$   300,000.01 - $  350,000.00      27          1.23        7,189,602.96       1.59         8,780,509.60      1.86
$   350,000.01 - $  400,000.00      18          0.82        5,979,494.63       1.33         6,732,688.80      1.42
$   400,000.01 - $  450,000.00      23          1.04        8,711,914.94       1.93         9,781,510.20      2.07
$   450,000.01 - $  500,000.00       5          0.23        2,350,780.07       0.52         2,411,933.79      0.51
$   500,000.01 - $  550,000.00       7          0.32        3,772,742.13       0.84         3,693,656.23      0.78
$   550,000.01 - $  600,000.00       8          0.36        4,132,106.32       0.92         4,616,657.78      0.98
$   600,000.01 - $  650,000.00      14          0.64        8,969,559.34       1.99         8,726,856.85      1.84
$   650,000.01 - $  700,000.00       4          0.18        2,891,557.38       0.64         2,704,955.41      0.57
$   700,000.01 - $  750,000.00       6          0.27        3,485,093.63       0.77         4,370,623.77      0.92
$   750,000.01 - $  800,000.00       6          0.27        4,113,745.83       0.91         4,640,224.47      0.98
$   800,000.01 - $  850,000.00       8          0.36        5,581,495.72       1.24         6,565,308.85      1.39
$   850,000.01 - $  900,000.00       7          0.32        5,966,425.87       1.32         6,114,407.86      1.29
$   900,000.01 - $  950,000.00      14          0.64       10,518,892.74       2.33        12,915,935.72      2.73
$   950,000.01 - $1,000,000.00      17          0.77       13,583,479.32       3.01        16,589,187.69      3.51
$1,000,000.01  - $2,000,000.00      98          4.45      134,574,320.93      29.83       138,634,655.44     29.29
$2,000,000.01  - $3,000,000.00      34          1.54       88,809,814.18      19.68        83,843,907.60     17.72
$3,000,000.01  - $4,000,000.00      13          0.59       41,166,677.20       9.12        43,843,418.25      9.26
$5,000,000.01  - $6,000,000.00       1          0.05        6,251,286.59       1.39         5,593,472.00      1.18
                                 -----        ------     ---------------     ------      ---------------    ------
Total.........................   2,202        100.00%    $451,190,912.36     100.00%     $473,246,997.38    100.00%
                                 =====        ======     ===============     ======      ===============    ======

                                  DISTRIBUTION OF THE STATISTICAL
                               CONTRACT POOL BY TEN LARGEST OBLIGORS
                               -------------------------------------

                                                                  PERCENTAGE
                                                                      OF
                                 PERCENTAGE OF                     AGGREGATE                     PERCENTAGE OF
                                   AGGREGATE       DISCOUNTED     DISCOUNTED      ORIGINAL         AGGREGATE
                     NUMBER OF     NUMBER OF        CONTRACT       CONTRACT      EQUIPMENT         ORIGINAL
OBLIGOR RANKING      CONTRACTS     CONTRACTS         BALANCE        BALANCE         COST        EQUIPMENT COST
------------------   ---------   -------------  ---------------   ----------  ---------------   --------------
1.................         2          0.09%     $  7,663,377.82      1.70%    $  6,894,698.00        1.46%
2.................         4          0.18         7,548,031.66      1.67        6,864,977.68        1.45
3.................         4          0.18         7,161,230.11      1.59        6,319,440.00        1.34
4.................         5          0.23         6,968,455.15      1.54        8,068,599.64        1.70
5.................         3          0.14         6,826,837.69      1.51        6,136,004.86        1.30
6.................        13          0.59         6,632,968.11      1.47        8,296,094.57        1.75
7.................         1          0.05         6,251,286.59      1.39        5,593,472.00        1.18
8.................         3          0.14         5,851,132.13      1.30        5,177,000.00        1.09
9.................         3          0.14         5,775,445.00      1.28        5,100,000.00        1.08
10................         3          0.14         5,371,559.18      1.19        4,600,000.00        0.97
Other.............     2,161         98.14       385,140,588.92     85.36      410,196,710.63       86.68
                       -----        ------      ---------------    ------     ---------------      ------
Total.............     2,202        100.00%     $451,190,912.36    100.00%    $473,246,997.38      100.00%
                       =====        ======      ===============    ======     ===============      ======



                                          DISTRIBUTION OF THE STATISTICAL
                                          CONTRACT POOL BY CONTRACT TYPE
                                          ------------------------------

                                                                                PERCENTAGE                     PERCENTAGE OF
                                               PERCENTAGE                      OF AGGREGATE                      AGGREGATE
                                              OF AGGREGATE    DISCOUNTED        DISCOUNTED       ORIGINAL         ORIGINAL
                                 NUMBER OF      NUMBER OF      CONTRACT          CONTRACT       EQUIPMENT         EQUIPMENT
CONTRACT TYPE                    CONTRACTS      CONTRACTS       BALANCE           BALANCE          COST             COST
-----------------------------    ---------    ------------  ----------------   ------------  ---------------   -------------
Fair Market Value Leases.....        482           21.89%    $ 41,662,209.67       9.23%     $ 55,956,567.99       11.82%
Finance Leases...............      1,133           51.45      174,830,973.90      38.75       182,963,956.60       38.66
Lease Receivable Purchases...        353           16.03       14,001,124.32       3.10        18,098,191.28        3.82
Secured Equipment Notes......        234           10.63      220,696,604.47      48.91       216,228,281.51       45.69
                                   -----          ------     ---------------     ------      ---------------      ------
Total........................      2,202          100.00%    $451,190,912.36     100.00%     $473,246,997.38      100.00%
                                   =====          ======     ===============     ======      ===============      ======

                                      DISTRIBUTION OF THE STATISTICAL
                                      CONTRACT POOL BY BUSINESS TYPE

                                                                             PERCENTAGE OF
                                           PERCENTAGE OF                       AGGREGATE                       PERCENTAGE OF
                                             AGGREGATE        DISCOUNTED       DISCOUNTED       ORIGINAL         AGGREGATE
                              NUMBER OF      NUMBER OF         CONTRACT         CONTRACT       EQUIPMENT          ORIGINAL
BUSINESS TYPE                 CONTRACTS      CONTRACTS         BALANCE          BALANCE           COST         EQUIPMENT COST
---------------------------   ---------    -------------   ---------------   --------------  ---------------   --------------
Dental.....................       74           3.36%       $  2,306,332.13       0.51%       $  2,656,390.38       0.56%
Diagnostic Imaging
Center-Non MRI.............       19           0.86          17,402,428.53       3.86          18,118,858.73       3.83
Esthetician................       91           4.13           2,953,204.13       0.65           3,155,465.02       0.67
Holding Company/Various
Centers....................       18           0.82          16,122,786.09       3.57          15,838,469.86       3.35
Home Health Care...........      110           5.00          12,747,502.63       2.83          13,360,037.78       2.82
Hospital...................      145           6.58          36,023,579.55       7.98          40,174,672.78       8.49
Hyperbaric Chambers........        5           0.23             437,883.23       0.10           1,120,702.12       0.24
M.D. Clinic................       24           1.09           2,866,997.79       0.64           2,941,713.08       0.62
Mobile MRI.................        3           0.14             908,777.05       0.20             811,464.85       0.17
MRI Only Center............      160           7.27          89,842,252.64      19.91          96,794,399.86      20.45
MRI & Other
Multiple Center............       80           3.63          56,417,036.50      12.50          57,386,574.66      12.13
Multi-Modality Center......       74           3.36          44,928,958.71       9.96          47,194,236.46       9.97
Optical....................       68           3.09           2,720,807.45       0.60           3,362,310.92       0.71
Outpatient Surgery Center..       53           2.41          46,144,734.89      10.23          43,383,926.19       9.17
Physician Practices........      915          41.55          51,240,143.20      11.36          56,798,485.02      12.00
Positron Emission
Tomography.................       17           0.77          20,352,734.16       4.51          17,843,798.90       3.77
Radiation Therapy Center...       32           1.45          25,879,447.13       5.74          27,168,136.59       5.74
Skilled Nurse Center.......       49           2.23           3,108,306.70       0.69           3,436,170.44       0.73
Teleradiology/Computers....        1           0.05                 353.41       0.00              16,793.00       0.00
Other......................      264          11.99          18,786,646.45       4.16          21,684,390.74       4.58
                               -----         ------        ---------------     ------        ---------------     ------
Total......................    2,202         100.00%       $451,190,912.36     100.00%       $473,246,997.38     100.00%
                               =====         ======        ===============     ======        ===============     ======

SUBSTITUTE CONTRACTS

          Under some circumstances, the servicer will have the right, but not the obligation, at any time to substitute one or more Eligible Contracts and a security interest in the equipment under that contract for a contract in a pool. We call this Eligible Contract and related rights a substitute contract. This right of substitution can be exercised for Pool A contracts if:

     o (A) any contract payment on a Pool A contract is delinquent for at least ninety consecutive days as of the most recent determination date; (B) a bankruptcy petition has been filed by or against the obligor or, for a leveraged lease loan, the related lessor, under any Predecessor Contract; or (C) the Pool A contract became a defaulted contract for the first time during the related collection period,

     o other conditions listed in the contribution and servicing agreement have been satisfied, and

     o the sum of (x) the Discounted Contract Balances of all substitute contracts substituted as provided for in this sentence and (y) amounts deposited by the servicer in the collection account in connection with all those substitutions mentioned in this sentence does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the closing date.

          In addition to these rights, the Servicer will also have the right, but not the obligation, at any time, to substitute one or more substitute contracts and a security interest in the related equipment for a Pool A contract and a security interest in the related equipment. This right of substitution can be exercised if:

     o    the Pool A contract has been prepaid,

     o conditions listed in the contribution and servicing agreement have been satisfied, and

     o the sum of (x) the Discounted Contract Balance of all substitute contracts substituted as provided for in this sentence and those made under section 4.02 of the contribution and servicing agreement and (y) amounts deposited by the servicer in the collection account in connection with all substitutions mentioned in this sentence and those substitutions made under section 4.02 of the contribution and servicing agreement does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the closing date.

          Under some circumstances, the servicer will have the right, but not the obligation, to substitute one or more Eligible Contracts and a security interest in the related equipment for a Pool B contract. This right of substitution can be exercised if:

     o conditions listed in the contribution and servicing agreement have been satisfied, and

     o the sum of (x) the Discounted Contract Balances of all substitute contracts substituted under this sentence and (y) amounts deposited by the servicer in the collection account in connection with all substitutions under this sentence does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the closing date.

          In addition, the servicer will have the right, but not the obligation, at any time in connection with the exercise by DVI Receivables Corp. XIX of its substitution rights, to substitute one or more substitute contracts and a security interest in the related equipment for a Pool B contract and a security interest in the related equipment. This right of substitution can be exercised if:

     o    the Pool B contract has been prepaid.

     o conditions listed in the contribution and servicing agreement have been satisfied, and

     o the sum of (x) the Discounted Contract Balance of all substitute contracts substituted as provided for in this sentence and those made under section 4.02 of the contribution and servicing agreement and (y) amounts deposited by the servicer in the collection account in connection with all substitutions mentioned in this sentence and those substitutions made under section 4.02 of the contribution and servicing agreement does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the closing date. Unless each rating agency has given its prior consent, the sum of clauses (x) and (y) in this paragraph may not exceed 10% of the Pool B Aggregate Discounted Balance as of the closing date.

          To become a substitute contract, a contract must meet all the criteria of an Eligible Contract described in the glossary. In the event that the servicer exercises its right to substitute a contract for a contract that was originated by DVI Financial Services, Inc., then the substitute contract must be a contract that was originated by DVI Financial Services Inc.


          DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS

          The notes are described on the cover page of this prospectus supplement and will be issued under the indenture, dated as of May 1, 2003, entered into between the issuer and the trustee. The following summary describes some provisions of the notes, that indenture and the contribution and servicing agreement. However, it is not complete and prospective investors should read those agreements in their entirety.

GENERAL PROVISIONS OF THE NOTES

          The notes are limited recourse obligations of the issuer only, with no recourse to DVI Financial Services Inc., the trustee or any other person. The issuer's liability is limited to the income and proceeds from the trust property. The issuer will agree in the indenture and in the notes to pay each class of noteholders the amounts of principal and interest on the dates shown in the indenture. Each payment of principal is required to equal the sum of:

     o    Monthly Principal for that class, and

     o    Overdue Principal, if any, for that class.

          Each payment of interest is required to equal the sum of:

     o    the Monthly Interest for that class, and

     o    the Overdue Interest, if any, for that class.

          Interest accrues on the class A-1 notes based on the actual number of days elapsed from a payment date (or, in the case of the first payment date, the closing date) to the following payment date, and, on the other notes, based on a thirty day calendar month, from the twelfth calendar day of the month (or, in the case of the first payment date, the closing date) to the eleventh calendar day of the following month, and is payable, along with required principal, on the twelfth day of each month, or if the day is not a business day, the immediately following business day.

          Notes that are subordinated in priority of payment to other classes of notes have a lesser likelihood of receiving the regular distributions as outlined in the "FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Similarly, if the trustee should ever foreclose upon the trust property, each superior class of notes has a greater protection against realizing losses than do notes that are subordinated.

          The following note payments are subordinated as shown below.

Note Payment           Subordinated to the Full Payment Of:
------------           ------------------------------------
Class A interest       Interest on the class A notes is not subordinated to any
                       other note payments.

Class A principal      All interest due and overdue on the class A notes and as
                       long as the aggregate principal balance of the class A notes does not exceed the Aggregate Discounted Contract
                       Balance, all interest due and overdue on all other classes of notes.


Class B interest       All interest due and overdue on the class A notes and any
                       principal due because the aggregate principal balance of the class A notes exceeds the Aggregate Discounted
                       Contract Balance.

Class B principal      If NO Amortization Event is happening:

                       o all interest due and overdue on the class A notes and the class B notes and, as long as the aggregate principal balance of the class A notes and the class B notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of notes, and

                       o    all principal due and overdue on the class A notes.

                       If an Amortization Event is happening:

                       o all interest due and overdue on the class A notes and the class B notes and, as long as the aggregate principal balance of the class A notes and the class B notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of the notes, and

                       o the entire outstanding principal amount due on the class A notes.

Class C interest       All interest due and overdue on the class A notes and the
                       class B notes and any principal due because the aggregate principal balance of the class A notes and the class B notes exceeds the Aggregate Discounted Contract Balance.

Class C principal      If NO Amortization Event is happening:

                       o all interest due and overdue on the class A notes, the class B notes and the class C notes and, as long as the aggregate principal balance of the class A notes, the class B notes and the class C notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of the notes, and

                       o all principal due and overdue on the class A notes and the class B notes.

                       If an Amortization Event IS happening:

                       o all interest due and overdue on the class A notes, the class B notes and the class C notes and, as long as the aggregate principal balance of the class A notes, the class B notes and the class C notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of the notes, and

                       o the entire outstanding principal amount due on the class A notes and the class B notes.

Class D interest       All interest due and overdue on the class A notes, the
                       class B notes and the class C notes and any principal due because the aggregate principal balance of the class A notes, the Class B notes and the class C notes exceeds the Aggregate Discounted Contract Balance.

Class D principal      If NO Amortization Event is happening:

                       o all interest due and overdue on the class A notes, the class B notes, the class C notes and the class D notes and, as long as the aggregate principal balance of the class A notes, the class B notes, the class C notes and the class D notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of the notes, and

                       o all principal due and overdue on the class A notes, the class B notes, and the class C notes.

                       If an Amortization Event IS happening:

                       o all interest due and overdue on the class A notes, the class B notes, the class C notes and the class D notes and, as long as the aggregate principal balance of the class A notes, the class B notes, the class C notes and the class D notes does not exceed the Aggregate Discounted Contract Balance, all interest due and overdue on all other classes of the notes, and

                       o the entire outstanding principal amount due on the class A, class B and class C notes.

Class E interest       All interest due and overdue on the class A notes, the
                       class B notes, the class C notes and the class D notes and any principal due because the aggregate principal balance of the class A notes, the class B notes, the class C notes and the class D notes exceeds the Aggregate
                       Discounted Contract Balance.

Class E principal      If NO Amortization Event is happening:

                       o all interest due and overdue on all classes of the notes, and

                       o all principal due and overdue on the class A notes, the class B notes, the class C notes and the class D notes.

                       If an Amortization Event IS happening:

                       o all interest due and overdue on all classes of the notes, and

                       o the entire outstanding principal amount, due on the class A, class B, class C and class D notes.

          The notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company and its participants. Each note will be initially issued as a fully registered note in minimum denominations of $5,000 and integral multiples of $1,000 above that amount. One note of each class may be issued in a different amount as may be necessary so that the notes of that class evidence the full initial principal balance of that note. The notes will be represented by one or more certificates registered in the name of "Cede & Co.", the nominee of The Depository Trust Company; notes so registered are called book-entry securities. A person acquiring an interest in the notes is called a beneficial owner. A beneficial owner will be entitled to receive a certificate representing that person's interest, called a definitive note. Please read "BOOK-ENTRY REGISTRATION OF THE NOTES -- DEFINITIVE SECURITIES" on page S-99 of this prospectus supplement for exceptions to this rule. Unless and until definitive securities are issued for the notes under the limited circumstances described in this prospectus supplement, all references to actions by noteholders for the notes shall refer to actions taken by The Depository Trust Company upon instructions from its participants. Also, unless and until definitive securities are issued for the notes as described in this prospectus supplement, all references in this prospectus supplement to distributions, notices, reports and statements to noteholders for the notes shall refer to distributions, notices, reports and statements to The Depository Trust Company or Cede, as the registered holder of the notes, for distribution to beneficial owners by The Depository Trust Company in accordance with The Depository Trust Company procedures.

          Payments on the notes are required to be made by the trustee on each payment date, to persons in whose names notes are registered on the record date for that payment date. The first payment date with respect to interest on any note is June 12, 2003. The first payment date with respect to principal for the class A-1 notes, class B notes, the class C notes, and class D notes will be June 12, 2003. We expect the first payment date with respect to principal for the class A-2 notes, to be February 12, 2004 and for the class A-3 notes, to be September 12, 2004. Payments are required to be made by the trustee by wire transfer of immediately available funds, to the registered holders of the notes, initially, Cede & Co., appearing in the note register on the record date. If no account is specified for a noteholder, the trustee will mail a check to the address for that noteholder appearing in the note register on that record date. A note register is a register kept by the trustee in the Corporate Trust Office in which the trustee shall provide for the registration of notes and the transfer of notes. A participant is a participating organization of The Depository Trust Company.

INTEREST RATE SWAP AGREEMENTS

          On the closing date, the issuer will enter into interest rate swap agreements with Bank of America, N.A, as swap counterparty, to hedge its floating rate interest obligations on the class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes. The interest rate swap agreements will have notional amounts for each interest period equal to the aggregate principal balance of the class A-2a notes, the class A-3a notes, the class B-1 notes, the class C-1 notes, the class D-1 notes and the class E-1 notes on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the related swap counterparty will pay any Net Swap Receipts to the issuer, and/or the issuer will pay any Net Swap Payments to the swap counterparty. The obligation of the interest rate swap counterparty is limited to its specific obligations in the swap agreements with the issuer.

          The amount payable under the interest rate swap agreements will be calculated as follows:

     o    For any payment date after the first payment date:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR determined as of the related LIBOR determination date plus the specified margin set forth in the related swap agreement; and (iii) the applicable notional amount; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the related class of notes stated fixed interest rate, and (iii) the applicable notional amount.

     o    For the first payment date:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR determined as of the related LIBOR Determination Date plus the specified margin set forth in the related swap agreement; and (iii) the applicable notional amount; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the related class of notes stated fixed interest rate, and (iii) the applicable notional amount.

          The class A-2a notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          The class A-3a notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          The class B-1 notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          The class C-1 notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          The class D-1 notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          The class E-1 notes stated fixed interest rate is [ ]% and the specified margin set forth in the related swap agreement is one-month LIBOR plus [ ]%.

          If the result of either of the above calculations is positive, it will be referred to in this prospectus supplement as a "Net Swap Receipt". If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a "Net Swap Payment".

          Any payment received by the issuer in respect of Net Swap Receipts will be deposited into the collection account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the issuer is required to make to a swap counterparty in respect of Net Swap Payments will be made from the collection account.

          The swap counterparty will have the right to assign its rights and obligations under an interest rate swap agreement to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the related class of notes.

          Upon the occurrence of any event of default specified in an interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under such interest rate swap agreement and the occurrence of certain bankruptcy and insolvency events.

          An interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of any class A notes resulting from a payment default relating to such class A notes under the indenture, (3) the liquidation of the issuer's assets by the indenture trustee,
(4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty, which consent will not be unreasonably withheld, and (5) certain tax consequences arriving from (a) administrative or judicial procedures, (b) changes in tax law or (c) certain mergers and asset transfers.

          In the event an interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due (1) to the swap counterparty by the issuer out of funds, ranking equally in priority with payments of interest on the related class of notes or (2) to the issuer by the swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into similar swap transactions or such other method as may be required under the interest rate swap, in each case in accordance with the procedures set forth in the related interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

          Within 30 days of the date a swap counterparty's long-term and short-term ratings cease to be at the levels required by Moody's and Standard & Poor's, such swap counterparty must (a) post collateral, or (b) assign its rights and obligations under the related interest rate swap agreement to an eligible substitute swap counterparty, in each case, to maintain the ratings of the notes. If such swap counterparty has not assigned its rights and obligations under the related swap agreement as set forth in clause (b) of the immediately preceding sentence, such swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute swap counterparty, until an appropriate substitute swap counterparty is found.

CONVEYANCE OF TRUST PROPERTY

          On or before the closing date, in several separate transactions, DVI Financial Services Inc. will convey a portion of the contract payments to an intermediate special purpose company, and that intermediate special purpose company will transfer those contracts to either the issuer or a warehouse issuer. Each warehouse issuer specified by DVI Financial Services Inc. will transfer to the issuer, and the issuer will then pledge to the trustee, all of its right, title and interest in and to the trust property. The trust property does not include some amounts included in the obligor's payments to which DVI Financial Services Inc. is not entitled, such as property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs. Also not included in the trust property are:

     o any purchase option payments (including final contract payments that are more than six and a half times larger than the average contract payment under the related contract other than approved final payments),

     o ownership of any equipment, although the trust property includes a security interest in that equipment, or

     o any rights of DVI Financial Services Inc. in any accounts receivable of the obligor which have been pledged to DVI Financial Services Inc. as collateral for that obligor's contract.

          In general, a purchase option payment is any payment made by the obligor under the contract to purchase the equipment covered under the contract. A purchase option payment would include any funds received in respect of any of the following:

     o    an end of term purchase option for $1 or $101,

     o an end of term option to purchase the equipment at a stated percentage of the original cost of the equipment,

     o an option to purchase the equipment at the fair market value of the equipment determined at the end of the contract term,

     o a final contract payment that is more than six and a half times larger than the average contract payment under the related contract, or

     o an end of term option to extend the term of the lease for one or more immediately succeeding twelve month periods.

          On the closing date, the issuer will have delivered a copy of the contract schedule to the trustee for the initial contracts. The contract schedule will include for each contract:

     o    a number identifying the contract,

     o    the obligor's name and address,

     o    the original maturity of each contract,

     o the type of equipment subject to each contract, each contract's location and, if available, original equipment cost,

     o    the remaining maturity of each contract,

     o    the Discounted Contract Balance as of the cut-off date,

     o    the type of contract and pool,

     o the amount and scheduled due date of each contract payment (excluding any final contract payment that is more than six and a half times larger than the average contract payment under the related contract other than approved final payments due under each of the contracts), and

     o    the commencement date of each contract.

          DVI Financial Services Inc. also will deliver to the trustee the contract file for each contract. DVI Financial Services Inc., DVI Receivables Corp. XIX and the issuer each will mark its accounting records to show that each contract has been conveyed by DVI Financial Services Inc. to DVI Receivables Corp. XIX or an intermediate special purpose company, by DVI Receivables Corp. XIX or an intermediate special purpose company to the issuer or to a warehouse issuer, by each warehouse issuer to the issuer, and then pledged by the issuer to the trustee for the benefit of the noteholders.

DVI FINANCIAL SERVICES INC. REPURCHASE OBLIGATION FOR CONTRACT
MISREPRESENTATIONS

          DVI Financial Services Inc. will make representations and warranties in the contribution and servicing agreement regarding the contracts and the equipment for the benefit of the trustee, the noteholders, the issuer and DVI Receivables Corp. XIX. DVI Financial Services Inc. will be obligated to repurchase or provide a substitute contract for any contract where any misrepresentation or breach of warranty materially and adversely affects the interest of the noteholders in that contract and the breach has not been cured by DVI Financial Services Inc. or waived by the noteholders holding a majority of the Voting Rights within ninety days after DVI Financial Services Inc. learns of the breach. The trustee will be granted the right to enforce these representations and warranties directly against DVI Financial Services Inc.

INDEMNIFICATION

          Each of the contribution and servicing agreement and the sale agreements provides that DVI Financial Services Inc., as contributor and servicer, will defend and indemnify itself, the servicer, the trustee, DVI Receivables Corp. XIX, the respective intermediate special purpose companies and warehouse issuers, the issuer and the noteholders against any and all losses, claims, damages and liabilities suffered by any of those parties by reason of a breach by DVI Financial Services Inc. of its obligations under the contribution and servicing agreement and the respective sale agreements, as the case may be.

          Neither the servicer nor any of the directors, officers, employees or agents of the servicer shall incur any liability to DVI Receivables Corp. XIX, the issuer, the trustee or the noteholders, for any action taken or not taken in good faith under the contribution and servicing agreement relating to any contract. This includes any defaulted contract, or the equipment under that contract. This exception from liability does not apply to either:

     o any breach of warranties or representations made by the servicer in the contribution and servicing agreement or in any certificate delivered in conjunction with the purchase of the notes, or

     o for any liability which would otherwise be imposed by reason of willful misfeasance or negligence in the performance of the servicer's duties under the contribution and servicing agreement or by reason of reckless disregard of its obligations and duties under that agreement.

INDENTURE ACCOUNTS; INVESTMENT OF FUNDS

          The servicer will establish one or more bank accounts, each called a lockbox account, in the name of the trustee for the benefit of the noteholders. Each lockbox account will be a segregated account initially established and maintained with a lockbox bank selected by the servicer. Not only will the servicer give the trustee prior written notice of any change in the location of any lockbox account, but the servicer will also give at least 10 days' prior written notice of the new location to each obligor.

          The trustee, under the indenture, is required to establish and maintain the collection account, the distribution account, the reserve account and the successor servicer reserve account, each in the name of the trustee and for the benefit of the noteholders and the issuer to the extent of their interest in those accounts. Each account will be one or more segregated trust accounts held by the trustee. In addition, the trustee will establish and maintain sub-accounts of the distribution account for each class of notes as needed.

          The indenture permits the servicer to instruct how amounts in the collection account and the reserve account will be invested in certain types of highly rated investments, which are called eligible investments, and how amounts in the successor servicer reserve account will be invested in certain types of highly rated money market funds, a category of eligible investments. All amounts invested in eligible investments and all investments made with those amounts, including all income and other gain from the investments, will be held by the trustee in the accounts as part of the trust property as provided in the indenture. Any net loss of principal, determined on a month-by-month basis, resulting from the investment of the amounts in the collection account and the reserve account will be charged to the issuer. The issuer shall reimburse that account within three business days of being notified of a net loss of principal by the trustee. The trustee shall not in any way be held liable because of any insufficiency in the collection account and distribution accounts resulting from losses on investments made in accordance with the indenture unless the trustee is the obligor under an eligible investment. The trustee shall not be liable for any investment made by it in accordance with the indenture on grounds that it could have made a more favorable investment.

          All payments and proceeds of the contracts collected in the lockbox account, including any investment earnings, will be deposited into the collection account. The servicer is required to deposit the amounts into the collection account within two business days of receipt. If rating agency conditions are satisfied, however, the deposit of collections for a particular collection period will be made by the servicer within two business days prior to the related payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.

RESERVE ACCOUNT

          The reserve account is a segregated trust account in the name of the trustee and will be funded by deposit of the Reserve Account Deposit Amount from amounts otherwise able to be distributed to the issuer on the closing date or any payment date. If there exists a shortfall between the Available Funds and interest or principal due on the payment date for any of the notes, regardless of whether an Amortization Event has occurred and is continuing, amounts on deposit in the reserve account will be available to make payments of interest to:

     o    first, the class A noteholders,

     o    then, the class B noteholders,

     o    then, the class C noteholders,

     o    then, the class D noteholders,

     o    then, the class E noteholders, and

then, under most circumstances, to pay principal on,

     o    first, the class A notes,

     o    then, the class B notes,

     o    then, the class C notes,

     o    then, the class D notes, and

     o    then, the class E notes.

          If an Amortization Event has occurred and is continuing, the principal due on each class shall be the entire Note Balance for that class of notes. If no Amortization Event has occurred or is continuing, amounts on deposit in the reserve account may be paid to the issuer, if, and only to the extent that, the amounts in the reserve account exceed the Reserve Account Required Amount.

          After the occurrence and continuance of a servicer event of default and the appointment of a successor servicer, on any payment date, the successor servicer shall have the right to reimburse itself from amounts on deposit in the reserve account for any expenses incurred by the successor servicer in connection with the rehabilitation of any delinquent or defaulted contracts. In no event will the amount reimbursed to the successor servicer from the reserve account exceed the lesser of (x) 0.5% of the Initial Aggregate Discounted Contract Balance and (y) 0.5% of the outstanding Aggregate Discounted Contract Balance as of each payment date.

          The trustee will have to deposit amounts into the reserve account only from monies then in the collection account after payment of claims given a higher priority than the Reserve Account Deposit Amount under Section 3.04(b) of the indenture. The trustee shall not have any responsibility to determine the amount or adequacy of funds on deposit in the reserve account, or the amount of any deposits to or withdrawals from the reserve account. The issuer will agree to treat assets in the reserve account and all earnings on those assets as its assets and earnings for federal, state and local tax purposes and not to sell, transfer or otherwise dispose of its interest in those assets.

          On each payment date, the trustee shall, on the basis of the monthly servicer report, deposit in the reserve account an amount equal to the Reserve Account Deposit Amount. If on any payment date, Available Funds are less than the Priority Payments, the trustee shall withdraw from the reserve account the amount of that shortfall, until the reserve account is depleted. On each payment date, if the balance in the reserve account is greater than the Reserve Account Required Amount, the trustee, if instructed by the servicer, shall pay the amount of the excess to the issuer. The amount of the excess paid to the issuer is a reserve account withdrawal. Amounts properly paid to the issuer, either directly from the distribution account without deposit in the reserve account or from the reserve account, shall be deemed released from the trust property. The issuer shall not be required to refund any amounts properly paid to it.

          For amounts in the reserve account, the issuer and the trustee agree that any reserve account property that is held in deposit accounts shall be held solely in the name of the trustee, on behalf of the noteholders. Each deposit account must be held by the trustee or by another FDIC-insured depository approved by the rating agencies. The trustee shall have sole signature authority for those deposit accounts.

          Any amounts on deposit in the reserve account, after payment of amounts due to the noteholders and termination of the indenture, shall be paid to DVI Receivables Corp. VIII, as managing member of the issuer, upon DVI Receivable Corp. VIII's written request to the trustee.

SUCCESSOR SERVICER RESERVE ACCOUNT

          The successor servicer reserve account is a segregated trust account in the name of the trustee and will be funded by deposit of the Initial Successor Servicer Reserve Account Deposit Amount from amounts otherwise able to be distributed to the issuer on the closing date. Amounts on deposit in the successor servicer reserve account will be available, with the consent of the holders of notes of the majority of the Voting Rights on each payment date for transfer to the collection account for payment of any amount then due and payable with respect to the search for, or transition to, a successor servicer and will be available on each payment date for transfer to the collection account for payment of any shortfall between the Available Funds on such date over the servicing fee then due and payable to the successor servicer.

          The issuer will agree to treat assets in the successor servicer reserve account and all earnings on those assets as its assets and earnings for federal, state and local tax purposes and not to sell, transfer or otherwise dispose of its interest in those assets.

          If on any payment date, the Available Funds on such payment date are less than the servicing fee then due and payable to the successor servicer or there is any amount then due and payable with respect to the selection of, or transition to, a successor servicer, the trustee shall, transfer from the successor servicer reserve account to the collection account the amount of such amounts then due and payable until the successor servicer reserve account is depleted.

          For amounts in the successor servicer reserve account, the issuer and the trustee agree that any successor servicer reserve account property that is held in deposit accounts shall be held solely in the name of the trustee, on behalf of the noteholders. Each deposit account must be held by the trustee or by another FDIC-insured depository approved by the rating agencies. The trustee shall have sole signature authority for those deposit accounts.

          Any amounts on deposit in the successor servicer reserve account, after payment of amounts due to the noteholders and termination of the indenture, shall be paid to DVI Receivables Corp. VIII, as managing member of the issuer, upon DVI Receivable Corp. VIII's written request to the trustee.

FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT

          The servicer shall remit to the collection account all amounts received by it for the trust property not later than the second business day after receipt. The servicer also shall cause monies in each lockbox account to be paid to the collection account in the same time frame. However, if permitted by the rating agencies, the servicer will only pay those monies to the collection account on or before the second business day prior to each payment date. The indenture instructs the trustee about which and how to deposit all other amounts received by it.

          Unless the notes have been declared due and payable under the indenture and monies collected by the trustee are being applied accordingly, the trustee on each payment date will withdraw and pay or cause to be paid the following claims from the Available Funds. The Available Funds will be applied in the following order of priority:

          (1) to the servicer, the servicing fee due on that payment date (including, if that servicer is not DVI Financial Services Inc., any additional amount agreed upon in good faith and commercially reasonable judgment between such servicer and the trustee to cover the costs of transferring the servicer operations to such successor servicer and a fee to the trustee equal to the product of (A) one-twelfth, (B) 0.01% and (C) the Aggregate Discounted Contract Balance of all contracts at the beginning of the preceding collection period);

          (2) to the servicer, any unreimbursed Nonrecoverable Advances or Servicer Advances previously made for delinquent contracts;

          (3) to the interest rate swap counterparty, Net Swap Payments (including interest on overdue Net Swap Payments);

          (4) FIRST, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

               (A)  the Class A-1 Monthly Interest; and

               (B)  the Class A-1 Overdue Interest, if any;

          SECOND, to the Class A Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class A-2a notes and the class A-2b notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty,


               (A)  in the following order of priority, the sum of:

                    (i)  the Class A-2 Monthly Interest; and

                    (ii) the Class A-2 Overdue Interest, if any;

               (B)  the amount of any swap termination payment;

          PROVIDED, that if any amounts allocable to the class A-2a notes and class A-2b notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;


          THIRD, to the Class A Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class A-3a notes and class A-3b notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty the sum of:


               (A)  in the following order of priority, the sum of:

                    (i)  the Class A-3 Monthly Interest; and

                    (ii) the Class A-3 Overdue Interest, if any; and

               (B)  the amount of any swap termination payment;

          PROVIDED, that if any amounts allocable to the class A-3a notes and class A-3b notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;


          (5) to the Distribution Account, an amount equal to the excess of (x) the aggregate principal balance of the class A notes over (y) the Aggregate Discounted Contract Balance;

          (6) to the Class B Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class B-1 notes and the class B-2 notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty, (A) in the following order of priority: the sum of the Class B Monthly Interest and any Class B Overdue Interest and (B) the amount of any swap termination payment; PROVIDED, that if any amounts allocable to the class B-1 notes and class B-2 notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

          (7) to the Distribution Account, an amount equal to the excess of (x) the aggregate principal balance of the class A notes and the class B notes over (y) the Aggregate Discounted Contract Balance. This amount will be reduced by any amount deposited in the Distribution Account in accordance with clause (5) above;

          (8) to the Class C Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class C-1 notes and the class C-2 notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty, (A) in the following order of priority: the sum of the Class C Monthly Interest and any Class C Overdue Interest and (B) the amount of any swap termination payment; PROVIDED, that if any amounts allocable to the class C notes and class C notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

          (9) to the Distribution Account, an amount equal to the excess of (x) the aggregate principal balance of the class A notes, the class B notes and the class C notes over (y) the Aggregate Discounted Contract Balance. This amount will be reduced by any amount deposited in the Distribution Account, in accordance with clauses (5) and (7) above;

          (10) to the Class D Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class D-1 notes and the class D-2 notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty, (A) in the following order of priority: the sum of the Class D Monthly Interest and any Class D Overdue Interest and (B) the amount of any swap termination payment; PROVIDED, that if any amounts allocable to the class D-1 notes and class D-2 notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

          (11) to the Distribution Account, an amount equal to the excess of (x) the aggregate principal balance of the class A notes, the class B, the class C notes and the class D notes over (y) the Aggregate Discounted Contract Balance. This amount will be reduced by any amount deposited in the Distribution Account, in accordance with clauses (5), (7) and
          (9) above;

          (12) to the Class E Distribution Sub-Account, to pay, with the same priority and ratably in proportion to the principal balance of the class E-1 notes and the class E-2 notes and the amount of any swap termination payment due and payable by the issuer to the interest rate swap counterparty, (A) in the following order of priority: the sum of the Class E Monthly Interest and any Class E Overdue Interest and (B) the amount of any swap termination payment; PROVIDED, that if any amounts allocable to the class E-1 notes and class E-2 notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

          (13) to the Distribution Account, an amount equal to the excess of (x) the aggregate principal balance of the class A notes, the class B, the class C notes, the class D notes and class E notes over (y) the Aggregate Discounted Contract Balance. This amount will be reduced by any amount deposited in the Distribution Account, in accordance with clauses (5), (7) (9) and (11) above;

          (14) as long as no Amortization Event shall have occurred and be continuing, to the Class A Distribution Sub-Account, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account, the sum of:

               (A)  the Class A-1 Overdue Principal, if any;

               (B)  the Class A-1 Monthly Principal;

               (C)  the Class A-2 Overdue Principal, if any;

               (D)  the Class A-2 Monthly Principal;

               (E)  the Class A-3 Overdue Principal, if any; and

               (F)  the Class A-3 Monthly Principal;

          (15) as long as no Amortization Event shall have occurred and be continuing, to the Class B Distribution Sub-Account, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account, the sum of:

               (A)  any Class B Overdue Principal, if any; and

               (B)  the Class B Monthly Principal; then,

          (16) as long as no Amortization Event shall have occurred and be continuing, to the Class C Distribution Sub-Account, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account, the sum of:

               (A)  any Class C Overdue Principal, if any; and

               (B)  the Class C Monthly Principal; then,

          (17) as long as no Amortization Event shall have occurred and be continuing, to the Class D Distribution Sub-Account, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account, the sum of:

               (A)  any Class D Overdue Principal, if any; and

               (B)  the Class D Monthly Principal; then,

          (18) as long as no Amortization Event shall have occurred and be continuing, to the Class E Distribution Sub-Account, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account, the sum of:

               (A)  any Class E Overdue Principal, if any; and

               (B)  the Class E Monthly Principal;

          (19) as long as no Amortization Event shall have occurred and be continuing, to the reserve account, the Reserve Account Deposit Amount;

          (20) if an Amortization Event shall have occurred and be continuing and has not been waived by noteholders with at least 66 2/3% of the Voting Rights, in the following order of priority and from amounts on deposit in the Distribution Account and any remaining Available Funds on deposit in the collection account:

          FIRST, to the Class A Distribution Sub-Account, the amount necessary to pay the class A-1 notes in full;


          THEN, to the Class A Distribution Sub-Account, the amount necessary to pay the class A-2 notes in full; and


          THEN, to the Class A Distribution Sub-Account, the amount necessary to pay the class A-3 notes in full;


          SECOND, to the Class B Distribution Sub-Account, the amount necessary to pay the class B notes in full;


          THIRD, to the Class C Distribution Sub-Account, the amount necessary to pay the class C notes in full;


          FOURTH, to the Class D Distribution Sub-Account, the amount necessary to pay the class D notes in full; and

          FIFTH, to the Class E Distribution Sub-Account, the amount necessary to pay the class E notes in full; and then


          (21) any remaining Available Funds on deposit in the collection account will be paid to the issuer.

          If on any payment date, there are amounts due and payable under clause
(1) above that relate to any payments then due and payable in connection with the selection of, or transition to, a successor servicer or any shortfall between the Available Funds on deposit in the collection account and the servicing fees then due and payable to the successor servicer, then the trustee shall withdraw from the successor servicer reserve account, to the extent that such funds are on deposit in the successor servicer reserve account and, if required, the holders of the Notes of the majority of the Voting Rights have consented, such amounts then due and payable. If on any payment date the Available Funds on deposit in the collection account are less than the sum necessary to make the Priority Payments required under clauses (3) through and including (17) and clause (19), each as applicable, then the trustee shall withdraw from the reserve account, to the extent that such funds are on deposit in the reserve account and after taking into account payments to be made under clauses (1) and (2) above (including any payments from the successor servicer reserve account), and deposit into the distribution accounts in the priority described above for payment on that payment date, funds equal to the Available Reserve Account Funds. Unless a sizeable part of the trust property is then held by a bankruptcy court's application of the automatic stay pursuant to Section 362 of the federal Bankruptcy Code, the trustee will use the Available Reserve Account Funds for payment in accordance with clauses (3) through and including
(17), as applicable. On any payment date occurring during a period in which a bankruptcy court has applied such an automatic stay to a material portion of the trust property, then the Available Reserve Account Funds will be used only for payment of clauses (3) through and including (10).

          Noteholders evidencing 66 2/3% or more of the Voting Rights shall have the ability to waive or defer any Amortization Event. Upon the occurrence of any Amortization Event, noteholders evidencing 66 2/3% or more of the Voting Rights shall have the right to replace DVI Financial Services Inc. as servicer with a successor servicer as permitted under the contribution and servicing agreement.

PAYMENT OF AMOUNTS FROM DISTRIBUTION SUB-ACCOUNTS

          On each payment date, the trustee shall pay to the class A noteholders the amounts then on deposit in the Distribution Account and the Class A Distribution Sub-Account and allocated as set forth in the "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Such payments are to be made, first to the class A noteholders, proportionately, in the following order of priority:

                    (i) to the class A-1 noteholders, the Class A-1 Monthly Interest;

                    (ii) to the class A-1 noteholders, the Class A-1 Overdue Interest, if any;

                    (iii) PRO RATA and PARI PASSU to the class A-2a noteholders, the Class A-2a Monthly Interest and to the class A-2b noteholders, the Class A-2b Monthly Interest;

                    (iv) PRO RATA and PARI PASSU to the class A-2a noteholders, the Class A-2a Overdue Interest, if any, to the class A-2b noteholders, the Class A-2b Overdue Interest, if any;

                    (v) PRO RATA and PARI PASSU to the class A-3a noteholders, the Class A-3a Monthly Interest and to the class A-3b noteholders, the Class A-3b Monthly Interest;

                    (vi) PRO RATA and PARI PASSU to the class A-3a noteholders, the Class A-3a Overdue Interest, if any, and to the class A-3b noteholders, the Class A-3b Overdue Interest, if any; and

          second, to the class A noteholders, proportionately, in the following order of priority:

                    (i) the Class A-1 Overdue Principal, if any;

                    (ii) the Class A-1 Monthly Principal;

                    (iii) any additional class A-1 principal payable under the indenture;

                    (iv) the Class A-2 Overdue Principal, if any;

                    (v) the Class A-2 Monthly Principal;

                    (vi) any additional class A-2 principal payable under the indenture;

                    (vii) the Class A-3 Overdue Principal, if any;

                    (viii) the Class A-3 Monthly Principal; and

                    (ix) any additional class A-3 principal payable under the indenture.

          On each payment date the trustee shall pay to the class B noteholders PRO RATA the amount then remaining on deposit in the Distribution Account and then on deposit in the Class B Distribution Sub-Account and all allocated as set forth in the "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Payments to the class B noteholders shall be made in the following order of priority:

               (A)  the Class B Monthly Interest;

               (B)  the Class B Overdue Interest, if any;

               (C)  the Class B Overdue Principal, if any:

               (D)  the Class B Monthly Principal; and

               (E)  additional principal payable under the indenture.

          On each payment date the trustee shall pay to the class C noteholders PRO RATA the amount then remaining on deposit in the Distribution Account and then on deposit in the Class C Distribution Sub-Account and allocated as set forth in the "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Payments to the class C noteholders shall be made in the following order of priority:

               (A)  the Class C Monthly Interest;

               (B)  the Class C Overdue Interest, if any;

               (C)  the Class C Overdue Principal, if any;

               (D)  the Class C Monthly Principal; and

               (E)  additional principal payable under the indenture.

          On each payment date the trustee shall pay to the class D noteholders PRO RATA the amount then remaining on deposit in the Distribution Account and then on deposit in the Class D Distribution Sub-Account and allocated as set forth in the "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Payments to the class D noteholders shall be made in the following order of priority:

               (A)  the Class D Monthly Interest;

               (B)  the Class D Overdue Interest, if any;

               (C)  the Class D Overdue Principal, if any;

               (D)  the Class D Monthly Principal; and

               (E)  additional principal payable under the indenture.

          On each payment date the trustee shall pay to the class E noteholder PRO RATA the amount then remaining on deposit in the Distribution Account and then on deposit in the Class E

Distribution Sub-Account and allocated as set forth in the "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT" section on page S-77 of this prospectus supplement. Payments to the class E noteholders shall be made in the following order of priority:

               (A)  the Class E Monthly Interest;

               (B)  the Class E Overdue Interest, if any;

               (C)  the Class E Overdue Principal, if any;

               (D)  the Class E Monthly Principal; and

               (E)  additional principal payable under the indenture.

REPORTS TO NOTEHOLDERS

          Following each payment to the noteholders, the trustee shall mail to the issuer, Cede & Co., the rating agencies and make available to each noteholder the monthly servicer report furnished to the trustee by the servicer on the related determination date. If the report has not been received, the trustee must provide a written statement including similar information to the monthly servicer report. The trustee will deliver to the servicer, and within two business days after the request of the issuer, deliver to the issuer, a written statement setting forth the amounts on deposit in the collection account and the reserve account as of the payment date. In each case, the trustee will deliver the report after giving effect to all of the withdrawals and applications or transfers required on the payment date under the indenture.

OPTIONAL REDEMPTION

          The notes may be redeemed by the issuer, in whole but not in part, at the redemption price on any payment date on which the Aggregate Discounted Contract Balance is less than 10% of the Initial Aggregate Discounted Contract Balance. In the event that the notes are redeemed in full, an amount equal to the sum of:

          o    the entire outstanding principal balance of the notes, and

          o accrued interest on the outstanding principal balance of each class of notes, at the Class A-1 Note Rate, Class A-2a Note Rate, Class A-2b Note Rate, Class A-3a Note Rate, Class A-3b Note Rate, Class B-1 Note Rate, Class B-2 Note Rate, Class C-1 Note Rate, Class C-2 Note Rate, Class D-1 Note Rate, Class D-2 Note Rate, Class E-1 Note Rate and Class E-2 Note Rate, as applicable, will be required to be paid to the noteholders of each class.

INDENTURE EVENTS OF DEFAULT AND ACCELERATION

          An indenture event of default means any one of the following events:

          (1) default in the payment of (A) any interest when due on any outstanding class of notes, (B) any principal on the Stated Maturity Date for any outstanding class of notes, or (C) any other payment of principal or interest on any outstanding note when it becomes due and payable and sufficient Available Funds are on deposit in the collection account and sufficient Available Reserve Account Funds are on deposit in the reserve account;

          (2) default in the performance, or breach, of any covenant of sections 8.04, 8.07(c) or 8.08 of the indenture;

          (3) default in the performance, or breach, of any other covenant of the issuer in the indenture, the notes or of any party in, the contribution and servicing agreement or the other transaction documents and continuance of that default or breach for a period of thirty days after the earliest of:

               (A) any officer of the issuer or transferor first acquiring knowledge of that default or breach;

               (B) the trustee's giving written notice of default or breach to the issuer; or

               (C) the holder of any note giving written notice of default or breach to the issuer;

          (4) if any representation or warranty of the issuer, DVI Receivables Corp. XIX or DVI Financial Services Inc. made in the indenture, the subsequent contract transfer agreement and the contribution and servicing agreement, respectively, or any other writing provided to the noteholders in connection with the foregoing documents shall prove to be incorrect in any material respect as of the time when the representation or warranty is made. However, the breach of any representation or warranty made by DVI Financial Services Inc. in section 2.03 or 2.04 of the contribution and servicing agreement for any of the contracts or the security interest in the related equipment shall not constitute an indenture event of default if DVI Financial Services Inc., in accordance with the contribution and servicing agreement, substitutes one or more substitute contracts and the security interest in the related equipment for the affected contract and equipment or repurchases the affected contract and related equipment;

          (5) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the issuer under any applicable federal or state bankruptcy, etc. law and that order remains in effect for a period of ninety consecutive days; or

          (6) the issuer commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law.

          If an indenture event of default occurs and is continuing, then the trustee, with the consent of the holders of the notes evidencing at least 66 2/3% of the Voting Rights, may declare the unpaid principal amount of all the notes to be due and payable immediately, by a notice in writing to the issuer, and if the trustee makes the declaration, the entire principal amount shall automatically become immediately due and payable together with all accrued and unpaid interest on the notes.

REMEDIES

          If an indenture event of default occurs and is continuing, the trustee will give notice to each noteholder as described in the indenture. The trustee will then take whatever action, if any, is directed by the holders of notes evidencing at least 66 2/3% of the Voting Rights. Following any acceleration of the notes, the trustee shall have all the rights, powers and remedies for the trust property as are available to secured parties under the Uniform Commercial Code or other applicable law.

          Any money collected by the trustee under the indenture following an indenture event of default, will be applied at the date or dates fixed by the trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the notes and any moneys that may then be held or thereafter received by the trustee, shall be applied in the following order:

          FIRST, to the payment of all costs and expenses of collection incurred by the trustee, including the reasonable fees and expenses of its counsel, and all other amounts due the trustee under the indenture;


          SECOND, to the payment of all unreimbursed Servicer Advances due to the servicer;


          THIRD, only in the event that DVI Financial Services Inc. is no longer the servicer, and the servicer has, in its good faith and reasonable business judgment, deemed the servicing fee to be commercially unreasonable, then, to the servicer, the amount agreed upon between the then servicer and the trustee, each in their good faith and commercially reasonable judgment, as necessary to make the servicing fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations;


          FOURTH, to pay all accrued and unpaid Net Swap Payments (including interest on overdue Net Swap Payments), if any, to the interest rate swap counterparty;


          FIFTH, PRO RATA and ranking equal in priority, to pay all accrued and unpaid interest on each outstanding class A note, PRO RATA, without giving any preference or priority to any class A noteholder and to pay the amount of any outstanding swap termination payments related to the class A note;

          SIXTH, to the Distribution Account in an amount equal to the excess of
          (x) the aggregate principal balance of the class A notes over (y) the Aggregate Discounted Contract Balance;


          SEVENTH, to pay all accrued and unpaid interest on each outstanding class B note, PRO RATA, without giving any preference or priority to any class B noteholder and to pay the amount of any outstanding swap termination payments related to the class B note;


          EIGHTH, to the Distribution Account an amount equal to the difference between (A) the excess of (x) the aggregate principal balance of the class A notes and the class B notes over (y) the Aggregate Discounted Contract Balance and (B) any amounts deposited in the Distribution Account in accordance with the sixth paragraph above;


          NINTH, to pay all accrued and unpaid interest on each outstanding class C note, PRO RATA, without giving any preference or priority to any class C noteholder and to pay the amount of any outstanding swap termination payments related to the class C note;


          TENTH, to the Distribution Account in an amount equal to the difference between (A) the excess of (x) the aggregate principal balance of the class A notes, the class B notes and the class C notes over (y) the Aggregate Discounted Contract Balance and (B) any amounts deposited in the Distribution Account in accordance with the sixth and eighth paragraphs above;


          ELEVENTH, to pay all accrued and unpaid interest on each outstanding class D note, PRO RATA, without giving any preference or priority to any class D noteholder and to pay the amount of any outstanding swap termination payments related to the class D note;


          TWELFTH, to the Distribution Account in an amount equal to the difference between (A) the excess of (x) the principal balance of the class A notes, the class B notes, the class C notes and the class D notes over (y) the Aggregate Discounted Contract Balance and (B) any amounts deposited in the Distribution Account in accordance with the sixth, eighth and tenth paragraphs above;

          THIRTEENTH, to pay all accrued and unpaid interest on each outstanding class E note, PRO RATA, without giving any preference or priority to any class E noteholder and to pay the amount of any outstanding swap termination payments related to the class E note;


          FOURTEENTH, to the Distribution Account in an amount equal to the difference between (A) the excess of (x) the aggregate principal balance of the class A notes, the class B notes, the class C notes, the class D notes and the class E notes over (y) the Aggregate Discounted Contract Balance and (B) any amounts deposited in the Distribution Account in accordance with the sixth, eighth, tenth and twelfth paragraphs above;


          FIFTEENTH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay the entire outstanding Class A-1 Note Balance, and any other amounts due to the class A-1 noteholders, PRO rata, without giving any preference or priority; then to pay the entire Class A-2a Note Balance and Class A-2b Note Balance, and any other amounts due to the class A-2 noteholders, PRO RATA, without giving any preference or priority; then to pay the entire Class A-3a Note Balance and Class A-3b Note Balance, and any other amounts due to the class A-3 noteholders, PRO RATA, without giving any preference or priority;


          SIXTEENTH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay the entire outstanding Class B-1 Note Balance and Class B-2 Note Balance, and any other amounts due to the class B noteholders, PRO RATA, without giving any preference or priority to any class B noteholder;


          SEVENTEENTH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay the entire outstanding Class C-1 Note Balance and Class C-2 Note Balance, and any other amounts due to the class C noteholders, PRO RATA, without giving any preference or priority to any class C noteholder;


          EIGHTEENTH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay the entire outstanding Class D-1 Note Balance and Class D-2 Note Balance, and any other amounts due to the class D noteholders, PRO RATA, without giving any preference or priority to any class D noteholder;

          NINETEENTH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay the entire outstanding Class E-1 Note Balance and Class E-2 Note Balance, and any other amounts due to the class E noteholders, PRO RATA, without giving any preference or priority to any class E noteholder;


          TWENTIETH, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, to pay all accrued and unpaid interest on any outstanding class F instruments, if any, ratably to each holder of the class F instruments without giving preference or priority to any class F instrumentholder; and then to pay the entire outstanding principal balance of the class F instruments, if any, and any other amounts due to the class F instrumentholders, PRO RATA, without giving any preference or priority to any class F instrumentholders;


          TWENTY-FIRST, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, in the event that DVI Financial Services Inc. is the servicer, to pay all unreimbursed servicing fees due to the servicer; and


          TWENTY-SECOND, from remaining monies collected by the trustee, and amounts on deposit in the Distribution Account, the payment of the remainder, if any, to, or at the order of, the issuer.


SERVICER EVENTS OF DEFAULT

          Any of the following acts or occurrences shall constitute a servicer event of default by the servicer under the contribution and servicing agreement:

          (1) failure by the servicer or, for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XIX, to (A) remit any payment to the trustee within the time period required under the contribution and servicing agreement or (B) make any Servicer Advance which may be required by it;

          (2) failure to pay to the trustee on or before the date when due, any deposit required to be made by the servicer under the contribution and servicing agreement;

          (3) failure on the part of either the servicer or, for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XIX, duly to observe or perform in any material respect any other of their respective covenants or agreements in the contribution and servicing agreement which failure continues for thirty days after the servicer becomes aware of the failure. For example, a failure of the servicer to deliver a monthly servicer report on the date required or the delivery of a monthly servicer report which is materially incorrect, if this failure materially and adversely affects the rights of the noteholders and continues unremedied for a period of thirty days after the servicer becomes aware of that failure or receives written notice of that failure;

          (4) if any representation or warranty made by either:

               (A) the servicer in the contribution and servicing agreement or in any certificate or other document delivered under any transaction documents; or

               (B) any successor servicer in connection with its assumption of the duties of the servicer shall prove to be incorrect in any material respect as of the time when it was made;

          (5) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the servicer or, for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XIX, under any applicable Federal or state bankruptcy, etc. law, or if this type of order remains in effect for a period of ninety consecutive days;

          (6) the servicer, or for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XIX, commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law;

          (7) any non-permitted assignment by the servicer, or any non-permitted attempt by the servicer to assign its duties or rights under the contribution and servicing agreement;

          (8) (A) the failure of the servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding five million dollars; or

               (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than five million dollars of aggregate recourse indebtedness for borrowed money of the servicer to become due before its or their stated maturity or before its or their regularly scheduled dates of payment;

          and the failure, event or condition described in either clause (A) or
          (B) shall be continuing and shall not have been waived by the person or persons entitled to performance;

          (9) the rendering against the servicer of a final judgment, decree or order, all possible appeals having been exhausted, for the payment of money in excess of two million dollars which is uninsured, and the continuance of this judgment, decree or order unsatisfied and in effect for any period of sixty consecutive days without a stay of execution; or

          (10) so long as DVI Financial Services Inc. is the servicer, the occurrence of an Amortization Event.

TERMINATION OF THE SERVICER

          If a servicer event of default occurs and is continuing, the trustee will, upon the request of the holders of notes evidencing more than 66 2/3% of the Voting Rights, give written notice to the servicer of the termination of all of the rights and obligations of the servicer under the contribution and servicing agreement. No servicer termination will release DVI Financial Services Inc. from its obligations as contributor under that agreement. Once the servicer receives that notice, all of its rights and obligations under the contribution and servicing agreement will terminate and be transferred to the trustee under the "back-up servicer" provisions of the contribution and servicing agreement and the indenture.

          The servicer agrees to cooperate with the trustee or any other successor servicer in transferring the responsibilities and rights of the servicer to the successor servicer, including, transferring to the successor servicer its records, correspondence and documents relating to the contracts and other trust property. The trustee must give prompt written notice of this termination and transfer of servicing to each holder of the notes.

DUTIES AND IMMUNITIES OF THE TRUSTEE

          The trustee makes no representations as to the validity or sufficiency of the indenture, the notes or of any contract or related document. The trustee will not be accountable for the use or application by the issuer or DVI Financial Services Inc. of any funds paid to DVI Financial Services Inc. in consideration of the sale of the notes to the investors. The trustee will be required to perform only those duties specifically required of it under the indenture.

          No recourse is available based on any provision of the indenture, the notes or any contract against the trustee, in its individual capacity. The trustee has no personal obligation, liability or duty whatsoever to any noteholder or any other person for any claim, except for any liability as is determined to have resulted from the trustee's own negligence or willful misconduct.

          The servicer agrees:

          (1) to pay to the trustee from time to time compensation for all services rendered by it under the indenture as the servicer and the trustee have agreed in writing prior to the closing date (this payment is to be made independent of the other payment obligations of the servicer);

          (2) except as otherwise expressly provided in the indenture to reimburse the trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the trustee in accordance with any provision of the indenture, including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement, or advance as may be attributable to the trustee's negligence or bad faith;

          (3) on the closing date, to pay the trustee its annual administrative fee and fees of counsel, and

          (4) to pay the reasonable annual administrative fee of each lockbox bank.

BOOK-ENTRY REGISTRATION OF THE NOTES

          GENERAL. Beneficial owners that are not participants of The Depository Trust Company or intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the class A notes, class B notes, class C notes and class D notes may do so only through participants, either directly or indirectly. The class A notes, class B notes, class C notes and class D notes are together called the offered notes. In addition, beneficial owners will receive all distributions of principal of and interest on the offered notes from the paying agent through The Depository Trust Company and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Until definitive securities are issued for the offered notes, it is anticipated that the only registered noteholder of the offered notes will be Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will not be recognized by the trustee or the servicer as noteholders, as the term is used in the contribution and servicing agreement. Beneficial owners will be permitted to receive information furnished to noteholders and to exercise the rights of noteholders only indirectly through The Depository Trust Company, its participants and intermediaries.

          Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations. The Depository Trust Company is required to make book-entry transfers of offered notes among participants and to receive and transmit distributions of principal of, and interest on, those offered notes. Participants and intermediaries with which beneficial owners have accounts relating to the offered notes also are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. As a result, although beneficial owners will not possess physical certificates evidencing their interests in the offered notes, the rules, regulations and procedures creating and affecting

The Depository Trust Company and its operations provide a mechanism by which beneficial owners, through their participants and intermediaries, will receive distributions and will be able to transfer their interests in the offered notes.

          None of the issuer, the servicer, DVI Financial Services Inc., DVI Receivables Corp. XIX, DVI Receivables Corp. VIII or the trustee will have any liability for any actions taken by The Depository Trust Company or its nominee or Clearstream Banking, Luxembourg or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered notes held by Cede & Co., as nominee for The Depository Trust Company, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. For additional information regarding The Depository Trust Company and the offered notes, see the prospectus.

          DEFINITIVE SECURITIES. Definitive securities will be issued to beneficial owners or their nominees, respectively, rather than to The Depository Trust Company or its nominee, only under the limited conditions listed in the prospectus.

          Upon the occurrence of that kind of event, the trustee is required to notify, through The Depository Trust Company, participants who have ownership of offered notes as indicated on the records of The Depository Trust Company of the availability of definitive securities for their offered notes. Upon surrender by The Depository Trust Company of the definitive certificates representing the offered notes and upon receipt of instructions from The Depository Trust Company for re-registration, the trustee will reissue the offered notes as definitive securities issued in the respective principal amounts owned by individual beneficial owners. Thereafter, the trustee and the servicer will recognize the holders of the definitive securities as noteholders under the contribution and servicing agreement.

          BOOK-ENTRY FACILITIES. Beneficial owners may choose to hold their interests in the book-entry securities through The Depository Trust Company in the United States or through Clearstream Banking, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities of each class will be issued in one or more certificates which equal the Outstanding Note Balance of that class and will initially be registered in the name of Cede &

Co., the nominee of The Depository Trust Company, Clearstream Banking, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of The Depository Trust Company.

          Because of time zone differences, credits of securities received in Clearstream Banking, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear participants or Clearstream Banking, Luxembourg participants on that business day. Cash received in Clearstream Banking, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream Banking, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

          Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream Banking, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream Banking, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by the institution acting as a depositary for Clearstream Banking, Luxembourg or Euroclear. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to The Depository Trust Company, Clearstream Banking, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

          The Depository Trust Company, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each Depository Trust Company participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants.

          Clearstream Banking, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking, Luxembourg participants through electronic book-entry changes in accounts of Clearstream Banking, Luxembourg participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking, Luxembourg in any of 28 currencies, including United States dollars. Clearstream Banking, Luxembourg provides to its Clearstream Banking, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking, Luxembourg participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Brussels, Belgium office of Morgan Guaranty Trust Company is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Brussels, Belgium office or Morgan Guaranty Trust Company are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of Securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Brussels, Belgium office of Morgan

Guaranty Trust Company acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the book-entry securities will be made on each distribution date by the trustee to The Depository Trust Company. The Depository Trust Company will be responsible for crediting the amount of those payments to the accounts of the applicable participants in accordance with The Depository Trust Company's normal procedures. Each participant will be responsible for disbursing those payments to the beneficial owners of the book-entry securities that it represents and to each intermediary for which it acts as agent. Each intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co. Since transactions in the book-entry securities will be effected only through The Depository Trust Company, participating organizations, indirect participants and some banks, the ability of a beneficial owner to pledge offered notes to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take actions relating to the offered notes, may be limited due to lack of a physical certificate representing the offered notes. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the offered notes in the secondary market since some potential investors may be unwilling to purchase offered notes for which they cannot obtain physical certificates.

          The Depository Trust Company has advised the issuer and the trustee that, unless and until definitive securities are issued. The Depository Trust Company will take any action permitted to be taken by the holders of the book-entry securities under the agreement only at the direction of one or more participants to whose The Depository Trust Company accounts the book-entry securities are credited, to the extent that those actions are taken on behalf of intermediaries whose holdings include those book-entry securities. The Depository Trust Company may take actions, at the direction of the related participants, for some offered notes which conflict with actions taken for other offered notes.

          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.



                       PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on the notes will be directly related to the scheduled rate of payments on the contracts in the trust property. If purchased at a price of other than par, the yield to maturity will also be affected by the rate of contract payments. The extent to which the yield to maturity of a note is sensitive to the rate of principal payments will depend, in part, upon the size of any discount or premium. If the purchaser of a note purchased at a discount from its initial principal balance calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on that note, the actual yield to maturity will be lower than that so calculated. On the other hand, if the purchaser of a note purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the note, the actual yield to maturity will be lower than that so calculated.

          Payments on the contracts may be in the form of scheduled contract payments or accelerated payments resulting from default, casualty or prepayment. These accelerated payments will result in payments to noteholders of amounts earlier than would otherwise have been paid over the remaining term of the contracts. In most cases, prepayments on the contracts will tend to shorten the weighted average lives of the notes, whereas delays in payments on the contracts and modifications extending the maturity of the contract will tend to lengthen the weighted average lives of the notes. Any changes in weighted average lives may adversely affect the yield to noteholders. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the contracts from the pool and the deposit of the related Prepayment Amount or Partial Prepayment Amount, as applicable, into the collection account.

          The contracts in most cases do not provide for the right of the obligor to prepay. However, under the contribution and servicing agreement, the servicer is permitted to allow prepayments in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer may remove the equipment and related contract from the trust property, but only upon payment of the Prepayment Amount or Partial Prepayment Amount, as applicable. In either case, the servicer may also replace the contracts with substitute contracts. See "THE CONTRACTS -- SUBSTITUTE CONTRACTS" on page S-59 of this prospectus supplement. Any Prepayment Amounts or Partial Prepayment Amounts paid shall be remitted by the servicer to the trustee or deposited into the collection account and shall be applied as a prepayment of the notes. The servicer historically has permitted obligors to terminate contracts early, or, in case of contracts covering more than one item of equipment, to partially prepay contracts, either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both.

          The effective yield to noteholders will depend upon, among other things, the price at which the notes are purchased, the amount of and rate at which principal, including both scheduled and nonscheduled payments of that principal, is paid to the noteholders.

          The following tables show the percentage of the initial Note Balance of the class A-1 notes, class A-2 notes, class A-3 notes, class B notes; class C notes and class D notes (assuming initial Note Balances equal to $71,810,000, $52,200,000, $259,500,000, $16,920,000, $14,660,000 and $11,280,000,
respectively) which would be outstanding on the payment dates set forth below assuming a constant payment rate of the contract pool. We calculated these tables using the assumed Discount Rate of 4.70%. This information is hypothetical and is set forth for illustrative purposes only. The prepayment model used in this prospectus supplement is expressed in terms of percentages of the Conditional Prepayment Rate, or "CPR," which means a prepayment model that assumes a constant rate of prepayment of the outstanding Aggregate Discounted Contract Balance as of the beginning of each month, expressed as a per annum percentage. The model used with respect to the contracts is a custom prepayment curve ("PPC"). A 100% PPC assumes a CPR of 2% per annum of the outstanding balance of each contract in the first month of its life and an additional 10/29% per annum each month until month 30. Beginning in month 30 and each month thereafter during the life of such contract, a 100% PPC assumes a CPR of 12% per annum of the outstanding principal balance of the contract of each month. No assurances can be given that the contract will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. The information assumes that

     o    scheduled contract payments are received on time;

     o    the issuer does not exercise its option to redeem the notes;

     o    the closing date is May 22, 2003;

     o    the first payment date is June 12, 2003;

     o payments under the interest rate swap agreements and distributions on the notes are made on the twelfth day of each month regardless of the day on which the payment date actually occurs;

     o no delinquencies or defaults in the payment of principal and interest on the contracts are experienced;

     o no contract is repurchased for breach of representation or warranty or otherwise;

     o payments on the contracts are received on the last day of each collection period;

     o    the servicing fee is 0.75%;

     o    the initial Note Balance of the class E notes is $11,280,000;

     o the pool consists of a single contract which is seasoned 5 months with an Aggregate Discounted Contract Balance of $451,190,912.36 on which interest is accrued at the assumed Discount Rate of 4.70%; and

     o no Amortization Event, indenture event of default or other event of default occurs.

          Because the tables were prepared on the basis of the modeling assumptions mentioned above, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts we assumed in preparing the tables. Any of these discrepancies may have an effect upon the percentages of the Note Balance outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual contracts have characteristics which differ from those we assumed when preparing the tables below, the related weighted average life may be longer or shorter than as indicated in the tables.

          The contracts will not necessarily have the characteristics we assumed above, and no one can assure you that either (i) the contracts will prepay at any of the rates shown in the tables set forth below or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the notes will be the same as the one we used. Because the rate of distributions of principal of the notes will be a result of the actual amortization (including prepayments) of the contracts, which will include contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the notes will differ from those set forth above, even if all of the contracts prepay at the indicated constant prepayment rates.

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                                    CLASS A-1

                                              PREPAYMENT ASSUMPTION
                                                  (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
Closing Date...................   100.00    100.00    100.00    100.00    100.00
June 12, 2003..................    91.82     90.97     90.11     89.23     88.34
July 12, 2003..................    83.61     81.86     80.09     78.28     76.44
August 12, 2003................    74.37     71.68     68.95     66.17     63.35
September 12, 2003.............    64.82     61.15     57.43     53.65     49.81
October 12, 2003...............    54.49     49.81     45.07     40.27     35.40
November 12, 2003..............    44.87     39.15     33.37     27.51     21.58
December 12, 2003..............    35.04     28.26     21.41     14.49      7.49
January 12, 2004...............    25.37     17.51      9.58      1.58      0.00
February 12, 2004..............    15.75      6.79      0.00      0.00      0.00
March 12, 2004.................     6.18      0.00      0.00      0.00      0.00
April 12, 2004.................     0.00      0.00      0.00      0.00      0.00

WEIGHTED AVERAGE IN YRS (MAT.)      0.47      0.43      0.39      0.36      0.34
WEIGHTED AVERAGE IN YRS (CALL)      0.47      0.43      0.39      0.36      0.34

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                                CLASS A-2A AND 2B

                                             PREPAYMENT ASSUMPTION
                                                 (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
Closing Date...................   100.00    100.00    100.00    100.00    100.00
June 12, 2003..................   100.00    100.00    100.00    100.00    100.00
July 12, 2003..................   100.00    100.00    100.00    100.00    100.00
August 12, 2003................   100.00    100.00    100.00    100.00    100.00
September 12, 2003.............   100.00    100.00    100.00    100.00    100.00
October 12, 2003...............   100.00    100.00    100.00    100.00    100.00
November 12, 2003..............   100.00    100.00    100.00    100.00    100.00
December 12, 2003..............   100.00    100.00    100.00    100.00    100.00
January 12, 2004...............   100.00    100.00    100.00    100.00     91.05
February 12, 2004..............   100.00    100.00     96.93     84.42     71.81
March 12, 2004.................   100.00     94.65     80.73     66.72     52.63
April 12, 2004.................    95.59     80.20     64.75     49.24     33.68
May 12, 2004...................    82.19     65.26     48.30     31.32     14.32
June 12, 2004..................    69.28     50.80     32.34     13.90      0.00
July 12, 2004..................    55.95     35.95     16.01      0.00      0.00
August 12, 2004................    43.01     21.48      0.08      0.00      0.00
September 12, 2004.............    30.29      7.24      0.00      0.00      0.00
October 12, 2004...............    17.54      0.00      0.00      0.00      0.00
November 12, 2004..............     4.75      0.00      0.00      0.00      0.00
December 12, 2004..............     0.00      0.00      0.00      0.00      0.00

WEIGHTED AVERAGE IN YRS (MAT.)      1.22      1.10      1.00      0.93      0.86
WEIGHTED AVERAGE IN YRS (CALL)      1.22      1.10      1.00      0.93      0.86

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                                CLASS A-3A AND 3B

                                               PREPAYMENT ASSUMPTION
                                                  (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
Closing Date..................    100.00    100.00    100.00    100.00    100.00
June 12, 2003.................    100.00    100.00    100.00    100.00    100.00
July 12, 2003.................    100.00    100.00    100.00    100.00    100.00
August 12, 2003...............    100.00    100.00    100.00    100.00    100.00
September 12, 2003............    100.00    100.00    100.00    100.00    100.00
October 12, 2003..............    100.00    100.00    100.00    100.00    100.00
November 12, 2003.............    100.00    100.00    100.00    100.00    100.00
December 12, 2003.............    100.00    100.00    100.00    100.00    100.00
January 12, 2004..............    100.00    100.00    100.00    100.00    100.00
February 12, 2004.............    100.00    100.00    100.00    100.00    100.00
March 12, 2004................    100.00    100.00    100.00    100.00    100.00
April 12, 2004................    100.00    100.00    100.00    100.00    100.00
May 12, 2004..................    100.00    100.00    100.00    100.00    100.00
June 12, 2004.................    100.00    100.00    100.00    100.00     99.09
July 12, 2004.................    100.00    100.00    100.00     99.22     95.24
August 12, 2004...............    100.00    100.00    100.00     95.74     91.48
September 12, 2004............    100.00    100.00     96.86     92.31     87.79
October 12, 2004..............    100.00     98.59     93.71     88.89     84.13
November 12, 2004.............    100.00     95.73     90.57     85.50     80.50
December 12, 2004.............     98.40     92.88     87.46     82.14     76.91
January 12, 2005..............     95.81     90.01     84.34     78.79     73.36
February 12, 2005.............     93.22     87.15     81.24     75.47     69.85
March 12, 2005................     90.66     84.34     78.19     72.22     66.43
April 12, 2005................     88.13     81.55     75.19     69.03     63.08
May 12, 2005..................     85.60     78.79     72.22     65.88     59.79
June 12, 2005.................     83.08     76.04     69.28     62.79     56.58
July 12, 2005.................     80.54     73.30     66.37     59.76     53.46
August 12, 2005...............     78.00     70.59     63.53     56.82     50.46
September 12, 2005............     75.48     67.92     60.76     53.97     47.58
October 12, 2005..............     72.97     65.29     58.04     51.21     44.80
November 12, 2005.............     70.47     62.69     55.38     48.52     42.13
December 12, 2005.............     68.03     60.16     52.81     45.95     39.58
January 12, 2006..............     65.57     57.65     50.28     43.44     37.12
February 12, 2006.............     63.14     55.19     47.82     41.02     34.77
March 12, 2006................     60.75     52.78     45.43     38.68     32.52
April 12, 2006................     58.39     50.42     43.11     36.44     30.37
May 12, 2006..................     56.03     48.09     40.84     34.26     28.30
June 12, 2006.................     53.72     45.82     38.65     32.16     26.33
July 12, 2006.................     51.43     43.59     36.51     30.14     24.45
August 12, 2006...............     49.13     41.38     34.40     28.17     22.63
September 12, 2006............     46.86     39.20     32.36     26.27     20.89
October 12, 2006..............     44.59     37.06     30.36     24.42     19.21
November 12, 2006.............     42.33     34.94     28.40     22.64     17.61
December 12, 2006.............     40.09     32.86     26.49     20.91     16.07
January 12, 2007..............     37.89     30.83     24.65     19.26     14.61
February 12, 2007.............     35.65     28.79     22.81     17.63     13.19
March 12, 2007................     33.48     26.84     21.06     16.09     11.85
April 12, 2007................     31.33     24.91     19.36     14.60     10.57
May 12, 2007..................     29.25     23.06     17.73     13.20      9.37
June 12, 2007.................     27.19     21.24     16.15     11.84      8.23
July 12, 2007.................     25.15     19.46     14.62     10.54      7.13
August 12, 2007...............     23.11     17.69     13.11      9.27      6.08

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                                CLASS A-3A AND 3B

                                               PREPAYMENT ASSUMPTION
                                                  (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
September 12, 2007............     21.06     15.94     11.62      8.03      5.07
October 12, 2007..............     19.01     14.20     10.18      6.84      4.10
November 12, 2007.............     16.98     12.50      8.76      5.68      3.17
December 12, 2007.............     14.99     10.84      7.40      4.58      2.30
January 12, 2008..............     13.06      9.25      6.10      3.54      1.48
February 12, 2008.............     11.31      7.81      4.95      2.62      0.76
March 12, 2008................      9.62      6.43      3.84      1.75      0.08
April 12, 2008................      8.06      5.18      2.84      0.96      0.00
May 12, 2008..................      6.79      4.15      2.02      0.32      0.00
June 12, 2008.................      5.60      3.20      1.27      0.00      0.00
July 12, 2008.................      4.43      2.27      0.54      0.00      0.00
August 12, 2008...............      3.48      1.52      0.00      0.00      0.00
September 12, 2008............      2.65      0.86      0.00      0.00      0.00
October 12, 2008..............      1.92      0.29      0.00      0.00      0.00
November 12, 2008.............      1.25      0.00      0.00      0.00      0.00
December 12, 2008.............      0.63      0.00      0.00      0.00      0.00
January 12, 2009..............      0.02      0.00      0.00      0.00      0.00
February 12, 2009.............      0.00      0.00      0.00      0.00      0.00

WEIGHTED AVERAGE IN YRS (MAT.)      3.30      3.06      2.85      2.65      2.46
WEIGHTED AVERAGE IN YRS (CALL)      3.27      3.03      2.81      2.60      2.42

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                          CLASS B, CLASS C AND CLASS D

                                               PREPAYMENT ASSUMPTION
                                                  (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
Closing Date...................   100.00    100.00    100.00    100.00    100.00
June 12, 2003..................    98.47     98.31     98.15     97.98     97.82
July 12, 2003..................    96.93     96.60     96.27     95.93     95.59
August 12, 2003................    95.20     94.70     94.19     93.67     93.14
September 12, 2003.............    93.41     92.73     92.03     91.32     90.60
October 12, 2003...............    91.48     90.60     89.72     88.82     87.90
November 12, 2003..............    89.68     88.61     87.52     86.43     85.32
December 12, 2003..............    87.84     86.57     85.29     83.99     82.68
January 12, 2004...............    86.03     84.55     83.07     81.57     80.06
February 12, 2004..............    84.22     82.55     80.86     79.16     77.44
March 12, 2004.................    82.43     80.55     78.65     76.75     74.83
April 12, 2004.................    80.68     78.58     76.48     74.37     72.25
May 12, 2004...................    78.85     76.55     74.24     71.93     69.61
June 12, 2004..................    77.09     74.58     72.07     69.56     67.05
July 12, 2004..................    75.28     72.56     69.84     67.14     64.44
August 12, 2004................    73.52     70.59     67.68     64.78     61.90
September 12, 2004.............    71.79     68.65     65.54     62.46     59.40
October 12, 2004...............    70.05     66.71     63.41     60.15     56.93
November 12, 2004..............    68.31     64.77     61.29     57.85     54.47
December 12, 2004..............    66.58     62.85     59.18     55.58     52.04
January 12, 2005...............    64.83     60.91     57.07     53.31     49.64
February 12, 2005..............    63.08     58.97     54.97     51.07     47.26
March 12, 2005.................    61.35     57.07     52.91     48.87     44.95
April 12, 2005.................    59.63     55.18     50.87     46.71     42.68
May 12, 2005...................    57.92     53.31     48.87     44.58     40.46
June 12, 2005..................    56.22     51.45     46.88     42.49     38.28
July 12, 2005..................    54.50     49.60     44.91     40.44     36.17
August 12, 2005................    52.78     47.77     42.99     38.45     34.14
September 12, 2005.............    51.08     45.96     41.11     36.52     32.19
October 12, 2005...............    49.38     44.18     39.27     34.65     30.31
November 12, 2005..............    47.69     42.42     37.47     32.83     28.50
December 12, 2005..............    46.03     40.71     35.73     31.09     26.78
January 12, 2006...............    44.37     39.01     34.02     29.39     25.12
February 12, 2006..............    42.72     37.34     32.36     27.75     23.53
March 12, 2006.................    41.10     35.71     30.74     26.17     22.00
April 12, 2006.................    39.51     34.12     29.17     24.65     20.55
May 12, 2006...................    37.91     32.54     27.64     23.18     19.15
June 12, 2006..................    36.35     31.00     26.15     21.76     17.82
July 12, 2006..................    34.80     29.49     24.70     20.39     16.54
August 12, 2006................    33.24     28.00     23.28     19.06     15.31
September 12, 2006.............    31.70     26.53     21.90     17.77     14.13
October 12, 2006...............    30.17     25.08     20.54     16.53     13.00
November 12, 2006..............    28.64     23.64     19.22     15.32     11.92
December 12, 2006..............    27.13     22.23     17.92     14.15     10.87
January 12, 2007...............    25.64     20.86     16.68     13.03      9.89
February 12, 2007..............    24.12     19.48     15.43     11.93      8.92
March 12, 2007.................    22.66     18.16     14.25     10.89      8.02
April 12, 2007.................    21.20     16.85     13.10      9.88      7.15
May 12, 2007...................    19.79     15.60     12.00      8.93      6.34
June 12, 2007..................    18.40     14.37     10.93      8.01      5.57
July 12, 2007..................    17.02     13.17      9.89      7.13      4.83

              PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING

                          CLASS B, CLASS C AND CLASS D

                                               PREPAYMENT ASSUMPTION
                                                  (TO MATURITY)
                                  ----------------------------------------------
PAYMENT DATE IN                     0%       50%       100%      150%      200%
-------------------------------   ------    ------    ------    ------    ------
August 12, 2007................    15.64     11.97     8.87       6.27     4.12
September 12, 2007.............    14.25     10.78     7.87       5.43     3.43
October 12, 2007...............    12.87      9.61     6.88       4.63     2.78
November 12, 2007..............    11.49      8.46     5.93       3.84     2.15
December 12, 2007..............    10.14      7.34     5.01       3.10     1.56
January 12, 2008...............     8.84      6.26     4.13       2.40     1.00
February 12, 2008..............     7.65      5.29     3.35       1.77     0.51
March 12, 2008.................     6.51      4.35     2.60       1.18     0.05
April 12, 2008.................     5.45      3.50     1.92       0.65     0.00
May 12, 2008...................     4.59      2.81     1.37       0.22     0.00
June 12, 2008..................     3.79      2.16     0.86       0.00     0.00
July 12, 2008..................     3.00      1.54     0.37       0.00     0.00
August 12, 2008................     2.36      1.03     0.00       0.00     0.00
September 12, 2008.............     1.79      0.58     0.00       0.00     0.00
October 12, 2008...............     1.30      0.19     0.00       0.00     0.00
November 12, 2008..............     0.85      0.00     0.00       0.00     0.00
December 12, 2008..............     0.42      0.00     0.00       0.00     0.00
January 12, 2009...............     0.01      0.00     0.00       0.00     0.00
February 12, 2009..............     0.00      0.00     0.00       0.00     0.00

WEIGHTED AVERAGE IN YRS (MAT.)      2.49      2.30     2.14       1.99     1.85
WEIGHTED AVERAGE IN YRS (CALL)      2.46      2.28     2.11       1.95     1.82

       CERTAIN LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

GENERAL

          The contracts are either "accounts," "instruments" or "chattel paper" as defined in the Uniform Commercial Code in effect in nearly every state of the United States. Under the Uniform Commercial Code for most purposes, a sale of accounts or chattel paper is treated in a manner similar to a transaction creating a security interest in accounts or chattel paper. DVI Financial Services Inc., DVI Receivables Corp. XIX and the issuer will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities in the State of Delaware to give notice of:

     o DVI Financial Services Inc.'s transfer of contracts to DVI Receivables Corp. XIX, DVI Receivables Corp. XV or DVI Funding Corp.,

     o the transfer of contracts by the intermediate special purpose companies to DVI Receivables Corp. XIX,

     o    the transfer of contracts by the warehouse issuers to the issuer,

     o the transfer of contracts by DVI Receivables Corp. XIX to the issuer, and

     o    the pledge of the contracts to the trustee.

Under the contribution and servicing agreement, the servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trustee's interests in the contracts and their proceeds.

          A court in any bankruptcy proceedings of DVI Financial Services Inc., among other remedies, could elect to accelerate payment of the notes and liquidate the contracts and the equipment. The noteholders would only be entitled to the then outstanding Aggregate Discounted Contract Balance and interest on that balance at the applicable Note Rate to the date of payment from the proceeds of such liquidation. Thus, the noteholders could lose the right to future payments of interest and might incur reinvestment losses.

THE EQUIPMENT

          DVI Financial Services Inc. will transfer to each intermediate special purpose company by grant or assignment, a security interest in its interest, if any, in the equipment. With respect to some contracts, DVI Financial Services Inc. will also transfer an equity interest in the related equipment to such intermediate special purpose company. The intermediate special purpose company will transfer a security interest, but not an ownership interest, in all related equipment to the issuer or its related warehouse issuer, as the case may be, which in turn will transfer such security interest to the issuer. The issuer will pledge the security interest in all equipment to the trustee. In the event of a default by the obligor under a contract, the servicer on behalf of the trustee may take action to enforce that defaulted contract and the related security interest by repossession and resale of the equipment. Under the Uniform Commercial Code, a creditor such as DVI Financial Services Inc., DVI Receivables Corp. XIX, DVI Receivables Corp. XV, DVI Funding Corp., the warehouse issuers, the issuer or the trustee can, without prior notice to the obligor, repossess assets securing the obligor's obligations under a defaulted contract by the obligor's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process. However, for any equipment which constitutes "fixtures" under local law, it may be necessary to obtain the consent of any landlord or mortgagee of the land and building where the equipment is located, in order for the trustee to repossess the equipment. It is the policy of DVI Financial Services Inc. to request that such a waiver be given before the equipment is delivered to the equipment user, but there can be no assurance that the waiver will be given in all cases.

          In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. In most cases, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The Uniform Commercial Code and other state laws place restrictions on repossession sales. These restrictions include requirements that the secured party provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any sale be conducted in a commercially, reasonable manner. The contribution and servicing agreement will require the servicer to sell promptly any, repossessed equipment.

          Under most state laws, an obligor has the right to redeem any collateral for its obligations, prior to a foreclosure sale of that property. To do so it must pay to the secured party the unpaid balance of the obligations plus interest and the secured party's reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale. In addition, to the extent provided for in the written agreement of the parties, the obligor must pay reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type financed under the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the contract may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related equipment superior to those of the trustee, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell the related equipment under those circumstances.

          Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a so-called "deficiency judgment" from an obligor for any shortfall between the unpaid balance of that obligor's contract and the net proceeds received from any collateral for that contract. However, some states, including those where some of the obligors may be located, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the Uniform Commercial Code, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to mitigate and minimize its damages in the event of an obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of disposition against its claim. In addition, an obligor may successfully invoke an election of remedies defense to a deficiency, claim in the event that the servicer's repossession and sale of the leased equipment is found to be an acceptance of collateral discharging the obligor from all further obligations under Section 9-620(a) of the Uniform Commercial Code, as in effect since January 1, 2002. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, but a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

          In the event of the bankruptcy or reorganization of an obligor, various provisions of the Bankruptcy Reform Act of 1978, as amended, and related laws may delay, interfere with and/or eliminate or reduce the ability of the trustee to enforce its rights under the contracts. With regard to any contract not constituting a "true lease," the Bankruptcy Code permits an obligor to be treated as the owner of the related equipment. If bankruptcy cases or proceedings were instituted for an obligor, the trustee could be prevented from continuing to collect payments due from or on behalf of that obligor or exercising any remedies assigned to the trustee without the approval of the bankruptcy court. The bankruptcy court could also permit the obligor to use, sublease, sell or dispose of the equipment and provide the trustee with a lien on replacement collateral, so long as the replacement collateral constituted "adequate protection" as defined under the Bankruptcy Code. In the event that, as a result of the bankruptcy or reorganization of an obligor, the trustee is prevented from collecting payments with respect to a contract and that contract becomes a defaulted contract, noteholders could experience delays in the payment of principal and interest and/or losses on their investment.

          With regard to any contract constituting a "true lease," the Bankruptcy Code grants to the bankruptcy trustee for an obligor, or the obligor as a debtor-in-possession, a right to elect to assume or reject that unexpired lease. Also, a bankruptcy court may permit an obligor to assign its rights and obligations under the contract. Any assumption of a contract requires the obligor to cure any default under that contract, which may mean "adequate assurance" of prompt cure, and to provide "adequate assurance" of future performance under that contract, and of compensation for any actual pecuniary loss incurred by noteholders resulting from the default. Any rejection of the contract constitutes a breach of that contract, entitling the trustee to return of the equipment and to a pre-petition unsecured claim for damages for breach of the contract. The trustee also would be entitled to collect from an obligor's bankruptcy estate any administrative rent or adequate protection amounts payable by the obligor as provided under the Bankruptcy Code. Bankruptcy court approval might be necessary prior to the trustee repossessing the equipment or obtaining payments on its unsecured pre-petition claims and/or claims against the obligor's bankruptcy estate.

          Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to "true leases" such as fair market value leases. Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI Financial Services Inc. will represent that, to the best of its knowledge (i) no contract is a "consumer lease" and (ii) each obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has continued to make scheduled payments under the related contract. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

          Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition contract payments on the availability of budgeted funds. If contracts are part of the trust property and such budgeted funds are not available, the servicer or trustee may be forced to repossess related equipment and noteholders may experience delays and/or losses in payment.

          In their respective transaction documents, DVI Financial Services Inc., each of the intermediate special purpose companies, each of the warehouse issuers and the issuer intend that the transfers of initial contracts and related equipment pursuant to the contribution and servicing agreement, the subsequent contract transfer agreement, and the sale agreements, constitute a valid sale and conveyance by each transferor, that each transfer of such transferred contracts and related equipment will be treated as a "transfer" of "eligible assets" (or proceeds thereof) to an "eligible entity" in connection with an "asset-backed securitization", all within the meaning of

Section 541 of the Bankruptcy Code, and that the transferred contracts and related equipment not be part of a transferor's estate in the event of the insolvency or bankruptcy of a transferor.

          These commercial law and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of leased equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service and judicial decisions, all in effect as of the date of this prospectus supplement, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with the federal income tax consequences applicable to all categories of investors and is directed solely to class A, class B, class C or class D noteholders that are institutional investors, hold the notes as capital assets within the meaning of section 1221 of the Code and acquire such notes for investment and not as a dealer or for resale. This discussion does not address every aspect of the federal income tax laws that may be relevant to a class A, class B, class C or class D noteholder in light of its particular investment circumstances, nor does it purport to deal with federal income tax consequences applicable to all categories of class A, class B, class C or class D noteholders. Some categories of noteholders, such as banks, insurance companies and foreign investors, among others, may be subject to special rules or treatment under the federal income tax laws. Further, this discussion does not address some collateral tax consequences that may result from ownership of the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

          Class A, class B, class C or class D noteholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is:

     o given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

     o is directly relevant to the determination of an entry on a tax return. Accordingly, class A, class B, class C or class D noteholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement.

          Prospective investors should be aware that the servicer and the issuer will not seek any rulings from the IRS regarding any of the tax consequences discussed in this prospectus supplement. Further, while the issuer will receive an opinion of counsel, as described below, with respect to the federal income tax treatment of the notes, that opinion is not binding on the IRS or the courts, and no assurance can be given that the IRS will not take contrary positions that may be sustained by a court.

          In addition to the federal income tax consequences described in this prospectus supplement, potential investors should consider the tax consequences, if any, of the purchase, ownership and disposition of the notes under the tax laws of any applicable state, locality or foreign jurisdiction. See "CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS" on page S-130 of this prospectus supplement. The servicer and the issuer make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences. All investors are urged to consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the notes and the purchase, ownership and disposition of the notes.

          Characterization of the Class A, Class B, Class C or Class D Notes

          Thacher Proffitt & Wood, special counsel to the underwriters, is of the opinion that, under existing law, and assuming compliance in all material respects with all provisions of the indenture, the contribution and servicing agreement and the other transaction documents relating to the issuance of the notes, and based, in part, on the facts described in this prospectus supplement and additional information and representations, including financial calculations relating to the contracts provided or reviewed and verified by DVI Financial Services Inc. or the underwriters, for federal income tax purposes, the class A notes, the class B, class C notes and class D notes will be treated as indebtedness to a Noteholder other than a class F instrumentholder.

          Except where indicated to the contrary, the following discussion describes the consequences that will follow if the class A, class B, class C and class D notes are treated as indebtedness for federal income tax purposes.

          Taxation of class A, class B, class C and class D Noteholders

          PAYMENTS OF INTEREST. The following discussion of federal income taxation of the notes is based, in part, upon the rules governing original issue discount within the meaning of section 1273(a) of the Code, called OID, that are listed in sections 1271-1273 and 1275 of the Code and in the treasury regulations issued under those sections, called the OID Regulations. The OID Regulations do not adequately address some issues relevant to, and in some instances may not be applicable to, securities such as the notes.

          It is not anticipated that the class A, class B, class C or class D notes will be treated as having been issued with OID within the meaning of section 1273 of the Code. Rather, interest on the notes will be taxable as ordinary income for federal income tax purposes when received by a class A, class B, class C or class D noteholder using the cash method of accounting or when accrued by a class A, class B, class C or class D noteholder using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of limitations of the Code concerning the deductibility of investment interest expense by taxpayers other than corporations.

          MARKET DISCOUNT. A subsequent holder who purchases a note at a market discount, in other words, in the case of a note issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with OID, at a purchase price less than its adjusted issue price, may be subject to the "market discount" rules of section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the note, and for the deferral of interest deductions for debt incurred to acquire or carry a note purchased with market discount. In particular, under section 1276 of the Code, a holder who purchases a note at a discount that exceeds de minimis market discount usually will be required to allocate a portion of each partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) of the Code apply to the notes, as described above with respect to the use of a reasonable prepayment assumption, and adjustments resulting from actual prepayments, those provisions also would affect the accrual of any market discount.

          Any class A, class B, class C or class D noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing discussion. If made, that election will apply to all market-discount bonds acquired by that class A, class B, class C or class D noteholder on or after the first day of the first taxable year to which the election applied. If that election is made, the interest deferral rule described above will not apply and the adjusted basis of a note will be increased to reflect market discount included in gross income, thus reducing any gain, or increasing any loss, on a sale, redemption, or other taxable disposition. Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount. In that case, the actual discount will be required to be allocated amounts the principal payments to be made on that note, and the portion of discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding de minimis OID.

          In addition, the OID Regulations permit a class A, class B, class C or class D noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a note with market discount, the class A, class B, class C or class D noteholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments that the noteholder owns or acquires during the taxable year of the election or thereafter. Similarly, a class A, class B, class C or class D noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments that the noteholder owns as of the beginning of the taxable year for which the election is made or later acquires. See "PREMIUM" later in this section. Each of these elections to accrue interest, discount and premium for a note on a constant yield method or as interest would be irrevocable.

          For purposes of the foregoing discussion, market discount for a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the stated redemption price of that note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount.

          Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Conference Committee Report accompanying the Tax Reform Act of 1986 will apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the option of the class A, class B, class C or class D noteholder:

     o    on the basis of a constant yield method,

     o in the case of a note issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or

     o in the case of a note issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the note at the beginning of the accrual period.

          Moreover, if the provisions of section 1272(a)(6) of the Code apply to the notes, as described above for the use of a reasonable prepayment assumption, the prepayment assumption used in calculating the accrual of OID also would be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a note purchased at a discount in the secondary market. The prepayment assumption used in calculating the accrual of OID, premium, market discount, if any, will be equal to a prepayment assumption of 100% of the "PPC". We cannot predict whether the contracts will prepay at that rate or at any other rate.

          To the extent that notes provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, in any event, a class A, class B, class C or class D noteholder generally will be required to treat a portion of any gain on the sale or exchange of its note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

          PREMIUM. A note that is purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. A class A, class B, class C or class D noteholder may elect under section 171 of the Code to amortize that premium under the constant yield method over the life of the note. If made, that election will apply to all debt instruments having amortizable bond premium that the noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, with a corresponding reduction in the noteholder's basis of the instrument, rather than as a separate interest deduction. The OID Regulations also permit class A, class B, class C or class D noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- MARKET DISCOUNT" on page S-121 of this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount also will apply in amortizing bond premium under section 171 of the Code. These rules might, as described above, require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether those notes have OID. Bond premium on a note held by a class A, class B, class C or class D noteholder who does not elect to offset the premium will decrease the gain, or increase the loss, otherwise recognized on the sale, redemption or other taxable disposition of the note.

          REALIZED LOSSES. Under section 166 of the Code, both corporate holders of notes and noncorporate holders of notes that acquire notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the contracts that are allocable to those notes. However, it appears that a noncorporate holder that does not acquire a note in connection with its trade or business will not be entitled to deduct a loss under section 166 of the Code until that holder's note becomes wholly worthless, in other words, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

          Each class A, class B, class C or class D noteholder will be required to accrue OID, if any, and, if that holder uses an accrual method of accounting for federal income tax purposes, interest for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the contracts until it can be established that any reduction of that kind ultimately will not he recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear as to the timing and character of such loss or reduction in income.

          SALES OF NOTES. Except as described above for the market discount rules, and except as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of a note, recognized on the sale or exchange of a note by an investor who holds that note as a capital asset, will be capital gain or loss. However, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction, usually, is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income usually will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, subject to appropriate reduction to reflect prior inclusion of interest or other ordinary income items from the transaction, but the extent of that kind of reduction would need to be provided for in regulations which have not yet been issued.

          In addition, taxpayers other than corporations may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to that taxpayer's net investment income.

          The adjusted basis of a note generally will equal its cost, increased by any income previously reported, including any OID and market discount income, by the selling class A, class B, class C or class D noteholder and reduced, but not below zero, by any deduction previously allowed for losses and any amortized premium and by any payments previously received for that note. Principal payments on the note will be treated as amounts received upon a sale or exchange of the note under the foregoing rules relating to OID.

          INFORMATION REPORTING. The servicer is required to furnish or cause to be furnished to each class A, class B, class C or class D noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each class A, class B, class C or class D noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the servicer deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so.

If the class A, class B, class C or class D notes are issued with OID, the servicer will provide or cause to be provided to the IRS and, as applicable, to the class A, class B, class C or class D noteholder information statements with respect to OID as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial class A, class B, class C or class D noteholder which purchased its note at the initial offering price used in preparing those reports. Class A, class B, class C or class D noteholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

          As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - MARKET DISCOUNT" on page S-121 above.

          FOREIGN INVESTORS. Any class A, class B, class C or class D noteholder that is not a "United States person," as defined below, and is not holding the note in connection with a United States trade or business generally will not be subject to United States federal income or 30% withholding tax in respect of interest, including any accrued OID, paid on a note, PROVIDED that the class A, class B, class C or class D noteholder complies to the extent necessary with certain identification requirements, including delivery of a statement, such as a properly executed IRS Form W-8 BEN, signed by the class A, class B, class C or class D noteholder under penalties of perjury, certifying that the class A, class B, class C or class D noteholder is not a United States person and providing the name and address of the class A, class B, class C or class D noteholder. This exemption does not apply to payments of interest, including payments in respect of any accrued OID, received by a class A, class B, class C or class D noteholder that either:

     o    owns directly or indirectly a 10% or greater interest in the issuer,

     o is a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business,"

     o is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or

     o is a "controlled foreign corporation," within the meaning of section 957 of the Code, with respect to which the issuer is a "related person," within the meaning of section 881(c)(3)(C) of the Code.

          If the class A, class B, class C or class D noteholder does not qualify for the foregoing exemption from withholding, payments of interest, including payments relating to any accrued OID, to that class A, class B, class C or class D noteholder may be subject to withholding tax at a tax rate of 30%, subject to reduction, including exemption, under any applicable tax treaty, PROVIDED the class A, class B, class C or class D noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8 BEN to report its eligibility for that reduced rate or exemption.

          Amounts allocable to interest, including any accrued OID, received by a class A, class B, class C or class D noteholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the class A, class B, class C or class D noteholder, will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, PROVIDED the class A, class B, class C or class D noteholder supplies, at the time of its initial purchase, and at those subsequent times that are required under the Treasury regulations, a written statement, such as a properly executed IRS Form W-8 ECI, that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that holder and that this income is includible in the holder's gross income for the taxable year. This statement must include, among other things, the name and address of the class

A, class B, class C or class D noteholder, that holder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

          Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

          Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

          For purposes of this discussion, United States person means a citizen or resident of the United States, a corporation, partnership or any other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless or its source, or a trust other than a "foreign trust" as described in Section 7701(a)(31) of the Code. Class A, class B, class C or class D noteholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a note.

          BACKUP WITHHOLDING. Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of those payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each class A, class B, class C or class D noteholder, listing the amount of interest paid on the notes and the amount of any federal income tax withheld on the notes.

                CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS

          Investors should consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based, for example, on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider, and consult their own tax advisors regarding, the state, local, foreign and other tax consequences of purchasing, owning or disposing of a note. State, local and foreign tax laws may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local, foreign or other jurisdiction.

          THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A, CLASS B, CLASS C OR CLASS D NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS FOR THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

          A federal law called the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Code and a variety of state laws may affect your decision whether to invest in Offered Notes if you are investing for:

     o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an "ERISA plan,"

     o an individual retirement account or annuity, called an "IRA," or a pension or other benefit plan for self-employed individuals, called a "Keogh plan,"

     o a pension and other benefit plan for the employees of state and local governments, called a "government plan," or

     o an insurance company general or separate account, a bank collective investment fund and other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

          A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

          ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in offered notes. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

          GENERAL. Certain transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called "prohibited transactions," may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan or IRA, known as a "party in interest" or a "disqualified person," engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes and civil money penalties for some prohibited transactions which are structured to satisfy prescribed conditions.

          PURCHASE AND SALE OF OFFERED NOTES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires offered notes from, or sells offered notes to, a party in interest or a disqualified person, a prohibited transaction may occur. In that case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

          TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. Transactions involving the assets of the issuer may also give rise to prohibited transactions to the extent that an investment in offered notes causes the assets of the issuer to be considered assets, commonly known as "plan assets," of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in notes will cause the issuer's assets to be treated as plan assets depends on whether the offered notes are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the "plan asset regulations," which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

          Under the plan asset regulations, the issuer's assets will not be "plan assets" of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases offered notes if the offered notes are considered debt. For this purpose, the offered notes will be debt if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the offered notes, either when they are issued or at any later date, will have no substantial equity features. Thus, we cannot assure you that the offered notes will be treated as debt.

          To the extent that the offered notes do not constitute debt for purposes of ERISA, they will constitute equity investments unless:

     o the issuer is an operating company or a venture capital operating company as defined in the plan asset regulations,

     o the offered notes are "publicly offered securities" as defined in the plan asset regulations,

     o "benefit plan investors" as defined in the plan asset regulations do not own 25% or more of the offered notes or any other class of equity security issued by the issuer.

          In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires an offered note would also acquire an undivided interest in each asset of the issuer. This would cause all of the issuer's assets to be plan assets under the plan asset regulations. If the offered notes are treated as equity investment under the plan asset regulations, we cannot assure you that any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

          The United States Department of Labor issued Prohibited Transaction Class Exemptions, or PTCEs, which conditionally waive the excise taxes and civil money penalties that might otherwise apply to some types of transactions. A PTCE's exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in offered notes follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption before relying on that exemption's availability to you.

          CLASS EXEMPTIONS FOR PURCHASES AND SALES OF OFFERED NOTES. The following exemptions may apply to a purchase or sale of offered notes between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

     o PTCE 84-14, which exempts particular transactions approved on behalf of the plan by a qualified professional asset manager, or "QPAM."

     o PTCE 86-128, which exempts certain transactions between a plan and particular broker-dealers.

     o PTCE 90-1, which exempts particular transactions entered into by insurance company pooled separate accounts in which plans have made investments.

     o PTCE 91-38, which exempts particular transactions entered into by bank collective investment funds in which plans have made investments.

     o PTCE 96-23, which exempts particular transactions approved on behalf of a plan by an in-house investment manager, or "INHAM."

          These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of the issuer. We cannot assure you that a purchase or sale of offered notes in reliance on one of these exemptions will not give rise to indirect prohibited transactions as a result of the operation of the issuer for which there is no exemption.

          CLASS EXEMPTION FOR PURCHASES AND SALES OF OFFERED NOTES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. PTCE 95-60, which exempts certain transactions involving insurance company general accounts, may apply to purchases and sales of offered notes. It also provides express exemptions for prohibited transactions that may result from transactions incidental to the operation of the issuer. If this exemption applies to your purchase or sale of offered notes, it will also apply to prohibited transaction that may result from transactions incident to the operation of the issuer.

          STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. In addition to the Prohibited Transaction Class Exemptions described above, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA. Under section 401(c) of ERISA, the United States Department of Labor issued final regulations on January 5, 2000 defining when an insurance company general account will be deemed to include plan assets and, as a result, be subject to the ERISA prohibited transaction rules. Any assets of an insurance company general account which support insurance policies issued to a plan after December 31,

1998 or for which the insurance company does not comply with the regulations may be treated as plan assets. If you are investing on behalf of an insurance company general account, we cannot assure you that the purchase or sale of offered notes, the continued holding of offered notes previously purchased, or transactions incidental to the operation of the issuer would qualify for exemptive relief.

GOVERNMENT PLANS

          Government plans are usually not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in the offered notes on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED REPRESENTATIONS OF INVESTORS

          We anticipate that, on the date of this prospectus supplement, the offered notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. However, even if the offered notes are treated as indebtedness for such purposes, the acquisition or holding of offered notes by or on behalf of an ERISA plan, a Keogh plan, an IRA or related investment vehicle could be considered to give rise to a prohibited transaction. A prohibited transaction could arise if the issuer, the servicer, the trustee, an underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such ERISA plan, Keogh plan, IRA or related investment vehicle, unless certain exemptions from the prohibited transaction rules were applicable depending on the type and circumstances of the plan fiduciary, making the decision to acquire an offered note. In addition, if offered notes were treated as an equity interest in the future, the assets of the trust could be treated as plan assets of a plan for the purposes of ERISA and the Code. In view of the investor-specific nature of the conditions on the exemptive relief available under the PTCEs and section 401(c) of ERISA we require each investor to determine whether it is investing plan assets in the offered notes and, if it is, to determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. The offered notes will be issued and transferred only in book-entry form through The Depository Trust Company, whose issuance and transfer procedures do not permit us to secure written representations from each investor and subsequent transferee. As a result, by acquiring an offered note, each purchaser will be deemed to represent that either:

     o it is not acquiring the offered notes with the assets of an ERISA plan, a Keogh plan, an IRA or related investment vehicle, or

     o the offered notes are rated investment grade or better and such person believes that the offered notes are properly treated as indebtedness without substantial equity features for purposes of the plan asset regulations, and agrees to so treat the offered notes and the acquisition and holding of the offered notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
          Section 4975 of the Code.

          If a purchaser invests on behalf of more than one party or uses more than one source of funds, that purchaser will be deemed to have made one, but not necessarily the same, of these representations as to each party or source of funds.

          If the offered notes are issued as definitive securities, the transfer of the offered notes to you will not be registered by the trustee unless you represent to the issuer, the trustee, the servicer and any successor servicer either one of the first two statements in the bulleted paragraph above is an accurate representation as to all sources of funds you are using to pay the purchase price of the offered notes.

          THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN THE OFFERED NOTES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE, AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

          The class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.


                                     RATINGS

          As a condition to the issuance of the class A notes, the class A-1 notes must be rated "F1+" by Fitch, "A-1+" by Standard & Poor's and "P-1" by Moody's, the class A-2 notes and the class A-3 notes must be rated "AAA", "AAA" and "Aaa" by Fitch, Standard & Poor's and Moody's, respectively, the class B notes must be rated "AA", "AA" and "`Aa2" by Fitch, Standard & Poor's and Moody's, respectively, the class C notes must be rated "A", "A" and "A1" by Fitch, Standard & Poor's and Moody's, respectively, and the class D notes must be rated "BBB", "BBB"and "Baa2", respectively, by the Fitch, Standard & Poor's and Moody's. A rating on a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by class A noteholders, class B noteholders, class C noteholders and class D noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that class A noteholders, class B noteholders, class C noteholders and class D noteholders might suffer a lower than anticipated yield.


                                 USE OF PROCEEDS

          The issuer will use the net proceeds from the sale of the notes for general organizational purposes, to pay the purchase price of the trust property to DVI Financial Services Inc. or an Affiliate thereof, to pay to one or more of the underwriters or their respective affiliates any "warehouse" debt secured by all or a portion of the trust property, and to make the required deposits in the reserve account and the successor servicer reserve account. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- RESERVE ACCOUNT" on page S-74 of this prospectus supplement for a description of the reserve account and "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- SUCCESSOR SERVICER RESERVE ACCOUNT" on page S-76 of this prospectus supplement for a description of the successor servicer reserve account.

                              PLAN OF DISTRIBUTION

          Subject to the terms and conditions of an underwriting agreement, the issuer has agreed to sell, and the underwriters have severally agreed to purchase, the class A notes, the class B notes, the class C notes and the class D notes, in the principal amounts listed opposite their names:

                            PRINCIPAL     PRINCIPAL     PRINCIPAL      PRINCIPAL     PRINCIPAL
                            AMOUNT OF     AMOUNT OF     AMOUNT OF      AMOUNT OF     AMOUNT OF
                            CLASS A-1    CLASS A-2A    CLASS A-2B     CLASS A-3A    CLASS A-3B
     UNDERWRITER              NOTES         NOTES         NOTES          NOTES         NOTES
----------------------     -----------   ----------    -----------    ----------   -----------
Merrill Lynch, Pierce,
Fenner & Smith
Incorporated

Banc of America
Securities LLC

Nomura Securities
International, Inc.
                           ===========    =========    ===========    ==========    ==========

            Total          $71,810,000         $52,200,000                 $259,500,000
                           ===========    ========================    ========================



                            PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL   PRINCIPAL   PRINCIPAL
                            AMOUNT OF     AMOUNT OF    AMOUNT OF    AMOUNT OF   AMOUNT OF   AMOUNT OF
                            CLASS B-1     CLASS B-2    CLASS C-1    CLASS C-2   CLASS D-1   CLASS D-2
     UNDERWRITER              NOTES         NOTES        NOTES        NOTES       NOTES       NOTES
----------------------     -----------   ----------    ---------    ---------   ---------   ---------
Merrill Lynch, Pierce,
Fenner & Smith
Incorporated

Banc of America
Securities LLC
                           ===========    =========    ==========   ==========  =========   ==========

            Total                  $16,920,000                $14,660,000            $11,280,000
                           ========================    =======================  ======================

          In the underwriting agreement, the underwriters agree, subject to the terms and conditions of the underwriting agreement, to purchase all the class A notes, the class B notes, the class C notes, and the class D notes offered by this prospectus supplement in the amounts listed above if any of such class A notes, class B notes, class C notes and class D notes are purchased.

          The issuer has been advised by the underwriters that the underwriters propose initially to offer the class A notes, class B notes, class C notes and class D notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement, and to dealers at such price less a discount not in excess of 0.105%, 0.135%, 0.240%, 0.240%, 0.240% and 0.240%
per class A-1 note, class A-2 note, class A-3 note, class B note, class C note and class D note, respectively. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.050% per class A-1 note, 0.070% per class A-2 note, 0.120% per class A-3 note, 0.120% per class B note, 0.120% per class C note and 0.120% per class D note to certain dealers. After the initial public offering, the prices of the notes, any concessions and any discounts may vary.

          The issuer has been advised by the underwriters that they presently intend to make a market in the class A notes, the class B notes, the class C notes and the class D notes. However, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for such notes will develop.

          For further information regarding any offer or sale of the class A notes, the class B notes, the class C notes and the class D notes under this prospectus supplement, see "Plan of Distribution" on page 138 of this prospectus supplement.

          The underwriting agreement provides that DVI Financial Services Inc. and DVI Receivables Corp. XIX will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

          In connection with this offering and in compliance with applicable law and industry practice, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the class A notes, class B notes, class C notes and class D notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the underwriters to reclaim a selling concession from a syndicate member in connection with the offering when the class A notes, class B notes, class C notes and class D notes originally sold by the syndicate member are purchased in syndicate covering transactions. The underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.



                                  LEGAL MATTERS

          Certain legal matters relating to the issuance of the notes will be passed upon for the issuer, DVI Receivables Corp. XIX, DVI Receivables Corp. XV, DVI Funding Corp., the warehouse issuers and DVI Financial Services Inc. by the internal counsel to such parties, and by Thacher Proffitt & Wood, New York, New York, special counsel to the underwriters.



                       WHERE YOU CAN FIND MORE INFORMATION

          THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTAIN MORE SPECIFIC INFORMATION THAN STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTROL.

          For all notes offered by this prospectus supplement, incorporated by reference in this prospectus supplement are all documents and reports filed or caused to be filed by the issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the applicable notes, that relate specifically to the related series of notes. The issuer will provide or cause to be provided without charge to each person to whom this prospectus supplement and the prospectus is delivered in connection with offering of the notes, upon written or oral request of that person, a copy of any or all of the reports incorporated in this prospectus supplement by reference. In each case, information will be incorporated to the extent those reports relate to one or more of classes of notes. This will not include the exhibits to those documents, unless those exhibits are specifically incorporated by reference in those documents. Please direct requests in writing to the issuer at its address in the summary section of this prospectus supplement.


                             REPORTS TO NOTEHOLDERS

          Unless and until definitive securities are issued, periodic and annual reports containing information concerning the trust property will be prepared by the servicer and sent on behalf of the issuer only to the trustee for the noteholders and Cede & Co., as registered holder of the notes and the nominee of The Depository Trust Company. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- BOOK-ENTRY REGISTRATION OF THE NOTES" on page S-98 of this prospectus supplement, and "DESCRIPTION OF THE SECURITIES -- REPORTS TO SECURITYHOLDERS" at page 11 of the prospectus. These reports will not be prepared in accordance with generally accepted accounting principles. The issuer will file with the Securities and Exchange Commission those periodic reports required under the Exchange Act and as otherwise required by the Commission. Copies of any of these periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.


                                    GLOSSARY

          When a term in this prospectus supplement begins with a capital letter, it has the meaning described below:

          AFFILIATE means, of any specified person, any other person (i) which directly or indirectly controls, or whose directors or officers directly or indirectly control, or is controlled by, or is under common control with, that specified person, (ii) which beneficially owns or holds, or whose directors or officers beneficially own or hold, 5% or more of any class of the voting stock (or, in the case of an entity that is not a corporation, 5% of the equity interest) of that specified person, or (iii) 5% or more of the voting stock (or, in the case of an entity that is not a corporation, 5% of the equity interest) of which is owned or held by that specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          AGGREGATE DISCOUNTED CONTRACT BALANCE means the sum of the Discounted Contract Balances of all contracts.

          AMORTIZATION EVENT takes place when any one of the following events occurs:

     (A) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against DVI, Inc. under any applicable federal or state bankruptcy, etc., law and that order remains in effect for a period of 90 consecutive days;

     (B) DVI, Inc. commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc., law;

     (C) as of any determination date, the quotient of (1) divided by (2) exceeds the product of (3) and (4), where (1) equals the sum of the Discounted Contract Balances of all contracts listed as more than 90 days delinquent as of the last day of the three immediately preceding calendar months, (2) equals three, (3) equals 0.08 and (4) equals the quotient of (x) the sum of the Aggregate Discounted Contract Balances as of the last day of the three immediately preceding collection periods, divided by (y) three; or

     (D) as of any determination date, the sum of the Discounted Contract Balances of all contracts that have been classified as defaulted contracts since the closing date exceeds the product of (1) 0.06 and
          (2) the Aggregate Discounted Contract Balance on the closing date. Discounted Contract Balances will be determined immediately prior to the classification as a defaulted contract.

          AVAILABLE FUNDS for any payment date, means the excess of all amounts on deposit in the collection account on the second business day preceding that payment date over that portion of those amounts representing contract payments due, or voluntary prepayments deposited in the collection account, after the end of the collection period preceding the payment date, including any investment income with respect to monies on deposit in the collection account as well as other payments not available for distribution on a related payment date pursuant to the relevant contribution and servicing agreement.

          AVAILABLE RESERVE ACCOUNT FUNDS are funds equal to the amount of the Priority Payments less any deposited Available Funds.

          CLASS A DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

          CLASS A MONTHLY INTEREST means, for any payment date, the sum of the Class A-1 Monthly Interest, Class A-2 Monthly Interest and Class A-3 Monthly Interest.

          CLASS A MONTHLY PRINCIPAL means, for any payment date the sum of the Class A-1 Monthly Principal, the Class A-2 Monthly Principal and the Class A-3 Monthly Principal due or payable on that payment date.

          CLASS A OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A noteholders on all prior payment dates.

          CLASS A OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A Monthly Principal due on the class A notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A noteholders on all prior payment dates.

          CLASS A PERCENTAGE means a fraction the numerator of which is the Class A Note Balance on the closing date and the denominator of which is the difference between the Initial Aggregate Discounted Contract Balance and the Retained Interest.

          CLASS A-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A) the fraction of which the numerator is the actual number of days elapsed during the related month (or, in the case of the first payment date, the actual number of days elapsed since the closing date) and the denominator of which is 360 days;

     (B)  the class A-1 Note Rate; and

     (C) the class A-1 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-1 notes on that prior payment date.

          The Class A-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS A-1 MONTHLY PRINCIPAL means:

     (A) for any payment date other than the class A-1 stated maturity date, an amount equal to the product of(a) the Class A Percentage and (b) the Monthly Principal; PROVIDED, HOWEVER, that in no event shall the Class A-1 Monthly Principal exceed the then outstanding Note Balance for the Class A-1 notes as of such payment date, and

     (B) on the class A-1 stated maturity date, the entire amount of the then Outstanding Class A-1 Note Balance.

          CLASS A-1 NOTE RATE means [ ]%.

          CLASS A-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-1 noteholders on all prior payment dates.

          CLASS A-1 OVERDUE PRINCIPAL means, as for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-1 Monthly Principal due on the class A-1 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-1 noteholders on all prior payment dates.

          CLASS A-2 MONTHLY INTEREST means, for any payment date, the sum of the Class A-2a Monthly Interest and the Class A-2b Monthly Interest.

          CLASS A-2 MONTHLY PRINCIPAL means the sum of the Class A-2a Monthly Principal and the Class A-2b Monthly Principal.

          CLASS A-2 OVERDUE INTEREST means, for any payment date, the sum of the Class A-2a Overdue Interest and the Class A-2b Overdue Interest.

          CLASS A-2 OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-2 Monthly Principal due on the class A-2 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-2 noteholders on all prior payment dates.

          CLASS A-2A MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class A-2a Note Rate, and

     (C) the Class A-2a Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-2a notes on that prior payment date.

          The Class A-2a Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS A-2A MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-1 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-1 Note Balance has been reduced to zero and until the Class A-2a Note Balance and the Class A-2b Note Balance is paid in full, the product of (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the class A-2a stated maturity date, the entire amount of the then outstanding Class A-2a Note Balance.

          CLASS A-2A NOTE RATE means one-month LIBOR plus [    ]%.

          CLASS A-2A OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-2a Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-2b noteholders on all prior payment dates.

          CLASS A-2B MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class A-2b Note Rate, and

     (C) the Class A-2b Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-2b notes on that prior payment date.

          The Class A-2b Monthly Interest is calculated on a twelve month year of thirty days in each month, except for the first payment date, for which interest accrues from the closing date to, but excluding, that payment date.

          CLASS A-2B MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-1 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-1 Note Balance has been reduced to zero and until the Class A-2b Note Balance is paid in full, the product of (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the class A-2b stated maturity date, the entire amount of the then outstanding Class A-2b Note Balance.

          CLASS A-2B NOTE RATE means [   ]%.

          CLASS A-2B OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-2b Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-2a noteholders on all prior payment dates.

          CLASS A-3 MONTHLY INTEREST means, for any payment date, the sum of the Class A-3a Monthly Interest and the Class A-3b Monthly Interest.

          CLASS A-3 MONTHLY PRINCIPAL means the sum of the Class A-3a Monthly Principal and the Class A-3b Monthly Principal.

          CLASS A-3 OVERDUE INTEREST means, for any payment date, the sum of the Class A-3a Overdue Interest and the Class A-3b Overdue Interest.

          CLASS A-3 OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-3 Monthly Principal due on the class A-3a notes and class A-3b notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-3 noteholders on all prior payment dates.

          CLASS A-3A MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class A-3a Note Rate, and

     (C) the Class A-3a Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-3a notes on that prior payment date.

          The Class A-3a Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS A-3A MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-2 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-2 Note Balance has been reduced to zero and until the Class A-3a Note Balance and Class A-3b Note

          Balance is paid in full, the product of (x) the Class A Percentage and
          (y) the Monthly Principal, and

     (C) on the class A-3a stated maturity date, the entire amount of the then outstanding Class A-3a Note Balance.

          CLASS A-3A NOTE RATE means one-month LIBOR plus [ ]%.

          CLASS A-3A OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-3a Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-3a noteholders on all prior payment dates.

          CLASS A-3B MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class A-3b Note Rate, and

     (C) the Class A-3b Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-3b notes on that prior payment date.

          The Class A-3b Monthly Interest is calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest accrues from the closing date to, but excluding, that payment date.

          CLASS A-3B MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-2a Note Balance and the Class A-2b Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-2a Note Balance and the Class A-2b Note Balance has been reduced to zero and until the Class A-3a Note

          Balance and Class A-3b Note Balance is paid in full, the product of
          (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the class A-3b stated maturity date, the entire amount of the then outstanding Class A-3b Note Balance.

          CLASS A-3B NOTE RATE means [ ]%.

          CLASS A-3B OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-3b Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-3b noteholders on all prior payment dates.

          CLASS B DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

          CLASS B MONTHLY INTEREST means the sum of the Class B-1 Monthly Interest and the Class B-2 Monthly Interest.

          CLASS B MONTHLY PRINCIPAL means the sum of the Class B-1 Monthly Principal and the Class B-2 Monthly Principal.

          CLASS B OVERDUE INTEREST means, for any payment date, the sum of the Class B-1 Overdue Interest and the Class B-2 Overdue Interest.

          CLASS B OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class B Monthly Principal due on the class B-1 notes and class B-2 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class B noteholders on all prior payment dates.

          Class B Percentage means a fraction the numerator of which is the Class B Note Balance on the closing date and the denominator of which is the difference between the Initial Aggregate Discounted Contract Balance and the Retained Interest.

          CLASS B-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class B-1 Note Rate, and

     (C) the Class B-1 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class B-1 notes on that prior payment date.

          The Class B-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS B-1 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class B-1 stated maturity date, the product of (x) the Class B Percentage and (y) the Monthly Principal, and

     (B) on the Class B stated maturity date, the entire amount of the then outstanding Class B Note Balance.

          CLASS B-1 NOTE RATE means one-month LIBOR plus ________%.

          CLASS B-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class B-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class B-1 noteholders on all prior payment dates.

          CLASS B-2 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class B-2 Note Rate, and

     (C) the Class B-2 Note Balance on the immediately preceding payment date, or, in the case of the first payment date, the closing date, after giving effect to all principal payments on the class B-2 notes on that prior payment date.

          The Class B-2 Monthly Interest is calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

          CLASS B-2 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class B-2 stated maturity date, the product of (x) the Class B Percentage and (y) the Monthly Principal, and

     (B) on the Class B-2 stated maturity date, the entire amount of the then outstanding Class B-2 Note Balance.

          CLASS B-2 NOTE RATE means ________%.

          CLASS B-2 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class B-2 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class B-2 noteholders on all prior payment dates.

          CLASS C DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

          CLASS C MONTHLY INTEREST means the sum of the Class C-1 Monthly Interest and the Class C-2 Monthly Interest.

          CLASS C MONTHLY PRINCIPAL means the sum of the Class C-1 Monthly Principal and the Class C-2 Monthly Principal.

          CLASS C OVERDUE INTEREST means, for any payment date, the sum of the Class C-1 Overdue Interest and the Class C-2 Overdue Interest.

          CLASS C OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class C Monthly Principal due on the class C-1 notes and class C-2 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class C noteholders on all prior payment dates.

          CLASS C PERCENTAGE means a fraction the numerator of which is the Class C Note Balance on the closing date and the denominator of which is the difference between the Initial Aggregate Discounted Contract Balance and the Retained Interest.

          CLASS C-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class C-1 Note Rate, and

     (C) the Class C-1 Note Balance on the immediately preceding payment date, or, in the case of the first payment date, the closing date, after giving effect to all principal payments on the class C-1 note on that prior payment date.

          The Class C-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS C-1 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class C-1 stated maturity date, an amount equal to the product of (x) the Class C Percentage and (y) the Monthly Principal, and

     (B) on the class C-1 stated maturity date, the entire amount of the then outstanding Class C-1 Note Balance.

          CLASS C-1 NOTE RATE means one-month LIBOR plus ________%.

          CLASS C-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class C-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class C-1 noteholders on all prior payment dates.

          CLASS C-2 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class C-2 Note Rate, and

     (C) the Class C-2 Note Balance on the immediately preceding payment date, or, in the case of the first payment date, the closing date, after giving effect to all principal payments on the class C-2 note on that prior payment date.

          The Class C-2 Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

          CLASS C-2 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class C-2 stated maturity date, an amount equal to the product of (x) the Class C Percentage and (y) the Monthly Principal, and

     (B) on the Class C-2 stated maturity date, the entire amount of the then outstanding Class C-2 Note Balance.

          CLASS C-2 NOTE RATE means __________%.

          CLASS C-2 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class C-2 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class C-2 noteholders on all prior payment dates.

          CLASS D DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

          CLASS D MONTHLY INTEREST means the sum of the Class D-1 Monthly Interest and the Class D-2 Monthly Interest.

          CLASS D MONTHLY PRINCIPAL means the sum of the Class D-1 Monthly Principal and the Class D-2 Monthly Principal.

          CLASS D OVERDUE INTEREST means, for any payment date, the sum of the Class D-1 Overdue Interest and the Class D-2 Overdue Interest.

          CLASS D OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class D Monthly Principal due on the class D-1 notes and class D-2 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class D noteholders on all prior payment dates.

          CLASS D PERCENTAGE means a fraction the numerator of which is the Class D Note Balance on the closing date and the denominator of which is the difference between the Initial Aggregate Discounted Contract Balance and the Retained Interest.

          CLASS D-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class D-1 Note Rate, and

     (C) the Class D-1 Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class D-1 notes on that prior payment date.

          The Class D-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

          CLASS D-1 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class D-1 stated maturity date, the product of (x) the Class D Percentage and (y) the Monthly Principal, and

     (B) on the Class D-1 stated maturity date, the entire amount of the then outstanding Class D-1 Note Balance.

          CLASS D-1 NOTE RATE means one-month LIBOR plus ________%.

          CLASS D-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class D-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class D-1 noteholders on all prior payment dates.

          CLASS D-2 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class D-2 Note Rate, and

     (C) the Class D-2 Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class D-2 notes on that prior payment date.

          The Class D-2 Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

          CLASS D-2 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class D-2 stated maturity date, the product of (x) the Class D Percentage and (y) the Monthly Principal, and

     (B) on the Class D-2 stated maturity date, the entire amount of the then outstanding Class D-2 Note Balance.

          CLASS D-2 NOTE RATE means ________%.

          CLASS D-2 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class D-2 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class D-2 noteholders on all prior payment dates.

          CLASS E DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

          CLASS E MONTHLY INTEREST means the sum of the Class E-1 Monthly Interest and the Class E-2 Monthly Interest.

          CLASS E MONTHLY PRINCIPAL means the sum of the Class E-1 Monthly Principal and the Class E-2 Monthly Principal.

          CLASS E OVERDUE INTEREST means, for any payment date, the sum of the Class E-1 Overdue Interest and the Class E-2 Overdue Interest.

          CLASS E OVERDUE PRINCIPAL means, as of any payment date, the excess, if any, of:

     (A) the aggregate amount of Class E Monthly Principal due on the class E notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class E noteholders on all prior payment dates.

          CLASS E PERCENTAGE means a fraction the numerator of which is the Class E Note Balance on the closing date and the denominator of which is the difference between the Initial Aggregate Discounted Contract Balance and the Retained Interest.

          CLASS E-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class E-1 Note Rate, and

     (C) the Class E-1 Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class E-1 note on that prior payment date.

          The Class E-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to, but excluding, such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

                  CLASS E-1 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class E-1 stated maturity date, an amount equal to the product of (x) the Class E Percentage and (y) the Monthly Principal, and

     (B) on the class E-1 stated maturity date, the entire amount of the then outstanding Class E-1 Note Balance.

          CLASS E-1 NOTE RATE means one-month LIBOR plus ________%.

          CLASS E-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class E-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class E-1 noteholders on all prior payment dates.

          CLASS E-2 MONTHLY INTEREST means, for any payment date, the product of:

     (A)  one-twelfth,

     (B)  the Class E-2 Note Rate, and

     (C) the Class E-2 Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class E-2 notes on that prior payment date.

          The Class E-2 Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

          CLASS E-2 MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class E-2 stated maturity date, the product of (x) the Class E Percentage and (y) the Monthly Principal, and

     (B) on the Class E-2 stated maturity date, the entire amount of the then outstanding Class E-2 Note Balance.

          CLASS E-2 NOTE RATE means ________%.

          CLASS E-2 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class E-2 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class E-2 noteholders on all prior payment dates.

          DELINQUENCY CONDITION exists on any determination date if (x) the quotient of (1) the sum of the Discounted Contract Balances of all contracts listed as more than ninety days delinquent as of the last day of the three preceding calendar months, divided by (2) three exceeds (y) the product of (1)
0.06 and (2) the quotient of (A) the sum of the Aggregate Discounted Contract Balance as of the last day of the three preceding collection periods, divided by
(B) three.

          DISCOUNTED CONTRACT BALANCE means, for any contract for the particular date on which that balance is determined, an amount equal to the sum of:

     (A) the present value of each remaining contract payment, including any approved final payments remaining due under the contract before the last day of the calendar month preceding the stated maturity date, discounted monthly, from the last day of the collection period in which that contract payment is to become due, at a rate equal to one-twelfth, or a larger fraction for the initial payment date, of the Discount Rate, and

     (B) 100% of the unpaid balance, for that particular date, of determination, of contract payments remaining due under that contract, but not including any contract payment for which the servicer had to make a Servicer Advance.

          However, (1) except for purposes of computing the Repurchase Amount or for computing the Discounted Contract Balance of a Predecessor Contract, on the date a contract becomes a defaulted contract, the Discounted Contract Balance for that contract will be zero and (2) any purchase option payments (including any final contract payments that are more than six and a half times larger than the average contract payment under the related contracts other than approved final payments) will not be included in the Discounted Contract Balance. For purposes of calculating the Discounted Contract Balance of a contract, any contract payment relating to a contract for which DVI Financial Services Inc. received on or prior to the cut-off date a security deposit or an advance payment shall be deemed to be zero.

          DISCOUNT RATE is a per annum rate that we apply to the then outstanding scheduled payments due on a contract to calculate the value in today's dollars of all outstanding scheduled future payments on a contract. When we use Discount Rate with respect to the charts and statistical contracts in this prospectus supplement as of the cut-off date, we use an assumed Discount Rate of 4.70% per annum. Any other time we use Discount Rate, we are using the actual rate of [ %].

          ELIGIBLE CONTRACT: means a contract that, on the day that the issuer acquires that contract, and for the initial contracts taken as a whole, has the following characteristics:

     (A) the Discounted Contract Balance of that contract does not include any purchase option payment (except for approved final payments) under that contract, or any contract payment for which DVI Financial Services Inc. or anyone else received a security deposit on or before the cut-off date for that contract;

     (B)  no item of equipment under that contract has been repossessed;

     (C) no contract is a refinancing of any delinquent amounts under a prior lease, security agreement or loan with the same obligor relating to the same equipment;

     (D) the obligor under each contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America;

     (E) the rights and obligations of the obligor under that contract will terminate no later than April 1, 2010;

     (F) the Discounted Contract Balance of all contracts that have a balloon payment (which means a final contract payment that is significantly larger than the other scheduled payments), is not more than 6.4% of the Aggregate Discounted Contract Balance of all the initial contracts.

     (G) the Discounted Contract Balance of all contracts that have non-level payments, excluding contracts that have balloon payments, is not more than 53.03% of the Aggregate Discounted Contract Balance of all the initial contracts;

     (H)  as of the closing date

               (1) the sum of the Discounted Contract Balances of all contracts with equipment located in any one state will not exceed 13.62% of the Aggregate Discounted Contract Balance of all the initial contracts,

               (2) no single obligor will have a Discounted Contract Balance that exceeds 1.70% of the Aggregate Discounted Contract Balance, and

               (3) the sum of the Discounted Contract Balances of the largest five obligors does not exceed 8.01% of the Aggregate Discounted Contract Balance of all the contracts acquired by the issuer on the closing date;

     (I) not more than 10% of the Aggregate Discounted Contract Balance of the initial contracts will arise from contracts which constitute loans to manufacturers, wholesalers, and retailers; and

     (J) the obligor under each contract has made at least one contract payment prior to the cut-off date for that contract in addition to any payment made at the time of the signing of the contract. However, we allow contracts representing 12.72% of the Aggregate Discounted Contract Balance of the initial contracts to provide for the initial contract payment to be due within 120 days of the payment date occurring in July, 2003.

          INITIAL AGGREGATE DISCOUNTED CONTRACT BALANCE means the Aggregate Discounted Contract Balance, of the initial contracts, on the cut-off date, calculated based on the actual Discount Rate of [ %].

          INITIAL RESERVE ACCOUNT REQUIRED AMOUNT is $[     ], which equals 2.5%
of the Initial Aggregate Discounted Contract Balance.

          INITIAL SUCCESSOR SERVICER RESERVE ACCOUNT DEPOSIT AMOUNT is $200,000.

          MONTHLY INTEREST means for any payment date, the sum of:

     (A)  the Class A Monthly Interest,

     (B)  the Class B Monthly Interest,

     (C)  the Class C Monthly Interest,

     (D)  the Class D Monthly Interest, and

     (E)  the Class E Monthly Interest.

          MONTHLY PRINCIPAL means, for any payment date, an amount equal to the excess of:

     (A) the Aggregate Discounted Contract Balance at the close of business on the last day of the second preceding collection period; over

     (B) the Aggregate Discounted Contract Balance at the close of business on the last day of the immediately preceding collection period.

          NET SWAP PAYMENT means, the absolute value of the negative result of either of the below calculations:

     o    For any payment date after the first payment date:

          The sum of (A), (B), (C), (D), (E) and (F) immediately below:

     (A)  For the class A-2a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-2a notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class A-2a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (B)  For the class A-3a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-3a notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class A-3a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (C)  For the class B-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class B-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class B-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (D)  For the class C-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class C-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class C-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (E)  For the class D-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class D-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class D-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (F)  For the class E-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class E-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class E-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     o    For the first payment date:

          The sum of (A), (B), (C), (D), (E) and (F) immediately below:

     (A)  For the class A-2a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-2a notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class A-2a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (B)  For the class A-3a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-3a notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class A-3a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (C)  For the class B-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class B-1 notes; minus

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class B-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (D)  For the class C-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class C-1 notes; minus

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class C-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (E)  For the class D-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class D-1 notes; minus

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class D-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (F)  For the class E-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class E-1 notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class E-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

          NET SWAP RECEIPT means, the positive result of either of the below calculations:

     o    For any payment date after the first payment date:

          The sum of (A), (B), (C), (D), (E) and (F) immediately below:

     (A)  For the class A-2a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-2a notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class A-2a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (B)  For the class A-3a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-3a notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class A-3a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (C)  For the class B-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class B-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class B-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (D)  For the class C-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class C-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class C-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (E)  For the class D-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class D-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class D-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (F)  For the class E-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class E-1 notes; MINUS

          (b) the PRODUCT OF: (i) 1/12, (ii) the class E-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     o    For the first payment date:

          The sum of (A), (B), (C), (D), (E) and (F) immediately below:

     (A)  For the class A-2a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-2a notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) divided by 360, (ii) the class A-2a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (B)  For the class A-3a notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class A-3a notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class A-3a notes stated fixed interest rate, and (iii) the applicable notional amount.

     (C)  For the class B-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class B-1 notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class B-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (D)  For the class C-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class C-1 notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class C-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (E)  For the class D-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class D-1 notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class D-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

     (F)  For the class E-1 notes:

          (a) the PRODUCT OF: (i) the actual number of days from and including the closing date to but excluding such payment date, DIVIDED BY 360, (ii) one-month LIBOR plus [ ]% determined as of the related LIBOR determination date, and (iii) the applicable notional amount of the class E-1 notes; MINUS

          (b) the PRODUCT OF: (i) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) DIVIDED BY 360, (ii) the class E-1 notes stated fixed interest rate, and (iii) the applicable notional amount.

          NONRECOVERABLE ADVANCE means any Servicer Advance previously made for a delinquent contract by the servicer under the terms of the contribution and servicing agreement, which in the good faith judgment of the servicer and as certified by an officer of the servicer, will not be ultimately recoverable by the servicer from payments by the obligor, or disposition of the equipment, under that contract.

          NOTE BALANCE means, on the closing date, $383,510,000 for the class A notes cumulatively (and, with respect to each class of class A notes, $71,810,000 for the class A-1 notes, $52,200,000 for the class A-2 notes ($[ ] for the class A-2a notes and $[ ] for the class A-2b notes), and $259,500,000 for the class A-3 notes ($[ ] for the class A-3a notes and $[ ] for the class A-3b notes)), $16,920,000 for the class B notes cumulatively ($[ ] for class B-1 notes and $[ ] for the class B-2 notes), $14,660,000 for the class C notes cumulatively ($[ ] for class C-1 notes and $[ ] for the class C-2 notes), $11,280,000 for the class D notes cumulatively ($[ ] for class D-1 notes and $[ ] for the class D-2 notes), and $11,280,000 for the class E notes cumulatively ($[ ] for the class E-1 notes and $[ ] for the class E-2 notes), and thereafter shall equal the note balance for each class reduced by all principal payments on that class of notes.

          NOTE RATE means the annualized rate of interest on the relevant class of notes.

          OUTSTANDING or OUTSTANDING means, when used with reference to the notes and as of any particular date, any note theretofore and thereupon being authenticated and delivered except:

     (A)  any note canceled by the trustee at or before said date;

     (B) any note, or portion thereof, for payment of redemption of which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been irrevocably deposited with the trustee (whether upon or prior to maturity or the redemption date of such note);

     (C) any note in lieu of or in substitution for which another note shall have been authenticated and delivered; and

     (D) any note owned by DVI Receivables Corp. XIX or any affiliate of DVI Receivables Corp. XIX except that, in determining whether the trustee shall be entitled to rely upon any request, demand, authorization, direction, notice, consent or waiver of noteholders under the indenture, only notes which the trustee knows to be so owned shall be disregarded.

          OVERDUE INTEREST means, for any payment date, the sum of (i) the Class A Overdue Interest, (ii) the Class B Overdue Interest, (iii) the Class C Overdue Interest, (iv) the Class D Overdue Interest and (v) the Class E Overdue Interest.

          PARTIAL PREPAYMENT AMOUNT means, for a particular collection period and a contract for which the obligor wants to make a voluntary partial prepayment and for which no substitute contract has been provided, an amount equal to the excess, if any, of:

     (A)  the difference between:

               (1) the Discounted Contract Balance of that contract as of the first day of the collection period together with one month of interest on that contract at the Discount Rate and

               (2) the Discounted Contract Balance of that contract as of the first day of the collection period calculated based on the amount of each remaining contract payment payable by the obligor after giving effect to the reduction of the contract payment which will result from the partial prepayment, minus

     (B) any contract payments actually received by the servicer for the prepaid portion of the contract for the current collection period on or before the date of the partial prepayment.

          POOL A means the contracts identified as constituting Pool A on the contract schedule attached to the contribution and servicing agreement and the indenture and other trust property related to the contracts.

          POOL A AGGREGATE DISCOUNTED CONTRACT BALANCE means an interest in, for any date of determination, the sum of the Discounted Contract Balances of all contracts in Pool A.

          POOL B means the contracts identified on the contract schedule as constituting Pool B, and other trust property related to the contracts.

          POOL B AGGREGATE DISCOUNTED CONTRACT BALANCE means, for any date of determination, the sum of the Discounted Contract Balances of all contracts in Pool B.

          PREDECESSOR CONTRACT means, for any substitute contract acquired by DVI Receivables Corp. XIX by substitution under Section 7 of the contribution and servicing agreement, the contract or contracts for which the substitute contract has been substituted.

          PREPAYMENT AMOUNT means, for any contract, the sum of:

     (A) the Discounted Contract Balance as of the first day of the collection period preceding a prepayment, together with one month of interest on the contract at the Discount Rate;

     (B)  any unreimbursed Servicer Advances for the contract; and

     (C) any contract payments due and outstanding under a contract that are not the subject of a Servicer Advance.

          PRIORITY PAYMENTS mean, on any payment date, the sum of all payments of interest and principal to the class A, class B, class C, class D and class E noteholders, whether or not an Amortization Event has taken place.

          REPURCHASE AMOUNT means, for any contract, the sum of:

     (A) the Discounted Contract Balance as of the first day of the collection period preceding such repurchase, together with one month of interest on the contract at the Discount Rate; and

     (B)  any unreimbursed Servicer Advances for the contract.

          RESERVE ACCOUNT DEPOSIT AMOUNT means, on any payment date, an amount equal to the excess of (A) the Reserve Account Required Amount over (B) the amount on deposit in the reserve account after giving effect to any reserve account draws on that payment date.

          RESERVE ACCOUNT REQUIRED AMOUNT means, on the first payment date, the Initial Reserve Account Required Amount; and thereafter the lesser of either (i) the Initial Reserve Account Required Amount or (ii) the sum of (a) the Class A Note Balance, (b) the Class B Note Balance, (c) the Class C Note Balance, (d) the Class D Note Balance and (e) the Class E Note Balance. HOWEVER, for each payment date while a Restricting Event has occurred and is continuing, the Reserve Account Required Amount shall be equal to the sum of (i) the Reserve Account Required Amount on the preceding payment date after any additions to or withdrawals from the reserve account on that payment date and (ii) all amounts otherwise payable to the issuer on that payment date.

          RESTRICTING EVENT means the condition that exists on any payment date if: (i) a Delinquency Condition exists or (ii) an event of default pursuant to the indenture has occurred and is continuing.

          RETAINED INTEREST means, on the closing date, the Initial Aggregate Discounted Contract Balance less the outstanding principal balance of the notes. Thereafter, for each payment date prior to the repayment in full of each note, the ending Aggregate Discounted Contract Balance for the current payment date less the outstanding principal balance of the notes, after giving effect to all amounts paid on the current payment date. After the payment in full of all notes, the Discounted Contract Balance.

          SERVICER ADVANCE means an advance made for a contract by the servicer in accordance with Section 5.01 of the contribution and servicing agreement.

          VOTING RIGHTS means, the votes of class A-1 noteholders, measured by the amount then held by each of them of the Class A-1 Note Balance outstanding at that time. Once all class A-1 notes are no longer outstanding, "Voting Rights" means the votes of the class A-2 noteholders, measured by the amount then held by each of them of the Class A-2a Note Balance and the class A-2b Note Balance outstanding at that time. Once all class A-2 notes are no longer outstanding, "Voting Rights" means the votes of the class A-3 noteholders measured by the amount then held by each of them of the Class A-3a Note Balance and Class A-3b Note Balance outstanding at that time. Once all class A-3 notes are no longer outstanding, "Voting Rights" means the votes of class B noteholders, measured by the amount then held by each of them of the Class B-1 Note Balance and the Class B-2 Note Balance outstanding at that time. Once all class B notes are no longer outstanding, "Voting Rights" means the votes of the class C noteholders, measured by the amount then held by each of them of the Class C-1 Note Balance and the Class C-2 Note Balance outstanding at that time. Once all class C notes are no longer outstanding, "Voting Rights" means the votes of the class D noteholders, measured by the amount then held by each of them of the Class D-1 Note Balance and the Class D-2 Note Balance outstanding at that time. Once all class D notes are no longer outstanding, "Voting Rights" means the votes of the class E noteholders measured by the amount then held by each of them of the Class E-1 Note Balance and the Class E-2 Note Balance outstanding at that time.

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                                     S-178

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                                     S-179

PROSPECTUS                                                          MAY 12, 2003

                   Asset Backed Securities Issuable in Series

DVI RECEIVABLES CORP. VIII                           DVI FINANCIAL SERVICES INC.
    [Owner of] Issuer                                         Servicer

                             The Offered Securities

                  Our securities will be either notes or certificates issued either by us, DVI Receivables Corp. VIII, or by one or more subsidiaries that we may create. We will collateralize our securities with assets that the issuer of those securities owns. Our securities may be sold from time to time in one or more series. Each series of our securities may include one or more classes of securities. You can find information regarding the securities of a series and any classes of that series in a supplement to this prospectus.



                       THE UNDERWRITING OF THE SECURITIES

                  The underwriters described in the "Plan of Distribution"
section in this prospectus and in a prospectus supplement may use one or more different methods to offer our securities. These offerings are more fully described under the "Plan of Distribution" section in this prospectus and in the related prospectus supplement.

                  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DESCRIBED UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT ON PAGE S-8.

                  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS




RISK FACTORS..................................................................1

LOCATION OF GLOSSARY..........................................................1

THE SECURITIES................................................................1

THE TRUST PROPERTY............................................................1

USE OF PROCEEDS...............................................................3

INFORMATION ABOUT THE ISSUERS.................................................3

ABOUT US -- DVI RECEIVABLES CORP. VIII........................................3

INFORMATION ABOUT OUR PARENT -- DVI FINANCIAL SERVICES INC....................4

THE TRUSTEE...................................................................8

THE CONTRACTS.................................................................9

DESCRIPTION OF THE SECURITIES................................................10

DESCRIPTION OF THE PRINCIPAL TRANSACTION DOCUMENTS...........................12

LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS..................20

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................20

ERISA CONSIDERATIONS.........................................................20

PLAN OF DISTRIBUTION.........................................................21

LEGAL MATTERS................................................................22

FINANCIAL INFORMATION ABOUT US...............................................22

WHERE YOU CAN FIND MORE INFORMATION..........................................22

INCORPORATION OF DOCUMENTS BY REFERENCE......................................23

GLOSSARY.....................................................................23

                                  RISK FACTORS

         You should read and consider, among other things, the risks to holders of our securities described in the "Risk Factors" section of the prospectus supplement for your series of securities.

                              LOCATION OF GLOSSARY

         A glossary of the capitalized terms that we use can be found on the last page of this prospectus.

                                 THE SECURITIES

         DVI Financial Services Inc., a Delaware corporation, has formed us to help issue series and classes of securities described in this prospectus and each prospectus supplement. We or another issuer owned by us may also offer classes of securities that are not available to the general public. If we or one of our issuers offers a series of our securities by class, any single class of securities may:

         o be either senior or subordinate to the rights of one or more of the other classes of securities, and

         o differ from any other classes in terms of characteristics like timing of payments, rights to payment, amount of interest, principal payable, priority of payment or interest rate.

         None of the securities issued by us or any one of our issuers represent interests in or obligations of DVI Financial Services Inc. or any one of our affiliates (other than that issuer). If an issuer offers notes, those notes represent debt obligations of that issuer. If the securities are beneficial ownership certificates in a trust, then those certificates represent an ownership interest of a portion of that particular trust.

         Either we or, more likely, a special purpose entity that we form will issue our securities. If there are tax, accounting or other reasons why we are not the most appropriate entity to issue securities, then we will create a special purpose entity to issue one or more series of our securities. A special purpose entity can be a limited liability company, limited liability partnership, a trust, a partnership, a corporation or any other legal form of artificial person. We are a special purpose corporation. If we choose to create a separate entity to issue our securities, we will describe in the related prospectus supplement what form of special purpose entity that issuer has taken. If we form a separate entity to issue any securities related to the trust property for any series of securities, we or an affiliate of ours will transfer to that issuer all of our or that affiliate's rights in the trust property related to that series.

                               THE TRUST PROPERTY

         We refer to the property that collateralizes any series of our securities as the trust property for that series. The prospectus supplement for each series of securities will describe the trust property for that series. Our trust property will likely include:

         o        a pool of non-cancelable contracts (mostly leases and loans),

         o the monies payable under those contracts after a particular date,

         o our rights in the equipment which is leased, loaned or owned under those contracts,

         o amounts payable to us under any physical damage insurance policies for that equipment,

         o all of our proceeds from any disposition of equipment in which we may have a security interest,

         o all amounts held in one or more of the bank accounts created for each series of securities, and

         o all credit enhancement we arrange for that series of securities.

         Credit enhancement is any arrangement which enhances the likelihood that you will receive all payments owed to you as a securityholder. Credit enhancement of a pool of assets or any class of securities may include:

         o a financial guaranty insurance policy issued by an insurance company,

         o        subordination of one or more classes of securities,

         o        a reserve account,

         o        overcollateralization (the issuer's retained interest),

         o        a letter of credit,

         o        a standby loan commitment from a third party, or

         o        cash deposits, or other arrangements.

         Relative subordination of different classes of a series of securities also acts to enhance the creditworthiness of a class that gets paid before any other class of securities. Subordination enhances the creditworthiness of a more senior class of security because money which would be paid to the subordinate class is used first to pay the more senior class. If there is not enough money to fully pay both classes, securityholders of the later-paying, subordinate class will not receive all amounts owed to them on time. Furthermore, neither we nor any issuer can receive any money until all of the securityholders have received their timely payments of interest and principal. We refer to this subordination of an issuer's retained interest in the trust property as overcollateralization.

         Issuers affiliated with our parent corporation have tended in the past to establish a reserve account as credit enhancement. A reserve account is a bank account that an issuer opens at a financial institution that the issuer finds creditworthy. The issuer deposits money, either at the closing of the transaction or afterwards, into that reserve account to cover some or all future shortfalls on a security.

         No issuer originates contracts in its own name. Instead, a chain of agreements conveys the trust property to each issuer. First, a contribution and servicing agreement will be executed for each series. Under each contribution and servicing agreement, DVI Financial Services Inc. contributes all of its rights in the trust property to us. If we decide to establish a separate entity to issue a series of securities, we will then transfer our rights in the trust property in accordance with a subsequent contract transfer agreement. If either we or an issuer acquires some items of trust property from a direct or indirect affiliate of ours (other than DVI Financial Services Inc.), then either we or that issuer will execute a sale agreement to acquire those assets. Except for any ownership rights to the equipment, the trust property will always include all of the rights in the contracts and the equipment held by the issuer and the entity from which the issuer acquired the trust property. Finally, each issuer will sign an indenture, a pooling and trust agreement or some other similar type of contract in which that issuer will pledge the trust property to a trustee. That trustee holds that pledge and acts under that document for the benefit of securityholders.

                                 USE OF PROCEEDS

         Each issuer will apply proceeds from the sale of any series of securities to acquire the related trust property, including any credit enhancement.

                          INFORMATION ABOUT THE ISSUERS

         No issuer other than ourselves may engage in any activity other than:

         o acquiring, holding and managing the trust property related to any series of securities,

         o        issuing one or more series of securities,

         o arranging for payments to be made on the series of securities issued by it, and

         o engaging in other activities that are necessary, suitable or convenient to accomplish those activities.


                     ABOUT US -- DVI RECEIVABLES CORP. VIII

         DVI Receivables Corp. VIII is a corporation organized under the laws of the State of Delaware. We were formed in December 1998 by DVI Financial Services Inc., our parent. DVI Financial Services Inc. owns all of our outstanding stock. Like the issuers, our principal executive office is located at 2500 York Road, Jamison, Pennsylvania 18929. You can telephone us at (215) 488-5000.

         We must operate so that the bankruptcy or other insolvency of DVI Financial Services Inc. will not result in consolidation of either our assets and liabilities or those of any issuer with the assets and liabilities of DVI Financial Services Inc. However, we cannot assure you that a court, in a bankruptcy proceeding, will not order such a consolidation. To protect your interests by guarding against any such consolidation, each trustee, DVI Financial Services Inc., DVI Receivables Corp. VIII, each issuer and all securityholders must agree not to institute any bankruptcy, reorganization or other proceeding against either us or any issuer.

         The limitations imposed on our business activities may be altered only upon the unanimous vote of our stockholders and the unanimous affirmative vote of all of our directors, including each of our independent directors. An independent director is a person who is not a director, officer or employee of any direct or ultimate parent or affiliate of DVI Financial Services Inc. However, an independent director may serve in similar capacities for other special purpose entities affiliated with DVI Financial Services Inc. We will always have at least two independent directors. All of our directors must vote affirmatively before we can:

         o        begin a bankruptcy proceeding,

         o        merge,

         o        assume or incur any special debts, or

         o endanger the separateness of our legal identity from that of our parent.

         DVI Financial Services Inc. warrants in each contribution and servicing agreement that its transfer of the trust property to us is a valid transfer. In turn, we agree to take all actions that we need to perfect our ownership interest in the contracts. Nonetheless, DVI Financial Services Inc. or others could take the position at a later point in time that the transfer of contracts to us is a pledge, rather than a contribution of capital from a parent to a subsidiary. If this position were upheld in court, the result could adversely affect the trustee's ability to foreclose upon and sell the trust property for your benefit.

           INFORMATION ABOUT OUR PARENT -- DVI FINANCIAL SERVICES INC.

         DVI Financial Services Inc. is our parent company. It has its principal office and its servicing operations at 2500 York Road, Jamison, Pennsylvania 18929, and its telephone number is (215) 488-5000. DVI Financial Services Inc. is a wholly owned direct operating subsidiaries of DVI, Inc. On a consolidated basis, DVI Financial Services Inc. comprises the bulk of the assets of DVI, Inc. DVI, Inc. is also headquartered in Jamison, Pennsylvania, and its stock is traded on the New York Stock Exchange (symbol "DVI").

         DVI Financial Services Inc. provides financing for users of medical equipment. It primarily finances technologically advanced medical equipment such as computerized tomography, magnetic resonance imaging, nuclear medicine and radiation therapy systems. It also finances lower cost medical devices for a customer base that consists principally of outpatient healthcare providers, physicians and physician groups, hospitals and shared service providers.

         DVI Financial Services Inc. provides financing to its customers in transactions which, with various exceptions, take the form of direct financing leases and loans. Most of its equipment financing transactions have a term of approximately sixty months. In most cases, those transactions allow it to recover all the costs of acquiring and financing equipment during the initial term of the related contract.

         Two different groups of DVI Financial Services, Inc. finance two different types of equipment. DVI Financial Services Inc.'s Equipment Finance Group finances equipment ranging in cost from $250,000 to $3,000,000. DVI Financial Services Inc. finances smaller-ticket equipment that costs from $5,000 to $250,000 through its Vendor Finance Group.

DVI FINANCIAL SERVICES INC.'S CREDIT UNDERWRITING AND REVIEW PROCESS

         We refer to the person responsible for making the periodic rental or other payments as the obligor under any one of our contracts. An individual, a business or another type of organization may qualify as an obligor.

         DVI Financial Services Inc. has underwriting guidelines in place to analyze the creditworthiness and investment desirability of obligors. While seeking to identify financial performance requirements and criteria for potential obligors that reflect DVI Financial Services Inc.'s willingness to accept prudent levels of risk, these underwriting standards also remain flexible and evaluate individual credits in a manner which permit DVI Financial Services Inc. to consider mitigating factors.

         DVI Financial Services Inc. focuses its financing activity in the out-patient healthcare sector. This sector has many emerging businesses with a limited history, weak balance sheets and income performance. Meeting the challenges presented by lending to this industry requires a rigorous analysis credit and structuring discipline. Furthermore, most out-patient diagnostic facilities operate high cost equipment, such as magnetic resonance systems. These facilities tend to have a high proportion of fixed costs to total costs and, are thus dependent upon a steady flow of revenues.

         In its financing transactions with businesses in this sector, DVI Financial Services Inc. places significant reliance on the prospective obligor's expected future cash flow projections and the related underlying assumptions. Determining the validity of financial projections requires a detailed analysis of the business' projected expense levels and their reasonableness, as well as the anticipated patient volume for the particular modality. In each case, the detailed knowledge that the management of DVI Financial Services Inc. has of the industry is critical to understanding the reasonableness of these financial projections. Armed with that knowledge, DVI Financial Services Inc. also completes an in-depth analysis that includes a detailed write-up outlining the strengths and weaknesses of the proposed financing transaction before it either approves or declines a financing.

         For financing transactions involving an existing hospital, partnership or corporation, DVI Financial Services Inc. requires a detailed assessment of the prospective obligor's financial performance for at least two years plus any interim period. Transactions with start-ups, individuals, sole proprietorships and all physician controlled entities require the applicant to submit a business plan and a cash flow projection. DVI Financial Services Inc. then determines the candidate's capacity to service its financial obligations by reviewing that plan and the accompanying projection. If the applicant is an individual, DVI Financial Services Inc. also requires that a prospective obligor provide at least two prior years of tax returns and a current personal financial statement.

         For start-ups or relatively new operations, DVI Financial Services Inc. also looks at demographics of the area, the management team that will operate the center, the contracts that are already in place with other parties (such as those with a reputable radiology group) and the applicant's capitalization. DVI Financial Services Inc. believes that transactions with new entities or individual start-ups require a greater reliance upon market surveys that project patient volumes, reference checks that verify the reputation of the principals, analysis of the prospective obligor's anticipated composition of the receivables and evaluations of the applicant's billing and collecting capabilities.

         DVI Financial Services Inc. looks at the following factors when evaluating a potential financing transaction:

         o CASH FLOW. DVI Financial Services Inc. measures the cash available from the prospective obligor's operations to service that applicant's financial obligations. The cash flow must more than adequately meet the additional debt service requirements of the new financial obligation as well as any pre-existing liabilities. Generally, DVI Financial Services Inc. accepts a benchmark of 1.5 times debt service requirements.

         o LEVERAGE. To measure the prospective obligor's ability to withstand adversity, DVI Financial Services Inc. analyzes the ratio of the applicant's debt to tangible net worth. DVI Financial Services Inc. usually considers a ratio of 5:1 or lower indicative of a moderate level of financial obligations to net worth.

         o CURRENT RATIO. The Equipment Finance Group will also measure the ability of current assets to meet short-term obligations. DVI Financial Services Inc. believes that a ratio of 1.25 provides an acceptable measure of liquidity.

         o BALANCE SHEET AND INCOME STATEMENT TRENDS. Ideally, these factors will show an upward trend in the performance of the applicant's recent financial performance, but in any case must at least evidence profitability for the last two years and the most recent interim period. If the applicant shows fundamental strength in other areas of its balance sheet, income components and performance measurements, DVI Financial Services Inc. will consider a candidate that has nominal losses, with reasonable explanation, if those losses do not affect the "going concern" status of the business. The applicant's tax returns should reflect similar income and expense figures on the financial statements for the fiscal year. Cash flows should support the prospective obligor's existing short-term obligations and new financial obligations.

         o INDIVIDUAL TAX RETURNS. DVI Financial Services Inc. checks the tax returns of prospective obligors that are individuals to validate that individual's stated sources of income on the personal financial statement and verify that person's ability to service personal financial obligations. If the applicant is a sole proprietor, cash flow should provide an adequate cushion for the candidate's living expenses after debt service requirements, including any proposed financial obligations.

         o HOSPITAL ANALYSIS. If a hospital is either the obligor or the primary referral for a lessee, DVI Financial Services Inc. will perform a comparative analysis of key hospital operating ratios and other measures. The analysis examines the hospital's occupancy rate, payor mix and competitive features.

         In cases where the proposed financing transaction does not conform to all of the underwriting criteria, DVI Financial Services Inc. identifies methods to support that transaction without compromising credit or quality and risk. These methods include:

         o using covenants and restrictions which reinforce performance goals

         o limiting some activities that could diminish financial strength and affect repayment ability,

         o requesting additional collateral to support the contemplated transactions. This additional collateral could take the form of cash deposits, letters of credit, other assets of the principal obligor or third parties (subject to appraisal) and guaranties, and

         o conditioning credit approval on the completion of certain terms, documentation or other events before formal approval is granted.

         Due to the large size of DVI Financial Services Inc.'s financings with obligors, each transaction is analyzed and reviewed on its own merits. Pursuant to DVI Inc.'s policy, its Director of Credit has approval authority for all transactions up to $500,000. Its Vice President of Credit has approval authority for all transactions up to $750,000. The Chief Credit Officer -- U.S. has approval authority up to $1 million. The credit committee, which includes the above credit managers, the Chief Credit Officer of DVI Inc. and a member of the DVI Inc.'s board of directors, has approval authority for all transactions greater than $1 million. If a transaction causes aggregate customer exposure to exceed $3 million, it must receive credit committee approval, regardless of size.

         The underwriting criteria for DVI Financial Services Inc.'s Vendor Finance Group differ from the rest of DVI Financial Services Inc. The Vendor Finance Group tends to finance contracts related to equipment that have an original cost of less than $250,000. A simple credit application is completed by an applicant. The Vendor Finance Group analyzes applications for approval based upon the financial condition of that applicant as well as the credit score that a national credit reporting organization gave the applicant.

         The Vendor Finance Group has also established specific credit guidelines for hospitals, group practices and sole practitioners. Generally these guidelines require those prospective obligors to:

         o have been in business for a period of time ranging from a minimum of one year to over two years,

         o provide financial statements, corporate resolutions and appropriate purchase documents,

         o        provide proof of medical license,

         o        meet a minimum TRW credit report score requirements, and

         o        provide personal guarantees under certain circumstances.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

         Key members of DVI Financial Services Inc.'s credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent obligors. With guidance from management, the collection and/or sales departments immediately contact delinquent obligors. Due to the relatively small number of contracts in DVI Financial Services Inc.'s portfolio, the management of DVI Financial Services Inc. possesses a high degree of familiarity with virtually the entire obligor base. The Director of Portfolio Management personally administers a collection of large-balance delinquent accounts and severely delinquent accounts. Once it suspects that an obligor may experience problems in meeting its obligations, DVI Financial Services Inc. acts quickly to identify a new operator of the equipment in the event that the obligor defaults. Any repossessions are handled on an individual basis.

         The Vendor Finance Group handles collections and other servicing of contracts which it has originated. Its collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. For the accounts that are ten to thirty days past due, the Vendor Finance Group begins an active collection process. The process is initiated by telephone contact with the obligor, and a reminder notice is sent when the contract payment becomes fifteen days past due. When the payments are thirty-one days past due, the Vendor Finance Group sends a final notice letter. The Vendor Finance Group sends a demand letter for possession of the equipment when the payment is sixty-one to ninety days past due. Contracts that are more than ninety-one days past due are included on a watch list which is reviewed by senior management each month.

                                   THE TRUSTEE

         We will tell you in each prospectus supplement who the trustee for that series of securities will be. You should expect, however, that the trustee's liability for each series will be limited solely to its express obligations in the related transaction documents. The trustee also often acts as the custodian of the contracts. Usually the trustee fees are paid from funds in the related collection account before any payments to securityholders are made.

         We usually require the trustee for any of our securities not to resign or be removed until its successor has been appointed. A trustee may resign, however, for cause at any time by giving written notice to you and other persons. Securityholders may remove the trustee if some number of them agree to deliver written notice of their decision to the trustee and the related issuer. An issuer may also remove the trustee. If for any reason there is a vacancy in the office of trustee, the issuer, acting with the consent of at least a majority of the Voting Rights must quickly appoint a successor trustee. We usually require that any successor trustee meet similar financial and other qualifications as we required for the original trustee under that indenture, trust agreement or other transaction document. If a potential successor trustee does not accept our appointment within thirty days after we make it, either the outgoing trustee or any securityholder of an affected series may petition any court of competent jurisdiction for the appointment of a successor trustee. We will give you notice of each resignation and each removal of any trustee related to your security and each appointment of a successor trustee. Each notice that we send to you will tell you the name of the successor trustee and the address of its principal corporate trust office.

                                  THE CONTRACTS

DESCRIPTION OF THE POOL OF CONTRACTS FOR EACH SERIES OF SECURITIES

         Specific information about the contracts in the trust property for each series of securities may change with respect to each series that we issue. These changes could relate to, among other things, what kind of document the contracts are (i.e. leases, or loans or both), the distribution of contracts by equipment type or the then-current principal balance of the average contract. We can calculate the value in present day dollars of any contract or pool of contracts by multiplying each payment by a particular discount rate.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

         We will update the information about our delinquency, repossession and net loss experience with equipment finance contracts in each prospectus supplement. This information will likely include our experience with the equipment lease contracts in DVI Financial Services Inc.'s portfolio during specified periods, including contracts which may or may not meet the criteria for any trust property. You should be aware that no one can assure you that the future delinquency, repossession and net loss experience of any issuer's trust property will be comparable to the prior experience of DVI Financial Services Inc.'s total contract portfolio.

MATURITY AND PREPAYMENT CONSIDERATIONS

         Generally, DVI Financial Services Inc. does not own contracts under which the obligor has the right to prepay or otherwise terminate early its obligations under the contract. DVI Financial Services Inc. tries to discourage prepayments because each prepayment received will shorten the weighted average life of our related securities.

         Nonetheless, despite DVI Financial Services Inc.'s efforts, the rate of prepayments may be influenced by a variety of future economic, financial and other factors. In addition, if DVI Financial Services Inc. has the right to replace a contract which did not conform to the representations or warranties in the related contribution and servicing agreement but fails to do so, then DVI Financial Services Inc. must buy back that contract. You alone bear any reinvestment risks resulting from a faster or slower amortization of your security that results from prepayments.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         We or an issuer formed by us will issue securities on a series-by-series basis at various times. We designate securities issued at the same time by the same issuer as belonging to a particular series. Each series will be issued under either an indenture, a trust agreement or similar kind of transaction document. The following summaries, together with additional summaries under "DESCRIPTION OF THE PRINCIPAL TRANSACTION DOCUMENTS" below, describe all of the important terms and material provisions that are common to each series of securities. The summaries do not include all material information about each series of the securities. You will only find that information in the prospectus supplement related to that series of securities.

         The securities offered by this prospectus and the related prospectus supplements will be rated in one of the four highest rating categories by one or more organizations that are nationally recognized for their professional ability to rate the creditworthiness of securities.

         Each series or class of securities offered may have different interest rates. These rates can either be fixed or adjustable. Each prospectus supplement specifies the interest rate for each series or class of securities offered by that prospectus supplement, the initial interest rate and the method for determining subsequent changes to the interest rate.

GENERAL PAYMENT TERMS OF THE SECURITIES

         Securityholders will be entitled to receive payments on their securities on the dates specified in the related transaction documents. Dates of payment with respect to the securities can occur monthly, quarterly or semi-annually. We will describe the payment dates for each class and series in the prospectus supplement related to those securities.

         Only securityholders that the trustee believes held securities on the last business day of the period during which payments from contracts and other trust property are collected will be entitled to receive payments on the next succeeding payment date. The payment dates will be the same calendar day in each month; or, in the case of quarterly-pay securities, the same day in every third month; or in the case of semiannual-pay securities, the same day in every sixth month unless, in any of these cases, that day is not a business day. If any payment date does not fall on a business day, payments will be made on the next day that is a business day.

         Each payment date on the securities follows a period that we referred to as a collection period. For example, in the case of securities that have a monthly payment date, the collection period is usually, but not always, the calendar month preceding each payment date. For a specified period only, sometimes we allow an issuer to use some or all of the payments it collects to acquire more contracts or other trust property. Sometimes securityholders do not, and are not supposed to, receive any payments during this "ramp-up" period. On other occasions, we may allow an issuer to forestall the payment of principal for some specified time. This may result in an interest-only period, also commonly referred to as a revolving period, which would then probably be followed by a normal amortization period during which both principal and interest are paid. Conversely, we might allow an issuer only to pay principal for a while.

         In addition, the trustee may retain all or a portion of collected payments for a specified period. If the trustee temporarily holds these collections, it must invest them in securities that mature before that temporary period terminates. The Trustee's retention and temporary investment of these payments may be for the purposes of either:

         o slowing the amortization rate of the related securities relative to the underlying contracts' rent payment schedules, or

         o matching the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

         We usually do not guarantee, and we usually do not ask anyone else to guarantee, the securities of an issuer. Except for some possible forms of credit enhancement (such as the issuer's retained interest), neither the securities nor the underlying payments from the trust property will be guaranteed or insured by any governmental agency, governmental instrumentality, DVI Receivables Corp VIII, any affiliate of ours, DVI Financial Services Inc., any trustee or any person servicing, administering and monitoring the trust property. We will arrange for any credit enhancement on a series-by-series, or even class-by-class basis.

BOOK-ENTRY REGISTRATION; DEFINITIVE SECURITIES

         A series of securities may either be issued in book entry form or registered in each securityholder's own name. Registration of your securities in book-entry form may make it more difficult for you to sell your note to another investor. In most cases, you will only be able to transfer your security through The Depository Trust Company or The Depository Trust Company's participants. Your ability to pledge your note to someone who does not participate in The Depository Trust Company's system may be limited. Also, because trustees pay distributions on book entry securities to Cede & Co., as nominee of The Depository Trust Company, who in turn pays securityholders of record, you could experience some delays in receipt of your payments on your security.

REPORTS TO SECURITYHOLDERS

         On or prior to the payment date for each series, the servicer responsible for monitoring, servicing and administrating the trust property and payments from it will prepare and provide to the trustee of that series a periodic statement that sets forth certain data about that series's trust property. Usually, this statement contains data indicating the performance of the related contract pool as of the preceding collection period. The statement will also probably contain financial information related to the contracts during that period. These statements will likely present the following information:

         o the amount of the total payment for each class of securities on that payment date;

         o        the amount of principal payable on that payment date;

         o        the amount of interest payable on that payment date;

         o the aggregate amount of all outstanding principal for all contracts in that pool before and after that payment date;

         o the amount, if any, of fees owed to the servicer and any other persons to be paid from funds deposited in the collection account on a related payment date;

         o the aggregate purchase price for all contracts bought, if any, during that collection period;

         o the amount on deposit in any reserve account or the amount of coverage, under any other form of credit enhancement, such as a letter of credit or insurance policy, on that payment date; and

         o        any other amounts owed to the servicer.

         Each amount set forth in the first four bullet items with respect to the securities of any of our series will be expressed as a dollar amount. Each trustee will probably base its calculations regarding how to distribute money on each payment date on the information given by the servicer in each periodic servicer report. The trustee will also promptly forward this statement to each securityholder.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the servicer will provide, or cause to be provided, to the securityholders a statement containing the amounts described in the second and third bullet items above and paid to securityholders for that calendar year. The servicer will also deliver any other information required by applicable tax laws, for the purpose of the securityholders' preparation of federal income tax returns.

               DESCRIPTION OF THE PRINCIPAL TRANSACTION DOCUMENTS

         The following summary describes the more important provisions of the major transaction documents for each issuance of our securities. This summary is not complete, and you should read the prospectus supplement prepared for your series of securities to get all of the important information about your security. If you are interested in learning more about what these documents say, we filed forms of the contribution and servicing agreement, the subsequent contract transfer agreement, the indenture and the trust agreement as exhibits to this prospectus with the Securities and Exchange Commission. For more information about how you can review these filings, please read the "WHERE YOU CAN FIND MORE INFORMATION" section in this prospectus.

TRANSFER OF THE CONTRACTS UNDER A CONTRIBUTION AND SERVICING AGREEMENT, A SALE AGREEMENT OR A SUBSEQUENT CONTRACT TRANSFER AGREEMENT

         Each contribution and servicing agreement prescribes how DVI Financial Services Inc. may contribute contracts and other trust property to us. In some instances, either we or the issuer may receive the contracts from a direct or indirect affiliate of ours under a sale agreement. Any sale agreement will be substantially in the form of the contribution and servicing agreement. If we have received trust property and we are not going to be the issuer related to that trust property, we will then transfer that trust property that we receive to the appropriate issuer in accordance with a subsequent contract transfer agreement. Each issuer will then pledge all of its right, title and interest in and under that trust property to a trustee under either an indenture, a pooling and trust agreement or other similar contract. Any trustee acts on behalf of the securityholders of securities pledged to it. We will describe to you all of the more important obligations of the parties under the major transaction documents for each series in the related prospectus supplement.

THE TRANSACTIONAL BANK ACCOUNTS

         Each servicer will establish and maintain one or more bank accounts and instruct obligors to send their contract payments to those accounts. Each of these accounts acts as a lock box, preventing money owed to noteholders from being improperly delivered or diverted. The trustee for each series will transfer the amounts collected in the lockbox account to the corresponding collection account every few days. Each series will have its own lockbox account. The issuer will make sure that each lockbox account will be in the name of the trustee for that series.

         Each trustee will, if required for its series, also open a reserve account and a distribution account, in either case for the benefit of securityholders. Future series may also have additional bank accounts to serve as more credit enhancement to make the securities more attractive to prospective securityholders.

         For any series of securities, the related trustee will invest all of the funds in the collection account, any distribution account, any reserve account and any other similar kinds of accounts in investments that are rated at least as high as that series of our securities. Except for funds from a reserve account, eligible investments must be obligations or securities that mature not later than the business day immediately preceding the next payment date of that series. We usually permit funds from any reserve account to be invested in securities that may not mature before the next payment date. Because reserve account deposits can be invested in securities that have a longer maturity date, the amount of cash in a reserve account may at any time may be less than the balance of that reserve account. If the amount required to be withdrawn from any reserve account to cover payment shortfalls is more than the cash on deposit in that reserve account, you may not receive all payments owed you on a payment date. This delay in payments will also probably increase the life of that series of securities. Our transactions usually require that the trustee deposit all investment earnings that matured during each collection period in the related collection account, net of any losses and investment expenses. On each payment date the trustee should view these earnings as collections from contracts and pay them out accordingly.

         Each bank account that is a trust account is opened for use in a transaction involving the securities will be either:

         o a segregated account with an institution of a particular quality and investment grade creditworthiness,

         o a segregated trust account with the corporate trust department of a United States depository institution or

         o any domestic branch of a foreign bank that has corporate trust powers and is acting as trustee for funds deposited in that account.

         The kind of institution eligible to hold the transaction accounts as segregated accounts are either:

         o the corporate trust department of the related trustee for that particular series of securities;

         o a depository institution organized under the laws of the United States, any state or the District of Columbia, or any domestic branch of a foreign bank, which has either

                  - a long-term unsecured debt rating acceptable to the rating agencies that are rating that series or

                  - a short-term unsecured debt rating or certificate of deposit rating acceptable to those rating agencies; or

         o the parent corporation of that trustee, depository institution or branch office has either:

                  - a long-term unsecured debt rating acceptable to the rating agencies rating the securities or

                  - a short-term unsecured debt rating or certificate of deposit rating acceptable to those rating agencies, and

                  - whose deposits are insured by the Federal Deposit Insurance Corporation.

         To the extent that the unsecured debt ratings of DVI Financial Services Inc. are acceptable to the rating agencies, amounts deposited in any of these accounts may be commingled with the general account moneys of DVI Financial Services Inc. We will not allow DVI Financial Services Inc. to have rights to so commingle moneys unless we tell you about it in the related prospectus statement.

THE SERVICING PROCEDURE

         The initial servicer for each series of our securities issued by any affiliate of ours has always been DVI Financial Services Inc. We expect DVI Financial Services Inc. to be the servicer under each contribution and servicing agreement that we are a party to. Regardless of who acts as servicer, each servicer must make reasonable efforts to collect all payments due and owing on each contract that comprises the related trust property. We will require each servicer of our transactions to be as diligent in collecting payments for our transactions as that servicer is with each other contract that it services for itself and other third parties.

         Our transactions will permit each servicer, in its discretion and on a case-by-case basis, to arrange with an obligor on a contract the extension or modification of that contract's payment schedule if the servicer, in its professional judgment, thinks that obligor will make good its payments some time in the near future. Some of these arrangements made by a servicer (including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the related securities) may result in the servicer purchasing a defaulted contract from the trust property. We will also allow the servicer to sell any equipment related to a Defaulted Contract at a public or private sale, or take any other action permitted by applicable law, to try to recoup or at least minimize the loss of payments to securityholders caused by these defaults. After payment of some fees and expenses incurred in the foreclosure process, the servicer must deposit into the related collection account the cash, if any, collected from the disposition and other enforcement of each Defaulted Contract.

PAYMENTS BY THE SERVICER

         All payments on contracts, from whatever source, and all proceeds of the contracts collected by each servicer during each collection period will either be remitted to the related trustee or be deposited into the related collection account. Except in unusual circumstances, each servicer must either remit or deposit those amounts into that collection account within two business days of the servicer's receipt of that money. If the rating agencies for the related series of securities permit, all deposits of cash collected during a particular collection period need only be made into the collection account two business days prior to the related payment date. Pending deposit into the related collection account, collections may be invested by a servicer at its own risk and for its own benefit. These investments are not usually required to be segregated from other investments of the servicer's. This commingling of investments could delay the timely return of the funds invested by the servicer into the collection account. This delay could cause shortfalls in payments to you on your securities.

SERVICING COMPENSATION

         On each payment date we pay the related servicer a fee for the work it did during the preceding collection period. This servicing fee is usually an amount equal to the product of (i) one-twelfth, (ii) a specified percentage (determined on a series-by-series basis) per annum and (iii) the aggregate Discounted Contract balance of all contracts in the related pool as of the beginning of the previous collection period. We pay this fee to the servicer from funds in the related collection account, together with any portion of the servicing fee that did not get paid on prior payment dates. Furthermore, we usually pay this fee before making payments to you and the other securityholders.

         To earn its servicing fee, the servicer performs the functions of a third party servicer of similar trust property as an agent for the securityholders of that series. These functions include collecting and posting all payments, responding to obligors' inquiries, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collection and disposition of defaults and policing the contracts and other trust property. The servicing fee also compensates a servicer for administering the contracts, accounting for collections and furnishing any required statements to the trustee about distributions. We also intend that the servicing fee reimburse the servicer for various taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the contracts.

         As another part of its compensation, each servicer keeps any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law and paid under the contracts. Each servicer is also entitled to reimbursement for certain liabilities. The servicer allocates payments by or on behalf of obligors to scheduled payments, late fees and other charges in accordance with that servicer's normal practices and procedures.

DISTRIBUTIONS ON THE SECURITIES

         On or prior to each series' payment date, the related servicer must provide the applicable trustee with a statement setting forth some data about the contracts and other trust property as of the close of business on the last day of the preceding related collection period. You should refer to the section of this prospectus entitled "REPORTS TO SECURITYHOLDERS" for further information about these periodic reports from the servicer and the trustee. Based largely on the data in this periodic servicer report, the trustee will calculate what amount to distribute, and whom to pay, from the collection account. On each payment date for that series, the trustee will distribute payments of principal and interest, on each class or series to the related securityholders entitled to those payments. We may also vary the timing, calculation, allocation, order, source, priorities of and requirements for each class of each series of securities. On the payment date for each series of securities, the trustee will transfer collections on the related contracts from the collection account to any applicable distribution account for distribution to the related securityholders. Credit enhancement, such as money on deposit in a reserve account, may or may not be available to cover any shortfalls in the amount available for distribution on that payment date.

THE CREDIT ENHANCEMENT

         We may or may not arrange for any security to have some form of credit enhancement. Furthermore, each class within a series of securities that has credit enhancement may have different amounts, types and providers of credit enhancement. We do not expect that any credit enhancement for any class of securities will provide protection against all risks of loss or guarantee timely payment of all principal and interest on that claim of securities. If losses occur which exceed the amount covered by the available credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies. In addition, securityholders of any credit-enhanced series are subject to the risk that the amounts made available by that credit enhancement will be exhausted by the prior claims of other securityholders entitled to that same source of enhancement.

RESIGNATION, LIABILITY AND MERGER OF SERVICER

         Each contribution and servicing agreement provides that the servicer may not resign from its obligations and duties except in connection with either a permitted assignment under that agreement or upon determination that the servicer's performance of its duties have somehow become illegal. No resignation of a servicer is effective until the related trustee or a successor servicer has assumed the original servicer's obligations and duties under that contribution and servicing agreement.

         Each contribution and servicing agreement also provides that neither the servicer nor any of its directors, officers, employees or agents will be liable to the related issuer, trustee or securityholder for any action taken or not taken in good faith pursuant to the terms of that agreement. Nonetheless, no one is protected from liability for its own breach of any representation or any warranty contained in the related contribution and servicing agreement. The servicer or any of its directors, officers, employees or agents are also exposed to liability arising by reason of willful misfeasance, bad faith or gross negligence in the performance of any of their duties or by reason of reckless disregard of their obligations and duties under that agreement.

         Each contribution and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under that agreement and that, in such servicer's opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of its contribution and servicing agreement related to it, the rights and duties of the parties to or the interests of the securityholders under that agreement.

         The parties to each contribution and servicing agreement will agree to view any corporation or other entity into which the servicer may be merged or consolidated, which results from any merger or consolidation to which the servicer is a party or which succeeds to the business of the servicer, as the successor servicer if the new entity agrees to assume the servicer's duties under that agreement and meets other qualifications.

SERVICER DEFAULTS

         A servicer default occurs if either:

         o the servicer fails to deliver to the related trustee any required payment or to direct that trustee to make any required distributions, if either failure continues unremedied for a period of time;

         o the servicer materially breaches any other covenant or agreement in its contribution and servicing agreement, if that failure materially and adversely affects the rights of the related securityholders. However, to constitute a servicer default, that failure must go unremedied for a period of thirty days after either the servicer becomes aware of that failure or someone gives written notice of that failure to the servicer or to us; or

         o an insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer occurs or the servicer indicates its insolvency, need to reorganize, or inability to pay its obligations in a bankruptcy proceeding or other similar actions.

RIGHTS UPON A SERVICER DEFAULT

         As long as a servicer default under a contribution and servicing agreement remains unremedied, the related trustee, upon the request of more than 66-2/3% of the Voting Rights, must terminate all of the servicer's rights and obligations, if any, under that agreement. That trustee must then either quickly appoint a successor servicer or assume all the responsibilities, duties and liabilities of the servicer. Our transaction documents will require that any appointed successor trustee have a net worth of at least $15,000,000. We also like to appoint as successor servicer only those persons whose regular business includes the servicing of a similar type of equipment loans or leases. Our transactions will pay any successor servicer similar compensation arrangements as the initial servicer was entitled to under the related contribution and servicing agreement unless that compensation is determined to be less than the current market rate. If, however, a bankruptcy trustee or similar official has been appointed to act as the servicer, and no servicer default other than that appointment has occurred, that bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from making this kind of transfer of servicing duties. In the event that the trustee is unwilling or unable to transfer those servicing duties, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer.

EVENTS OF DEFAULT UNDER THE TRANSACTION DOCUMENTS

         Events that cause defaults for a series of securities also permit the trustee to engage in special procedures in an attempt to protect the investments of securityholders. Although this may not be true for each series or even each class of securities, we expect to permit at least a majority of the Voting Rights of any affected series to waive any default caused by DVI Financial Services Inc., DVI Receivables Corp. VIII or the related issuer in the performance of any of their respective obligations. The only defaults that we usually do not allow securityholders to waive are:

         o a default in making any required deposits to or payments from any of the accounts or

         o a default concerning a covenant or provision which cannot be modified or amended without the consent of each holder of an affected outstanding security.

         No waiver changes the securityholders' rights regarding future defaults.

AMENDMENT OF THE TRANSACTION DOCUMENTS

         The transaction documents for each series of securities can be amended if the parties to the document in question sign a written amendment. Although this may change for any particular series, we expect to allow parties to any transaction document to amend that document without the consent of the related securityholders, if the purpose of the amendment is any of the following:

         o to add any provisions to, to change in any manner or to eliminate any of the provisions of a transaction document, or to modify rights of securityholders, as long as attorneys approved by the trustee opine in writing that the amendment will not materially and adversely affect the interests of the securityholders,

         o to make any change needed to comply with applicable laws, rules or regulations, or

         o for the purpose of issuing other classes of securities in accordance with the express terms of the applicable document for that transaction.

         The parties to a transaction document may amend that document with the consent of at least a majority of the Voting Rights of those securities, for the purpose of:

         o        adding any provisions to that document,

         o changing or eliminating any of the provisions of that document, or

         o        otherwise modifying the securityholders' rights.

         Despite this, the consent of all securityholders of the affected series will be required to make any amendment that:

         o changes the amount, accelerates or delays the timing of collections of either contract payments or distributions made for securityholders' benefit,

         o reduces the required percentage of securityholders for a series needed to consent to any amendment,

         o releases any of the trust property from the lien of the indenture, trust agreement or other applicable transaction document or modifies sections of an important transaction document.

TERMINATION OF THE TRANSACTION DOCUMENTS

         The obligations of the servicer, the trustee, DVI Financial Services Inc., DVI Receivables Corp. VIII and any issuer of a series of securities terminate after the related issuer pays either the amounts received upon liquidation of the latest-maturing contract in the related trust property or all of the amounts that it owes to the related securityholders. Any series may have circumstances under which issuer can prepay the principal amount of those securities. If an issuer prepays an entire series of the securities, it will purchase the trust property for that series at a price equal to the entire outstanding principal balance of those securities together with their accrued interest at the applicable interest rate. The issuer will also redeem all outstanding securities of the related class or series that we prepay concurrently with the distribution to the related securityholders of all amounts owed them. Any prepayment that an issuer makes may affect the prepayment of the other classes in that series.

           LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

         Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to "true leases." A true lease is a lease where the lessor has the benefits and burdens of ownership of the leased equipment, as opposed to a so-called "finance lease" where the lessee has the right to buy the leased equipment at a bargain price. Article 2A purports to codify many provisions of existing common law on leasing. Although there have been few court decisions interpreting Article 2A, Article 2A may, among other things,

         o        limit enforceability of any unconscionable lease or provision,

         o provide a lessee with remedies, including the right to cancel the lease for any breach or default by the lessor, and

         o may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee."

         We do not anticipate, but can not assure you, that Article 2A will materially and adversely affect payment to securityholders. First, Article 2A recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Second, Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law. Lastly, DVI Financial Services Inc. will represent in each contribution and servicing agreement that, to the best of its knowledge, no contract is a "consumer lease" and no obligor has failed to accept, to inspect, or to test the equipment leased to it.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Each class or series of securities may have different anticipated material federal income tax considerations relevant to the purchase, ownership and disposition of those securities. You should read the section of the prospectus supplement for your series that discusses possible tax consequences applicable to your security.

                              ERISA CONSIDERATIONS

         We will summarize in the prospectus supplement for each series considerations under ERISA relevant to the purchase of that series by employee benefit plans and individual retirement accounts. You should familiarize yourself with these sections.

                              PLAN OF DISTRIBUTION

         The securities will be offered in series through one or more methods, including either firm commitment or best efforts underwriting and competitive bidding. The prospectus supplement prepared for each series will describe how the underwriters are offering that series of securities, the public offering or the purchase price of those securities and the net proceeds that we will receive from the sale.

         If underwriters are used in any sale of securities, and if the underwriting is not on a best efforts basis, then the underwriters will acquire those securities for their own account and then may resell them from time to time. These resales may occur in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices. The resale transaction parties may negotiate any price determined either at the time of sale or at the time of commitment.

         If the underwriters for any resale of securities are broker-dealers affiliated with us, their identities and relationships to DVI Receivables Corp. VIII will be described in the related prospectus supplement. The cover of each prospectus supplement will also tell you who are the managing underwriter or underwriters of a particular series and who are the members of the underwriting syndicate, if any.

         In connection with a sale of the securities, either we, the issuer, DVI Financial Services Inc. or purchasing securityholders may compensate underwriters in the form of discounts, concessions or commissions. Also, a court could deem underwriters and dealers participating in any distribution of securities to be underwriters in connection with those securities. Any discounts or commissions received from us or the related issuer, by those persons deemed underwriters, and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Each prospectus supplement will describe any compensation paid by us to the underwriters.

         We expect each underwriting agreement pertaining to the sale of any series of securities to require that:

         o the obligations of the underwriters will be subject to several conditions precedent,

         o if the underwriting is not on a best efforts basis, the underwriters will be obligated to purchase all of the securities if any are purchased, and

         o in limited circumstances, we will either indemnify the underwriters and the underwriters will indemnify us against customary civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of such indemnity.


         Each prospectus supplement that offers securities by placements through dealers will contain information about the nature of the offering and any agreements to be entered into between us and purchasers of securities of that series.

         We expect to sell the securities offered by this prospectus primarily to institutional investors. Depending on the facts and circumstances of these purchases, a court may decide that purchasers of securities, including dealers, are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by those purchasers of securities. Prospective securityholders should consult their legal advisors about this possibility prior to reselling or otherwise transferring the securities.

                                  LEGAL MATTERS

         DVI's general counsel and Thacher Proffitt & Wood, New York, New York, special counsel to the underwriters, will pass upon some of the more important legal matters relating to the issuance of the securities.

                         FINANCIAL INFORMATION ABOUT US

         We have determined that our financial statements are not material to the offering made by this prospectus. However, we will give any prospective purchaser who asks to review our financial information a copy of the most recent financial statements of DVI Financial Services Inc., our parent. See the section of this prospectus entitled "Descriptions of the Securities - Reports to Securityholders" for more information about these reports. In addition, prospectus supplements may contain the financial statements of any provider of material credit enhancement for the securities offered by that prospective supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the related documents we mention here and in those exhibits. We have filed copies of these exhibits at the Securities and Exchange Commission's offices in Washington, D.C. You may obtain those exhibits at rates prescribed by that Commission. You could also inspect those exhibits without charge at the Commission's offices.

         We have filed a registration statement with the Securities and Exchange Commission regarding the securities offered by this prospectus. For further information, you should refer to the registration statement which is available for inspection without charge at either the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 or the Commission's regional offices at 233 Broadway, Woolworth Building, 13th floor, New York, New York 10279 and at the Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can obtain copies of the registration statement from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         We have not authorized anyone to give any information or to make any representation other than those contained in this prospectus and any related prospectus supplement. If anybody attempts to give you additional information, you must not rely on it while making your investment or your purchasing decisions. Neither this prospectus nor any related prospectus supplement constitute either an offer to sell or a solicitation of an offer to buy any securities other than the securities we offer in this prospectus. We do not intend that either this prospectus or any prospectus supplement constitute an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. You should not interpret the delivery of this prospectus at any time to imply that the information in this prospectus is correct as of any time subsequent to its date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         Either we or DVI Financial Services Inc. may file documents on behalf of an issuer relating to any series of securities referred to in the accompanying prospectus supplement with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents may be filed after the date of this prospectus and prior to the termination of any offering of the related securities. You should consider any documents filed in this way to be incorporated by reference into this prospectus and the related prospectus supplement. Any court construing this prospectus will likely consider those documents to be a part of this prospectus and the related prospectus supplement from the respective dates of filing of those documents. Any statement contained here or in another document which is incorporated or deemed to be incorporated by reference here modifies or supersedes this prospectus and the related prospectus supplement to the extent that a statement contained here (or in any other subsequently filed document which also is deemed to be incorporated by reference) modifies or supersedes that statement. Any statement that is either modified or superseded in this way shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement.

                                    GLOSSARY

         When a term in this prospectus begins with a capital letter, it has the meaning described below:

         A DEFAULTED CONTRACT is a contract in the trust property that has either:

         o        a very late payment (i.e., 180 days) still outstanding,

         o a late payment and the servicer fails to advance money in lieu of that payment because the servicer did not believe that obligor will make good on all of that payment,

         o an obligor that rejected the contract in a bankruptcy proceeding, or

         o if the contract involves a loan to a lessor, a lessor that rejected the lease collateralizing that loan.

         The Discounted Contract Balance is the sum of all then-outstanding scheduled payments due on a contract, with each future payment multiplied by the discount rate that we select to express the value of that future payment in present-day dollars.

         The Voting Rights are, for each class of securities, all of the securityholders of that class necessary to represent the entire principal balance then-outstanding for that class.

                           DVI RECEIVABLES CORP. VIII


                                   REGISTRANT


                   ASSET-BACKED SECURITIES ISSUABLE IN SERIES


                    ________________________________________


                              PROSPECTUS SUPPLEMENT


                               DATED MAY ___, 2003


                              ____________________

MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
                                                   [NOMURA LOGO GRAPHIC OMITTED]
                       (underwriters of the class A notes)

MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
  (underwriters of the class B notes, the class C notes and the class D notes)


Until ninety days after May __, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.